                                                                   Exhibit 10.1




                       AMENDED AND RESTATED CREDIT AGREEMENT

                                       among

                             BIG FLOWER HOLDINGS, INC.,
                                  as a GUARANTOR,

                          BIG FLOWER PRESS HOLDINGS, INC.,
                                  as a GUARANTOR,

                              VARIOUS SUBSIDIARIES OF
                          BIG FLOWER PRESS HOLDINGS, INC.,
                                   as BORROWERS,

                                   VARIOUS BANKS,

                            BANK OF AMERICA NT & SA AND
                                THE INDUSTRIAL BANK
                                 OF JAPAN, LIMITED,
                                   as CO-AGENTS,

                            CREDIT SUISSE FIRST BOSTON,
                              as DOCUMENTATION AGENT,

                                        and

                               BANKERS TRUST COMPANY,
                              as ADMINISTRATIVE AGENT

                    -------------------------------------------

                             Dated as of June 12, 1997
                                        and
                      Amended and Restated as of June 22, 1998

                    -------------------------------------------


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                                  TABLE OF CONTENTS
                                                                            PAGE

SECTION 1.  Amount and Terms of Credit . . . . . . . . . . . . . . . . . . .   1

          1.01  The Commitments. . . . . . . . . . . . . . . . . . . . . . .   1
          1.02  Minimum Amount of Each Borrowing . . . . . . . . . . . . . .   5
          1.03  Notice of Borrowing. . . . . . . . . . . . . . . . . . . . .   5
          1.04  Disbursement of Funds. . . . . . . . . . . . . . . . . . . .   6
          1.05  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
          1.06  Conversions. . . . . . . . . . . . . . . . . . . . . . . . .   9
          1.07  Pro Rata Borrowings. . . . . . . . . . . . . . . . . . . . .  10
          1.08  Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  10
          1.09  Interest Periods . . . . . . . . . . . . . . . . . . . . . .  11
          1.10  Increased Costs, Illegality, etc . . . . . . . . . . . . . .  12
          1.11  Compensation . . . . . . . . . . . . . . . . . . . . . . . .  15
          1.12  Change of Lending Office . . . . . . . . . . . . . . . . . .  16
          1.13  Replacement of Banks . . . . . . . . . . . . . . . . . . . .  16
          1.14  European Monetary Union. . . . . . . . . . . . . . . . . . .  18

SECTION 2.  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . .  21

          2.01  Letters of Credit. . . . . . . . . . . . . . . . . . . . . .  21
          2.02  Minimum Stated Amount. . . . . . . . . . . . . . . . . . . .  23
          2.03  Letter of Credit Requests. . . . . . . . . . . . . . . . . .  23
          2.04  Letter of Credit Participations. . . . . . . . . . . . . . .  23
          2.05  Agreement to Repay Letter of Credit Drawings . . . . . . . .  26
          2.06  Increased Costs. . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment. . . . . .  28

          3.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
          3.02  Voluntary Termination of Unutilized Commitments. . . . . . .  30
          3.03  Mandatory Reduction of Commitments . . . . . . . . . . . . .  30

SECTION 4.  Prepayments; Payments; Taxes . . . . . . . . . . . . . . . . . .  31

          4.01  Voluntary Prepayments. . . . . . . . . . . . . . . . . . . .  31
          4.02  Mandatory Repayments and Cash Collateralizations . . . . . .  32
          4.03  Method and Place of Payment. . . . . . . . . . . . . . . . .  34
          4.04  Net Payments; Taxes. . . . . . . . . . . . . . . . . . . . .  34

SECTION 5.  Conditions Precedent to Restatement Effective Date and Credit
          Events.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

          5.01  Conditions Precedent to Restatement Effective Date and
               Initial Credit Events . . . . . . . . . . . . . . . . . . . .  37



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          5.02  Conditions Precedent to All Credit Events. . . . . . . . . .  41

SECTION 6.  Conditions Precedent to Designation of Borrowers . . . . . . . .  42

SECTION 7.  Representations and Warranties . . . . . . . . . . . . . . . . .  43

          7.01  Company Status . . . . . . . . . . . . . . . . . . . . . . .  43
          7.02  Company Power and Authority. . . . . . . . . . . . . . . . .  43
          7.03  No Violation . . . . . . . . . . . . . . . . . . . . . . . .  44
          7.04  Governmental Approvals . . . . . . . . . . . . . . . . . . .  44
          7.05  Financial Statements; Financial Condition; Undisclosed
               Liabilities; Projections; etc . . . . . . . . . . . . . . . .  44
          7.06  Litigation . . . . . . . . . . . . . . . . . . . . . . . . .  45
          7.07  True and Complete Disclosure . . . . . . . . . . . . . . . .  45
          7.08  Use of Proceeds; Margin Regulations. . . . . . . . . . . . .  46
          7.09  Tax Returns and Payments . . . . . . . . . . . . . . . . . .  46
          7.10  Compliance with ERISA. . . . . . . . . . . . . . . . . . . .  47
          7.11  Pledge and Security Agreement. . . . . . . . . . . . . . . .  48
          7.12  Representations and Warranties in Documents. . . . . . . . .  48
          7.13  Properties . . . . . . . . . . . . . . . . . . . . . . . . .  48
          7.14  Capitalization . . . . . . . . . . . . . . . . . . . . . . .  48
          7.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .  49
          7.16  Compliance with Statutes, etc. . . . . . . . . . . . . . . .  49
          7.17  Investment Company Act . . . . . . . . . . . . . . . . . . .  49
          7.18  Public Utility Holding Company Act . . . . . . . . . . . . .  49
          7.19  Environmental Matters. . . . . . . . . . . . . . . . . . . .  49
          7.20  Labor Relations. . . . . . . . . . . . . . . . . . . . . . .  50
          7.21  Patents, Licenses, Franchises and Formulas . . . . . . . . .  50
          7.22  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  51
          7.23  Transaction. . . . . . . . . . . . . . . . . . . . . . . . .  51
          7.24  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .  51
          7.25  Treatment of Certain Extensions of Credit Under Indentures .  51
          7.26  Special Purpose Corporation. . . . . . . . . . . . . . . . .  51

SECTION 8.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . .  52

          8.01  Information Covenants. . . . . . . . . . . . . . . . . . . .  52
          8.02  Books, Records and Inspections . . . . . . . . . . . . . . .  55
          8.03  Maintenance of Property; Insurance . . . . . . . . . . . . .  55
          8.04  Corporate Franchises . . . . . . . . . . . . . . . . . . . .  56
          8.05  Compliance with Statutes, etc. . . . . . . . . . . . . . . .  56
          8.06  Compliance with Environmental Laws . . . . . . . . . . . . .  56
          8.07  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
          8.08  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . .  58
          8.09  Performance of Obligations . . . . . . . . . . . . . . . . .  58
          8.10  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . .  58
          8.11  Additional Security; Further Assurances. . . . . . . . . . .  58
          8.12  Ownership of Subsidiaries. . . . . . . . . . . . . . . . . .  59
          8.13  Permitted Acquisitions . . . . . . . . . . . . . . . . . . .  59
          8.14  Maintenance of Corporate Separateness. . . . . . . . . . . .  61



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          8.15  Foreign Subsidiaries Security. . . . . . . . . . . . . . . .  61
          8.16  Certain Provisions with Respect to Receivables Facility. . .  62
          8.17  Margin Stock . . . . . . . . . . . . . . . . . . . . . . . .  62

SECTION 9.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . . .  63

          9.01  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
          9.02  Consolidation, Merger, Purchase or Sale of Assets, etc . . .  66
          9.03  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . .  68
          9.04  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  71
          9.05  Investments; etc . . . . . . . . . . . . . . . . . . . . . .  73
          9.06  Transactions with Affiliates and Unrestricted Subsidiaries .  76
          9.07  Capital Expenditures . . . . . . . . . . . . . . . . . . . .  78
          9.08  Consolidated Net Interest Coverage Ratio . . . . . . . . . .  78
          9.09  Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . .  78
          9.10  Limitation on Modifications of and Payments on Indebtedness
               and Preferred Stock; Modifications of Certificate of
               Incorporation, By-Laws and Certain Other Agreements . . . . .  78
          9.11  Limitation on Creation or Acquisition of Subsidiaries and
               Unrestricted Subsidiaries . . . . . . . . . . . . . . . . . .  79
          9.12  Limitation on Issuance of Capital Stock. . . . . . . . . . .  80
          9.13  Business . . . . . . . . . . . . . . . . . . . . . . . . . .  81
          9.14  Limitation on Certain Restrictions on Subsidiaries . . . . .  82
          9.15  Limitation on Receivables Subsidiary and Receivables
               Facility. . . . . . . . . . . . . . . . . . . . . . . . . . .  82

SECTION 10.  Events of Default . . . . . . . . . . . . . . . . . . . . . . .  83

          10.01  Payments. . . . . . . . . . . . . . . . . . . . . . . . . .  83
          10.02  Representations, etc. . . . . . . . . . . . . . . . . . . .  83
          10.03  Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  83
          10.04  Default Under Other Agreements. . . . . . . . . . . . . . .  83
          10.05  Bankruptcy, etc . . . . . . . . . . . . . . . . . . . . . .  84
          10.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
          10.07  Security Documents. . . . . . . . . . . . . . . . . . . . .  84
          10.08  Guarantees. . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.09  Judgments . . . . . . . . . . . . . . . . . . . . . . . . .  85
          10.10  Change of Control . . . . . . . . . . . . . . . . . . . . .  85
          10.11  Receivables Facility. . . . . . . . . . . . . . . . . . . .  85
          10.12  Operations of BF Trust. . . . . . . . . . . . . . . . . . .  85

SECTION 11. Definitions and Accounting Terms . . . . . . . . . . . . . . . .  86

          11.01  Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  86

SECTION 12.  The Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . 131

          12.01  Appointment . . . . . . . . . . . . . . . . . . . . . . . . 131
          12.02  Nature of Duties. . . . . . . . . . . . . . . . . . . . . . 131
          12.03  Lack of Reliance on the Agent, the Documentation Agent and
               the Co-Agents . . . . . . . . . . . . . . . . . . . . . . . . 131

          12.04  Certain Rights of the Agent, the Documentation Agent and
               the Co-Agents . . . . . . . . . . . . . . . . . . . . . . . . 132
          12.05  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . 132
          12.06  Indemnification . . . . . . . . . . . . . . . . . . . . . . 132
          12.07  The Agent, Documentation Agent and the Co-Agents in their
               Individual Capacities . . . . . . . . . . . . . . . . . . . . 133
          12.08  Holders . . . . . . . . . . . . . . . . . . . . . . . . . . 133
          12.09  Resignation by the Agent, Documentation Agent and the
               Co-Agents . . . . . . . . . . . . . . . . . . . . . . . . . . 133

SECTION 13.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . 134

          13.01  Payment of Expenses, etc. . . . . . . . . . . . . . . . . . 134
          13.02  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . 135
          13.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 135
          13.04  Benefit of Agreement. . . . . . . . . . . . . . . . . . . . 136
          13.05  No Waiver Remedies Cumulative . . . . . . . . . . . . . . . 138
          13.06  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . 138
          13.07  Calculations; Computations. . . . . . . . . . . . . . . . . 139
          13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
               OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . 140
          13.09  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 140
          13.10  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . 141
          13.11  Headings Descriptive. . . . . . . . . . . . . . . . . . . . 141
          13.12  Amendment or Waiver; etc. . . . . . . . . . . . . . . . . . 141
          13.13  Survival. . . . . . . . . . . . . . . . . . . . . . . . . . 142
          13.14  Domicile of Loans and Commitments . . . . . . . . . . . . . 143
          13.15  Confidentiality . . . . . . . . . . . . . . . . . . . . . . 143
          13.16  Register. . . . . . . . . . . . . . . . . . . . . . . . . . 143
          13.17  Powers-of Attorney; etc . . . . . . . . . . . . . . . . . . 144
          13.18  Limitation on Additional Amounts, etc . . . . . . . . . . . 145
          13.19  Judgment Currency . . . . . . . . . . . . . . . . . . . . . 145
          13.20  Additions of New Banks; Termination of Commitments of
               Non-Continuing Banks, etc . . . . . . . . . . . . . . . . . . 145

SECTION 14.  Parent Guaranty . . . . . . . . . . . . . . . . . . . . . . . . 146

          14.01  The Parent Guaranty . . . . . . . . . . . . . . . . . . . . 146
          14.02  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . 147
          14.03  Nature of Liability . . . . . . . . . . . . . . . . . . . . 147
          14.04  Independent Obligation. . . . . . . . . . . . . . . . . . . 147
          14.05  Authorization . . . . . . . . . . . . . . . . . . . . . . . 148
          14.06  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . 148
          14.07  Subordination . . . . . . . . . . . . . . . . . . . . . . . 149
          14.08  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 149
          14.09  Nature of Liability . . . . . . . . . . . . . . . . . . . . 150

SECTION 15.  Non-U.K. U.S. Borrowers Guaranty. . . . . . . . . . . . . . . . 150

          15.01  The Non-U.K. U.S. Borrowers Guaranty. . . . . . . . . . . . 150
          15.02  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . 151
          15.03  Nature of Liability . . . . . . . . . . . . . . . . . . . . 151



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          15.04  Independent Obligation. . . . . . . . . . . . . . . . . . . 151
          15.05  Authorization . . . . . . . . . . . . . . . . . . . . . . . 151
          15.06  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . 152
          15.07  Subordination . . . . . . . . . . . . . . . . . . . . . . . 152
          15.08  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 153
          15.09  Nature of Liability . . . . . . . . . . . . . . . . . . . . 154

SECTION 16.  Domestic U.K. Borrowers Guaranty. . . . . . . . . . . . . . . . 154

          16.01  The Domestic U.K. Borrowers Guaranty. . . . . . . . . . . . 154
          16.02  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . 155
          16.03  Nature of Liability . . . . . . . . . . . . . . . . . . . . 155
          16.04  Independent Obligation. . . . . . . . . . . . . . . . . . . 155
          16.05  Authorization . . . . . . . . . . . . . . . . . . . . . . . 155
          16.06  Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . 156
          16.07  Subordination . . . . . . . . . . . . . . . . . . . . . . . 156
          16.08  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 157
          16.09  Nature of Liability . . . . . . . . . . . . . . . . . . . . 158






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                                SCHEDULES AND EXHIBITS

          SCHEDULE I-A   Commitments
          SCHEDULE I-B   U.K. Sub-Commitments
          SCHEDULE II    Bank Addresses and Applicable Lending Offices
          SCHEDULE III   Originial Letters of Credit
          SCHEDULE IV    Projections
          SCHEDULE V     Subsidiaries
          SCHEDULE VI    Scheduled Existing Indebtedness
          SCHEDULE VII   Insurance
          SCHEDULE VIII  Existing Liens
          SCHEDULE IX    Existing Investments
          SCHEDULE X     Certain Restrictions on Subsidiaries
          SCHEDULE XI    Calculation of the MLA Cost
          SCHEDULE XII   Existing Transactions
          SCHEDULE XIII  ERISA
          EXHIBIT A Form of Notice of Borrowing

          EXHIBIT B-1    Form of U.S. Borrowers' Revolving Note
          EXHIBIT B-2    Form of U.K. Borrowers' Revolving Note
          EXHIBIT B-3    Form of U.S. Borrowers' Swingline Note
          EXHIBIT B-4    Form of U.K. Borrowers' Swingline Note
          EXHIBIT C      Form of Letter of Credit Request
          EXHIBIT D      Form of Section 4.04(b)(ii) Certificate
          EXHIBIT E-1    Form of Opinion of Sullivan & Cromwell, Special
                         Counsel to Credit Parties
          EXHIBIT E-2    Form of Opinion of Associate General Counsel of
                         Holdings
          EXHIBIT E-3    Form of Opinion of Ashurst Morris Crisp, Special
                         United Kingdom Counsel to the Credit Parties
          EXHIBIT F      Form of Officers' Certificate
          EXHIBIT G      Form of Solvency Certificate
          EXHIBIT H-1    Form of Non-Borrower U.S. Subsidiaries  Guaranty
          EXHIBIT H-2    Form of Non-Borrower U.K. Subsidiaries Guaranty
          EXHIBIT I-1    Form of U.S. Pledge and Security Agreement
          EXHIBIT I-2    Form of U.S. Charge Over Shares and Notes
          EXHIBIT I-3    Form of U.K. Charge Over Shares and Notes
          EXHIBIT J      Form of Election to Become a Borrower
          EXHIBIT K      Form of Assignment and Assumption Agreement
          EXHIBIT L      Form of Intercompany Note
          EXHIBIT M      Form of New Borrower Consent

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 22, 1998 among BIG FLOWER HOLDINGS, INC., a Delaware corporation ("Holdings"), BIG FLOWER PRESS HOLDINGS, INC., a Delaware corporation ("BFPH"), TREASURE CHEST ADVERTISING COMPANY, INC., a Delaware corporation and a Wholly-Owned Subsidiary of BFPH ("Treasure Chest"), WEBCRAFT, INC., a Delaware corporation and a Wholly-Owned Subsidiary of BFPH ("Webcraft"), BIG FLOWER DIGITAL SERVICES, INC., a Delaware corporation and a Wholly-Owned Subsidiary of BFPH ("BF Digital"), BIG FLOWER LIMITED, a Wholly-Owned Subsidiary of BFPH and a limited company organized under the laws of England ("BFL"), OLWEN DIRECT MAIL LIMITED, a Wholly-Owned Subsidiary of BFL and a limited company organized under the laws of England ("Olwen"), BIG FLOWER DIGITAL SERVICES LIMITED, an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("BFDSL"), TROYPEAK LIMITED, an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("Troypeak"), PISMO LIMITED, an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("Pismo"), and BROADCAST SYSTEMS SOFTWARE LIMITED, an indirect Wholly-Owned Subsidiary of BF Digital and a limited company organized under the laws of England ("Broadcast", and together with Treasure Chest, Webcraft, BF Digital, BFL, Olwen, BFDSL, Troypeak, Pismo and each other entity that may become a party hereto as a Borrower in accordance with the provisions of Section 6, the "Borrowers", and each, a "Borrower"), the Banks from time to time party hereto, BANK OF AMERICA NT & SA and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Co-Agents (collectively, the "Co-Agents," and each, a "Co-Agent"), CREDIT SUISSE FIRST BOSTON, as Documentation Agent, and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                               W I T N E S S E T H :

          WHEREAS, BFPH, the Original Banks, the Co-Agents, the Documentation Agent and the Administrative Agent are parties to a Credit Agreement, dated as of June 12, 1997 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

          WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement;

          NOW, THEREFORE, the parties hereto agree that the Original Credit A

          SECTION 1.  AMOUNT AND TERMS OF CREDIT.

          1.01 THE COMMITMENTS. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans to the U.S. Borrowers (on a joint and several basis), and each U.K. Bank severally agrees, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, to make a revolving loan or revolving loans to the U.K. Borrowers (on a joint and several basis) (with the revolving loans made to the U.S. Borrowers or the U.K. Borrowers pursuant to this Section 1.01(a) being each called a "Revolving Loan" and, collectively, the "Revolving Loans"), which Revolving Loans (i) shall, in the case of Revolving Loans made to the U.S. Borrowers, be made and maintained in Dollars (each, a "Dollar Revolving Loan" and, collectively, the "Dollar Revolving Loans"), which Dollar Revolving Loans shall, at the option of the U.S. Borrowers, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, PROVIDED that except as otherwise specifically provided in Section 1.10(b), all Dollar Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) shall, in the case of Revolving Loans made to the U.K. Borrowers, be made and maintained in Pounds Sterling (each, a "Sterling Revolving Loan" and, collectively, the "Sterling Revolving Loans"), (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not be made (and shall not be required to be made) by any Bank in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Individual Exposure of such Bank to exceed the amount of its Commitment at such time, (v) shall not, in the case of Sterling Revolving Loans, be made (and shall not be required to be made) by any Bank if the making of same (after giving effect to the use of the proceeds thereof on the date of the respective Borrowing) would cause the Individual Sterling Exposure of such Bank to exceed the U.K. Sub-Commitment of such Bank at such time and (vi) shall not be made (and shall not be required to be made) by any Bank if the making of same would cause the Aggregate Exposure (after giving effect to the use of the proceeds thereof to pay existing extensions of credit pursuant to this Agreement on such date) to exceed the Total Commitment as then in effect. The proceeds of each Dollar Revolving Loan shall be made available to the U.S. Borrowers as directed by any one of them (with the proceeds to be used by one or more the U.S. Borrowers as they may determine), it being understood and agreed that the U.S. Borrowers shall be jointly and severally obligated with respect to each U.S. Borrowers' Revolving Loan for the repayment thereof and all amounts owing with respect thereto. The proceeds of each Sterling Revolving Loan shall be made available to the U.K. Borrowers as directed by any one of them (with the proceeds to be used by one or more of the U.K. Borrowers as they may determine), it being understood and agreed that U.K. Borrowers shall be jointly and severally obligated with respect to each U.K. Borrowers' Revolving Loan for the repayment thereof and all amounts owing with respect thereto. The U.K. Borrowers shall have no liability with respect to any U.S. Borrowers' Revolving Loans which may be extended to, and which shall constitute obligations of, the U.S. Borrowers.

          (b) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans to the U.S. Borrowers (on a joint and several basis) and to the U.K. Borrowers (on a joint and several basis) (with the revolving loans made to the U.S. Borrowers or the U.K. Borrowers pursuant to this Section 1.01(b) being each called a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall, in the case of Swingline Loans made to the U.S. Borrowers, be made and maintained in Dollars (each, a "Dollar Swingline Loan" and, collectively, the "Dollar Swingline Loans"), which Dollar Swingline Loans shall be made and maintained as Base Rate Loans, (ii) shall, in the case of Swingline Loans made to the U.K. Borrowers, be made and maintained in Pounds Sterling (each, a "Sterling Swingline Loan" and, collectively, the "Sterling Swingline Loans"), which Sterling Swingline Loans shall bear interest as provided in
Section 1.08(d), (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount (for this purpose, using the Dollar Equivalent of each outstanding Sterling Swingline
Loan) at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent of each outstanding Sterling Revolving Loan) then outstanding and the Letter of Credit Outstandings at such time, an amount equal to the Total Commitment at such time (after giving effect to any reductions to the Total Commitment on such date),
(v) shall not, in the case of Sterling Swingline Loans, be made (and shall not be required to be made) if, after the making thereof (and the application of the proceeds thereof on the date of the respective incurrence of such Sterling Swingline Loans to repay any theretofore outstanding extensions of credit pursuant to this Agreement), the Aggregate U.K. Exposure would exceed the Total U.K. Sub-Commitment at such time and (vi) shall not exceed at any time outstanding the Maximum Swingline Amount applicable thereto. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to BTCo to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Dollar Percentage of the outstanding Dollar Swingline Loans (other than Excess Dollar Swingline Loans) or such Defaulting Bank's or Banks' U.K. Percentage of the outstanding Sterling Swingline Loan or Excess Dollar Swingline Loans, as the case may be. The proceeds of each Dollar Swingline Loan shall be made available to the U.S. Borrowers as directed by any one of them (with the proceeds to be used by one or more of the U.S. Borrowers as they may determine), it being understood and agreed that the U.S. Borrowers shall be jointly and severally obligated with respect to each U.S. Borrowers' Swingline Loan for the repayment thereof and all amounts owing with respect thereto. The proceeds of each Sterling Swingline Loan shall be made available to the U.K. Borrowers as directed by any one of them (with the proceeds to be used by one or more of the U.K. Borrowers as they may determine), it being understood and agreed that the U.K. Borrowers shall be jointly and severally obligated with respect to each U.K. Borrowers' Swingline Loan for the repayment thereof and all amounts owing with respect thereto. The U.K. Borrowers shall have no liability with respect to any U.S. Borrowers' Swingline Loans which may be extended to, and which shall constitute obligations of, the U.S. Borrowers.

          (c) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Dollar Swingline Loans (including, without limitation, Dollar Swingline Loans resulting from conversions pursuant to Section 1.15(b)) shall be funded with a Borrowing of Dollar Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case a Borrowing of Dollar Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Dollar Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) PRO RATA based on each Bank's Dollar Percentage, PROVIDED that (i) to the extent any Mandatory Dollar Borrowing is required to be made in respect of any Excess Dollar Swingline Loans, such Mandatory Dollar Borrowing shall instead be made by the Banks PRO RATA based on each Bank's U.K. Percentage and (ii) if a Sharing Event then exists, such portion of the Mandatory Dollar Borrowing shall instead be made by the Banks PRO RATA based on each Bank's RL Percentage, and the proceeds of each Mandatory Dollar Borrowing shall be applied directly to BTCo to repay BTCo for such outstanding Dollar Swingline Loans. All Dollar Revolving Loans made pursuant to each Mandatory Dollar Borrowing shall constitute joint and several obligations of the U.S. Borrowers, and shall not constitute obligations of the U.K. Borrowers; PROVIDED that to the extent that any Mandatory Dollar Borrowing is made in respect of U.K. Borrowers' Swingline Loans which have been converted into Dollar Swingline Loans, pursuant to Section 1.15(b), the Dollar Revolving Loans made pursuant to such Mandatory Dollar Borrowing shall instead constitute joint and several obligations of the U.K. Borrowers. Each such Bank hereby irrevocably agrees to make Dollar Revolving Loans upon one Business Day's notice pursuant to each Mandatory Dollar Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Dollar Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Dollar Borrowing and (v) the amount of the Total Commitment or such Bank's Commitment at such time. In the event that any Mandatory Dollar Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code or any other bankruptcy, reorganization, dissolution, insolvency, receivership, liquidation or similar law with respect to any Borrower), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Dollar Borrowing would otherwise have occurred, but adjusted for any payments received from any Borrower on or after such date and prior to such purchase) from BTCo such participations in the outstanding Dollar Swingline Loans as shall be necessary to cause such Banks to share in such Dollar Swingline Loans ratably based upon their respective Dollar Percentages (or in the circumstances contemplated by clause (i) of the last proviso to the first sentence hereof, their respective U.K. Percentages or by clause (ii) of the last proviso to the first sentence hereof, their respective RL Percentages), PROVIDED that (x) all interest payable on the Dollar Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Dollar Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (d) On any Business Day, BTCo may, in its sole discretion, give notice to the U.K. Banks that its outstanding Sterling Swingline Loans shall be funded with a Borrowing of Sterling Revolving Loans (PROVIDED that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case a Borrowing of Sterling Revolving Loans (each such Borrowing, a "Mandatory Sterling Borrowing") shall be made on the immediately succeeding Business Day by all Banks with a U.K. Sub-Commitment (without giving effect to any reductions thereto pursuant to the last paragraph of Section 10) PRO RATA based on each U.K. Bank's U.K. Percentage, and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Sterling Swingline Loans. All Sterling Revolving Loans made pursuant to each Mandatory Sterling Borrowing shall constitute joint and several obligations of the U.K. Borrowers. Each such U.K. Bank hereby irrevocably agrees to make Sterling Revolving Loans upon one Business Day's notice pursuant to each Mandatory Sterling Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Sterling Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5.02 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Sterling Borrowing and (v) the amount of the Total Commitment, the Total U.K. Sub-Commitment and such U.K. Bank's U.K. Sub-Commitment at such time. In the event that any Mandatory Sterling Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under any bankruptcy, reorganization, dissolution, insolvency, receivership, administration or liquidation or similar law with respect to any Borrower), then each such U.K. Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Sterling Borrowing would otherwise have occurred, but adjusted for any payments received from any U.K. Borrower on or after such date and prior to such purchase) from BTCo such participations in the outstanding Sterling Swingline Loans as shall be necessary to cause such U.K. Banks to share in such Sterling Swingline Loans ratably based upon their respective U.K. Percentages, PROVIDED that (x) all interest payable on the Sterling Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing U.K. Bank shall be required to pay BTCo interest on the principal amount of the participation purchased for each day from and including the day upon which the Mandatory Sterling Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate otherwise applicable to Sterling Swingline Loans. Notwithstanding anything to the contrary contained above in this clause (d), upon the occurrence of a Sharing Event, all outstanding Sterling Swingline Loans shall, as provided in Section 1.15(b), be automatically converted into Dollar Swingline Loans and, to the extent the respective Mandatory Sterling Borrowing has not already occurred in respect of such Sterling Swingline Loans, a Mandatory Dollar Borrowing shall be effected with respect thereto in accordance with the provisions of preceding Section 1.01(c).

          1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount applicable thereto, PROVIDED that Mandatory Dollar Borrowings and Mandatory Sterling Borrowings shall be made in the amounts required by Section 1.01(c) or 1.01(d), as the case may be. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 24 Borrowings of Euro Rate Loans.

          1.03 NOTICE OF BORROWING. (a) Whenever any Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), an Authorized Representative of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day's prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writing) notice of each Euro Rate Loan to be made hereunder, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before (x) 2:00 P.M. (New York time) on such day (in the case of Dollar Revolving Loans) and (y) 1:00 P.M. (London time) on such day (in the case of Sterling Revolving Loans). Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be made pursuant to such Borrowing (stated in the Applicable Currency), the date of such Borrowing (which shall be a Business Day), in the case of Dollar Revolving Loans, whether the Dollar Revolving Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Euro Rate Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever any Borrower desires to make a Borrowing of Swingline Loans hereunder, an Authorized Representative of such Borrower shall give BTCo not later than (x) in the case of Dollar Swingline Loans, 3:00 P.M. (New York time) and (y) in the case of Sterling Swingline Loans, 12:00 noon (London time), on the date that a Swingline Loan is to be made, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing (stated in the Applicable Currency).

          (ii)  Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c) or (d), as the case may be, with each Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(c) or (d), as applicable.

          (c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing, the Administrative Agent or BTCo, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the

Administrative Agent or BTCo, as the case may be, in good faith to be from an Authorized Representative of such Borrower prior to receipt of written confirmation.

          1.04 DISBURSEMENT OF FUNDS. Not later than 11:00 A.M. (New York time or, in the case of any Sterling Revolving Loan, 11:00 A.M. (London time)), on the date specified in each notice of Borrowing (or (w) in the case of Dollar Swingline Loans, not later than 3:00 P.M. (New York time) (or, if later, one hour after the receipt of the related Notice of Borrowing) on the date specified pursuant to Section 1.03(b)(i), (x) in the case of Sterling Swingline Loans, not later than 1:00 P.M. (London time) on the date specified pursuant to Section 1.03(b)(i), (y) in the case of Mandatory Dollar Borrowings, not later than 11:00 A.M. (New York time) on the date specified in Section 1.01(c) or (z) in the case of Mandatory Sterling Borrowings, not later than 11:00 A.M. (London time) on the date specified in Section 1.01(d)), each Bank will make available its PRO RATA portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars (in the case of Dollar Loans) or Pounds Sterling (in the case of Sterling Loans), as the case may be, and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the respective Borrower at the Payment Office (or to BTCo in the case of a Mandatory Borrowing) the aggregate of the amounts so made available by the Banks prior to (w) 12:00 Noon (New York time) on such day, in the case of any Dollar Revolving Loan, (x) 12:00 Noon (London time) on such day, in the case of any Sterling Revolving Loan, (y) 4:00 P.M. (New York time) on such day, in the case of any Dollar Swingline Loan and (z) 1:00 P.M. (London time) on such day, in the case of any Sterling Swingline Loan, in each case to the extent of funds actually received by the Administrative Agent prior to such times on such day. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Borrower to pay immediately such corresponding amount to the Administrative Agent and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the U.S. Borrowers or the U.K. Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower or Borrowers until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the respective Borrower or Borrowers, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Revolving Loans hereunder or to prejudice any rights which the relevant Borrower or Borrowers may have against any Bank as a result of any failure by such Bank to make Revolving Loans hereunder.

          1.05 NOTES. (a) Subject to the provisions of Section 1.05(g), the U.S. Borrowers' (in the case of U.S. Borrowers' Loans) and the U.K. Borrowers' (in the case of U.K. Borrowers' Loans) obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if U.S. Borrowers' Revolving Loans, by a promissory note duly executed and delivered by the U.S. Borrowers substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "U.S. Borrowers' Revolving Note" and, collectively, the "U.S. Borrowers' Revolving Notes"), (ii) if U.K. Borrowers' Revolving Loans, by a promissory note duly executed and delivered by the U.K. Borrowers substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a "U.K. Borrowers' Revolving Note" and, collectively, the "U.K. Borrowers' Revolving Notes"), (iii) if U.S. Borrowers' Swingline Loans, by a promissory note duly executed and delivered by the U.S. Borrowers substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (the "U.S. Borrowers' Swingline Note") and (iv) if U.K. Borrowers' Swingline Loans, by a promissory note duly executed and delivered by the U.K. Borrowers substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "U.K. Borrowers' Swingline Note").

          (b) The U.S. Borrowers' Revolving Note issued to each Bank shall (i) be executed by the U.S. Borrowers on a joint and several basis (with each of the U.S. Borrowers being jointly and severally liable for all amounts owing under, or evidenced by, each U.S. Borrowers' Revolving Note), (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount equal to the Commitment of such Bank on the date of issuance thereof and be payable in Dollars in the outstanding principal amount of Dollar Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The U.K. Borrowers' Revolving Note issued to each Bank that has a U.K Sub-Commitment or outstanding U.K. Borrowers' Revolving Loans shall (i) be executed by the U.K. Borrowers on a joint and several basis (with each of the U.K. Borrowers being jointly and severally liable for all amounts owing under, or evidenced by, each U.K. Borrowers' Revolving Note), (ii) be payable to the order of such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Pounds Sterling) equal to the Sterling Equivalent (as of the date of issuance) of the U.K. Sub-Commitment of such Bank; PROVIDED that if, because of fluctuations in exchange rates after the Restatement Effective Date, the U.K. Borrowers' Revolving Note of any Bank would not be at least as great as the outstanding principal amount of U.K. Borrowers' Revolving Loans made by such Bank at any time outstanding, the respective

Bank may request (and in such case the U.K. Borrowers shall promptly execute and deliver) a new U.K. Borrowers' Revolving Note in an amount equal to the Sterling Equivalent of such Bank's U.K. Sub-Commitment on the date of the issuance of such new U.K. Borrowers' Revolving Note, (iv) be payable in Pounds Sterling in the outstanding principal amount of the U.K. Borrowers' Revolving Loans evidenced thereby; PROVIDED that the obligations evidenced by each U.K. Borrowers' Revolving Note shall be subject to conversion as provided in (and in the circumstances contemplated by) Section 1.15, (v) mature on the Final Maturity Date, (vi) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The U.S. Borrowers' Swingline Note issued to BTCo shall (i) be executed by the U.S. Borrowers on a joint and several basis (with each of the U.S. Borrowers being jointly and severally liable for all amounts owing under, or evidenced by, the U.S. Borrowers' Swingline Note), (ii) be payable to the order of BTCo or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount for Dollar Swingline Loans and be payable in Dollars in the principal amount of the outstanding U.S. Borrowers' Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (e) The U.K. Borrowers' Swingline Note issued to BTCo shall (i) be executed by the U.K. Borrowers on a joint and several basis (with each of the U.K. Borrowers being jointly and severally liable for all amounts owing under, or evidenced by, the U.K. Borrowers' Swingline Note), (ii) be payable to the order of BTCo and be dated the Restatement Effective Date, (iii) be in a stated principal amount (expressed in Pounds Sterling) equal to the Maximum Swingline Amount for Sterling Swingline Loans, (iv) be payable in Pounds Sterling in the principal amount of the outstanding U.K. Borrowers' Swingline Loans evidenced thereby from time to time; PROVIDED that the obligations evidenced by the U.K. Borrowers' Swingline Note shall be subject to conversion as provided in (and in the circumstances contemplated by) Section 1.15(b), (v) mature on the Swingline Expiry Date, (vi) bear interest as provided in the appropriate clause of Section
1.08 in respect of the U.K. Borrowers' Swingline Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section
4.01 and mandatory repayment as provided in Section 4.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (f) Each Bank will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Revolving Notes endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect any U.S. Borrower's or, in the case of U.K. Borrowers' Revolving Loans, any U.K. Borrower's obligations in respect of such Revolving Loans.

          (g) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, U.S. Borrowers' Revolving Notes, U.K. Borrowers' Revolving Notes, the U.S. Borrowers' Swingline Note and the U.K. Borrowers' Swingline Note shall only be delivered to Banks which at any time specifically request the delivery of such Notes (including any request for Notes from a new Borrower pursuant to Section 6). No failure of any Bank to request or obtain a Note evidencing its Loans to any existing Borrower (or any new Borrower pursuant to Section 6) shall affect or in any manner impair the obligations of the respective Borrower or Borrowers to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Bank which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (f). At any time when any Bank requests the delivery of a Note to evidence any of its Loans, the respective Borrower or Borrowers shall promptly execute and deliver to the respective Bank the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

          1.06 CONVERSIONS. The U.S. Borrowers shall have the option to convert, on any Business Day occurring after the Restatement Effective Date, all or a portion equal to at least $1,000,000 (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Dollar Revolving Loans made pursuant to one or more Borrowings of one or more Types of Dollar Revolving Loans into a Borrowing or Borrowings of another Type of Dollar Revolving Loan, PROVIDED that (i) except as otherwise provided in Section 1.10(b) or unless the U.S. Borrowers pay all amounts owing pursuant to Section
1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $1,000,000 and
(ii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Euro Rate Loans than is permitted under Section 1.02. Each such conversion shall be effected by any U.S. Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time) at least three Business Days' prior notice (each, a "Notice of Conversion") specifying the Dollar Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Dollar Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Dollar Revolving Loans.

          1.07 PRO RATA BORROWINGS. All Borrowings of Dollar Revolving Loans under this Agreement (including Mandatory Dollar Borrowings) shall be incurred from the Banks PRO RATA on the basis of their Dollar Percentages; PROVIDED that
(x) to the extent any Dollar Revolving Loans (excluding pursuant to Mandatory Dollar Borrowings) are made at any time when (or if the incurrence of the respective Dollar Revolving Loans would cause) the Aggregate Non-U.K. Exposure at such time to exceed the Total Non-U.K. Sub-Commitment at such time, then such Dollar Revolving Loans (or the portion thereof which causes such excess to occur) shall be incurred from the Banks PRO RATA on the basis of their U.K. Percentages and (y) Mandatory Dollar Borrowings shall be subject to the last proviso to the first sentence of Section 1.01(c). All

Borrowings of Sterling Revolving Loans under this Agreement (including Mandatory Sterling Borrowings) shall be incurred from the U.K. Banks PRO RATA on the basis of their U.K. Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

          1.08 INTEREST. (a) The U.S. Borrowers (and, with respect to any Sterling Revolving Loan or Sterling Swingline Loan converted into a Dollar Revolving Loan or Dollar Swingline Loan, as the case may be, pursuant to Section 1.15, the U.K. Borrowers) hereby jointly and severally agree to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to any U.S. Borrower (or, in the circumstances described in the immediately preceding parenthetical, from the date of the conversion of the respective Loans pursuant to Section 1.15) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding PLUS the relevant Applicable Margin as in effect from time to time.

          (b) The U.S. Borrowers hereby jointly and severally agree to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to any U.S. Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period PLUS the relevant Applicable Margin as in effect from time to time.

          (c) The U.K. Borrowers hereby jointly and severally agree to pay interest in respect of the unpaid principal amount of each Sterling Revolving Loan from the date the proceeds thereof are made available to any U.K. Borrower until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus the Sterling Euro Rate for such Interest Period plus the MLA Cost.

          (d) The U.K. Borrowers hereby jointly and severally agree to pay interest in respect of the unpaid principal amount of each Sterling Swingline Loan from the date the proceeds thereof are made available to any U.K. Borrower until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin for Sterling Loans as in effect from time to time plus the Overnight LIBOR Rate in effect from time to time during the period such Sterling Swingline Loan is outstanding plus the MLA Cost.

          (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Sterling Revolving Loans and overdue amounts owing with respect to U.K. Letter of Credit Outstandings, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time plus the Sterling Euro Rate for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus the MLA Cost, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Sterling Swingline Loans, equal to 2% per annum in excess of the Applicable Margin for Sterling Loans as in effect from time to time plus the Overnight LIBOR Rate as in effect from time to time plus the MLA Cost and (3) in all other cases, equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

          (f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and each Sterling Swingline Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Euro Rate Loan (other than a Sterling Swingline Loan), on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (g) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for the respective Interest Period or Interest Periods and shall promptly notify the respective Borrower and the Banks thereof. Each such determination shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

          1.09 INTEREST PERIODS. At the time any Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Euro Rate Loan (other than a Sterling Swingline Loan) (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Representative of such Borrower give the Administrative Agent notice thereof, the interest period (each, an "Interest Period") applicable to such Euro Rate Loan, which Interest Period shall, at the option of such Borrower, be (x) a one, two, three or six-month period or (y) in the case of Eurodollar Loans, to the extent available to all Banks, a nine or twelve-month period or (z) in the case of Sterling Revolving Loans, a one-week period; PROVIDED that:

          (i) all Euro Rate Loans comprising the same Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including, in the case of Dollar Revolving Loans, the date of any conversion thereto from a Dollar Revolving Loan of a different Type) and each Interest Period occurring thereafter in respect of such Euro

     Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

          (v) no Interest Period in respect of any Borrowing of Euro Rate Loans shall be selected which extends beyond the Final Maturity Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the respective Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, such Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Sterling Revolving Loans, to select a one-week Interest Period for such Sterling Revolving Loans, in any such case effective as of the expiration date of such current Interest Period.

          1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Bank shall have reasonably determined (which determination shall, absent demonstrable error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the respective Euro Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Bank, or any franchise tax based on the net income or net profits of such Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate; or

          (iii) at any time, that the making or continuance of any Euro Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the applicable interbank market; or

          (iv) at any time that Pounds Sterling are not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Sterling Loans requested pursuant to
     Section 1.01;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clauses (i) or (iv) above) shall promptly give notice (by telephone confirmed in writing) to Holdings and any affected Borrower and, except in the case of clauses (i) and (iv) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Holdings, any affected U.S. Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any U.S. Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such U.S. Borrower, (B) in the event that any Sterling Revolving Loan is so affected, the Sterling Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling Euro Rate and (C) in the event that any Sterling Swingline Loan is so affected, the Overnight LIBOR Rate shall be determined on the basis provided in the proviso to the definition of Overnight LIBOR Rate, (x) in the case of clause (ii) above, the respective Borrower or Borrowers agrees to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank shall reasonably determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the respective Borrower or Borrowers by such Bank in good faith shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower's or Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent receipt of such notice), (y) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in
Section 1.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Sterling Loans (exclusive of Sterling Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the U.K. Borrowers and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 1.03(b)(i) given by the U.K. Borrowers with respect to such Sterling Loans which have not been incurred shall be deemed rescinded by the U.K. Borrowers. Each of the Administrative Agent and each Bank agrees that if it gives notice to any Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify such Borrower and, in the case of any such Bank, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Euro Rate Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated immediately upon such cessation.

          (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the affected Borrower or Borrowers may (and in the case of a Euro Rate Loan affected by the circumstances described in Section 1.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent,
(A) in the case of a Eurodollar Loan, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan and (B) in the case of a Sterling Loan, repay such Sterling Loan in full, PROVIDED that, (i) any unaffected Bank shall continue to be obligated to extend its portion of the respective Borrowing as Euro Rate Loans (unless the respective Borrowing is canceled or, in the case of Dollar Revolving Loans, the affected Borrower elects to convert same into Base Rate Loans), (ii) if the circumstances described in Section 1.10(a)(iii) apply to any Sterling Loan, the U.K. Borrowers may, in lieu of taking the actions described above, maintain such Sterling Loan outstanding, in which case (x) in the case of Sterling Revolving Loans, the Sterling Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling Euro Rate and
(y) in the case of Sterling Swingline Loans, the Overnight LIBOR Rate shall be determined on the basis provided in the proviso to the definition of Overnight LIBOR Rate, unless the maintenance of such Sterling Loan outstanding on such basis would not stop the conditions described in Section 1.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (iii) if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time after the Restatement Effective Date any Bank reasonably determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitment or Commitments hereunder or its obligations hereunder, then the Borrowers jointly and severally agree to pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent demonstrable error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give written notice thereof to the Borrowers (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. For the avoidance of doubt, nothing in this
Section 1.10(c) shall require any U.K. Borrower or any Parent to pay to any Bank any amount for which such Bank is compensated by way of payment of the MLA Costs.

          (d) In the event that any Bank shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Bank is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Bank (including any branch, Affiliate or funding office thereof) in respect of any Sterling Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Sterling Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Sterling Loans or in Section 1.10(a)(ii), such Bank shall promptly notify Holdings and/or the U.K. Borrowers in writing specifying the additional amounts required to indemnify such Bank against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the U.K. Borrowers shall, and shall be jointly and severally obligated to, pay to such Bank such specified amounts as additional interest at the time that the U.K. Borrowers are otherwise required to pay interest in respect of such Sterling Loan or, if later, on written demand therefor by such Bank.

          1.11 COMPENSATION. The Borrowers jointly and severally agree, subject to the provisions of Section 13.17 (to the extent applicable), to compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Euro Rate Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Euro Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of

Conversion (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Bank pursuant to Section 1.13, 4.01 or 13.12(b)) or conversion of any of its Euro Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Euro Rate Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by the respective Borrower or Borrowers to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b). A Bank's basis for requesting compensation pursuant to this Section 1.11 and a Bank's calculation of the amount thereof, shall, absent demonstrable error, be final and conclusive and binding on all parties hereto.

          1.12 CHANGE OF LENDING OFFICE. (a) Each Bank may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Bank) for the various Revolving Loans made, and Letters of Credit participated in, by such Bank (including by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Revolving Loans and U.S. Letter of Credit Outstandings versus Sterling Revolving Loans and U.K. Letter of Credit Outstandings); PROVIDED that, for designations made after the Restatement Effective Date, to the extent such designation shall result in increased costs under Section 1.10, 2.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Bank), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation which would have been payable had such designation not been made). Except as provided in the immediately preceding sentence, each lending office and Affiliate of any Bank designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Bank (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

          (b) Each Bank agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d),
Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the applicable Borrower or Borrowers, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Revolving Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the rights of any Bank provided in Sections 1.10, 2.06 and 4.04.

          1.13 REPLACEMENT OF BANKS. If any Bank (x) becomes a Defaulting Bank, (y) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this

Agreement which have been approved by the Required Banks as provided in Section
4.01 or 13.12(b), or (z) is owed increased costs under any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d), Section
2.06 or Section 4.04 in a material amount in excess of those being generally charged by the other Banks, Holdings shall have the right, in accordance with the requirements of Section 13.04(b), to replace such Bank (the "Replaced Bank") with one or more Eligible Transferee or Eligible Transferees (collectively, the "Replacement Bank"), none of whom shall constitute a Defaulting Bank at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent; PROVIDED that:

          (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitment (and related Sub-Commitments) and all then outstanding Revolving Loans of, and participations in all then outstanding Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Revolving Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings) that have been funded by (and not reimbursed to) such Replaced Bank at such time, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the respective Issuing Bank an amount equal to such Replaced Bank's L/C Participation Percentage (in each case for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced
     Bank), of any Unpaid Drawing (which at such time remains an Unpaid Drawing) with respect to Letters of Credit issued by such Issuing Bank to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's Dollar Percentage or U.K. Percentage, as the case may be, (in each case for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Mandatory Borrowing (determined in accordance with Section 1.07), to the extent such amount was not theretofore funded by such Replaced Bank, without duplication; and

          (ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

          Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.16 and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note or Revolving Notes executed by the respective Borrowers, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank and (y) the Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement. Upon the replacement of a Replaced Bank pursuant to this Section 1.13, the Revolving Note(s) of such Replaced Bank shall be deemed canceled, and such Replaced Bank shall use reasonable efforts to return such Revolving Note(s) to the relevant Borrower or, if such Revolving Note(s) are lost or destroyed, such Replaced Bank shall, at the relevant Borrower's request, certify to such Borrower the loss or destruction of such Revolving Note(s). In connection with any replacement of Banks pursuant to, and as contemplated by, this Section 1.13, each U.S. Borrower and each U.K. Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of such U.S. Borrower or such U.K. Borrower, as the case may be, as described above in this Section 1.13 in order to effect the replacement of the respective Bank or Banks in accordance with the preceding provisions of this Section 1.13.

          1.14 EUROPEAN MONETARY UNION. If, as a result of the implementation of European monetary union, (i) Pounds Sterling ceases to be lawful currency of the United Kingdom and is replaced by a European single currency or (ii) Pounds Sterling and a European single currency are at the same time recognized by the central bank or comparable authority of the United Kingdom as lawful currency of the United Kingdom and the Administrative Agent or the Majority U.K. Banks shall so request in a notice delivered to Holdings, then any amount payable hereunder by the U.K. Banks to any U.K. Borrower, or by any U.K. Borrower to the U.K. Banks, in Pounds Sterling shall instead be payable in the European single currency and the amount so payable shall be determined by translating the amount payable in Pounds Sterling to such European single currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union.

          1.15 SPECIAL PROVISIONS REGARDING STERLING LOANS. (a) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Sterling Revolving Loans shall be automatically converted into Dollar Revolving Loans (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the Sterling Revolving Loans on the date such Sharing Event first occurred, which Dollar Revolving Loans (i) shall be owed by the U.K. Borrowers on a joint and several basis, (ii) shall thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Sterling Revolving Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts. The occurrence of any conversion as provided above in this
Section 1.15(a) shall be deemed to constitute, for purposes of Section 1.11, a prepayment of the respective Sterling Revolving Loans before the last day of any Interest Period relating thereto. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, all Sterling Revolving Loans converted into Dollar Revolving Loans as provided above in this Section 1.15(a) shall remain the joint and several obligations of the U.K. Borrowers.

          (b) Upon the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Sterling Swingline Loans shall be automatically converted into Dollar Swingline Loans (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the Sterling Swingline Loans on the date such Sharing Event first occurred, which Dollar Swingline Loans (i) shall be owed by the U.K. Borrowers on a joint and several basis, (ii) shall thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred) and (y) all accrued and unpaid interest and other amounts owing with respect to such Sterling Swingline Loans shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such accrued and unpaid interest and other amounts. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, all Sterling Swingline Loans converted into Dollar Swingline Loans as provided above in this Section 1.15(b) shall remain the joint and several obligations of the U.K. Borrowers.

          (c) Upon the occurrence of a Sharing Event, each Bank shall (and hereby unconditionally and irrevocably agrees to) purchase and sell (in each case in Dollars) undivided participating interests in the Revolving Loans outstanding to, and any Unpaid Drawings owing by, the U.S. Borrowers, on the one hand, and the U.K. Borrowers, on the other hand, in such amounts so that each Bank shall have a share of each of the outstanding Revolving Loans and Unpaid Drawings then owing by the U.S. Borrowers, on the one hand, and the U.K. Borrowers, on the other hand, equal to its RL Percentage thereof. Upon any such occurrence the Administrative Agent shall notify each Bank and shall specify the amount of Dollars required from such Bank in order to effect the purchases and sales by the various Banks of participating interests in the amounts required above (together with accrued interest with respect to the period for the last interest payment date through the date of the Sharing Event plus any additional amounts payable by any respective Borrower pursuant to Section 4.04 in respect of such accrued but unpaid interest); PROVIDED, in the event that a Sharing Event shall have occurred, each Bank shall be deemed to have purchased, automatically and without request, such participating interests. Promptly upon receipt of such request, each Bank shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Banks in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Bank which has sold participations in any of its Revolving Loans (through the Administrative Agent) will deliver to each Bank (through the Administrative Agent) which has so purchased a participating interest a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Bank shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Banks as required above.

          (d) Upon, and after, the occurrence of a Sharing Event (i) no further Loans shall be made to any Borrower, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Sterling Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall be payable in Dollars as if such Sterling Loan had originally been made in Dollars and shall be distributed by the relevant Banks (or their Affiliates) to the Administrative Agent for the account of the Banks which made such Loans or are participating therein and (iii) the Commitments (and all Sub-Commitments) of the Banks shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Bank to purchase its participating interest in any Revolving Loans and Unpaid Drawings upon the occurrence of a Sharing Event shall not relieve any other Bank of its obligation hereunder to purchase its participating interests in a timely manner, but no Bank shall be responsible for the failure of any other Bank to purchase the participating interest to be purchased by such other Bank on any date.

          (e) If any amount required to be paid by any Bank pursuant to Section 1.15(c) is not paid to the Administrative Agent within two Business Days following the date upon which such Bank receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 1.15(c), such Bank shall also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Bank for the purchase of its participations times (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent times (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. If any such amount required to be paid by any Bank pursuant to Section 1.15(c) is not in fact made available to the Administrative Agent within two Business Days following the date upon which such Bank receives notice from the Administrative Agent as to the amount of participations required to be purchased by it, the Administrative Agent shall be entitled to recover from such Bank on demand, such amount with interest thereon calculated from such request date at the rate per annum applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts payable under this Section 1.15 shall be conclusive in the absence of manifest error. Amounts payable by any Bank pursuant to this
Section 1.15 shall be paid to the Administrative Agent for the account of the relevant Banks; PROVIDED that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such Bank the amounts owing to such Banks, then the amounts shall be paid to the Administrative Agent for its own account.

          (f) Whenever, at any time after the relevant Banks have received from any Banks purchases of participations in any Revolving Loans pursuant to this
Section 1.15, the Banks receive any payment on account thereof, such Banks will distribute to the Administrative Agent, for the account of the various Banks participating therein, such Banks' participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by any Banks is required to be returned, the Banks who received previous distributions in respect of their participating interests therein will return to the respective Banks any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Banks.

          (g) Each Bank's obligation to purchase participating interests pursuant to this Section 1.15 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such

Bank may have against any other Bank, the relevant Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (d) any breach of this Agreement by any Borrower or any Bank or any other Person, or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (h) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, each Bank which has purchased such participations shall be entitled to receive from the relevant Borrowers any increased costs and indemnities (including, without limitation, pursuant to Sections 1.11, 1.12, 2.05 and 4.04) directly from the Borrowers to the same extent as if it were the direct Bank as opposed to a participant therein, which increased costs shall be calculated without regard to
Section 1.13, Section 13.04(a) or the last sentence of Section 13.04(b). The Borrowers acknowledge and agree that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.15, increased Taxes may be owing by them pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.15.

          (i) On any date a U.K. Borrower may, at its option, permanently reduce or terminate the U.K. Sub-Commitments by written notice to the Administrative Agent to such effect (specifying the aggregate amount of reductions to the U.K. Sub-Commitments); PROVIDED that (i) no such reduction shall be made in an amount which would cause the Dollar Equivalent of the then outstanding aggregate principal amount of the Sterling Revolving Loans to exceed the U.K. Sub-Commitments of the U.K. Banks after giving effect to the respective reduction pursuant to this Section 1.15(i), (ii) each reduction pursuant to this clause (i) shall apply pro rata to reduce the U.K. Sub-Commitments of the U.K. Banks (based upon the relative amounts of such U.K. Sub-Commitments), (iii) except to the extent the reduction to the U.K. Sub-Commitments pursuant to this
Section 1.15(i) is accompanied by a like reduction to the amount of the Total Commitment pursuant to Section 3.02, the amount of each U.K. Bank's reduction to its U.K. Sub-Commitment pursuant to this clause (i) shall result in a like increase to its Non-U.K. Sub-Commitment.

          SECTION 2.  Letters of Credit.

          2.01 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, any Borrower may request an Issuing Bank, at any time and from time to time on and after the Restatement Effective Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Final Maturity Date, to issue, (x) for the joint and several account of the U.S. Borrowers (in the case of requests made by any one of them) or the joint and several account of the U.K. Borrowers (in the case of requests made by any one of them) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the respective Account Party or any of its or their Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the respective Account Party and for the benefit of sellers of goods to the respective Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its or their Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such trade letter of credit, a "Trade Letter of Credit", and each such Standby Letter of Credit and Trade Letter of Credit, a "Letter of Credit" and collectively, the "Letters of Credit").

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the tenth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the respective Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its or their Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; PROVIDED that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it;

          (ii) such Issuing Bank shall have received written notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b); or

          (iii) a Bank Default exists, unless such Issuing Bank has entered into arrangements satisfactory to it and the respective Account Party to eliminate such Issuing Bank's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing (in Dollars or Pounds Sterling, as appropriate) such Bank's relevant Percentage of the Letter of Credit Outstandings.

          (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $45,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent of each outstanding Sterling Revolving Loan) then outstanding and all Swingline Loans (for this purpose, using the Dollar Equivalent of each outstanding Sterling Swingline Loan) then outstanding, an amount equal to the Total Commitment then in effect, (ii) no U.K. Letter of Credit shall be issued at any time when the Aggregate U.K. Exposure exceeds (or would after giving effect to such issuance exceed) the Total U.K. Sub-Commitment at such time, (iii) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day preceding the Final Maturity Date, on terms acceptable to the Issuing Bank thereof) and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 360 days after such Trade Letter of Credit's date of issuance and (iv) (x) no Standby Letter of Credit shall have an expiry date occurring later than the tenth Business Day preceding the Final Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Final Maturity Date.

          (d) Schedule III hereto contains a description of all letters of credit issued pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Original Letter of Credit") shall constitute a "Letter of Credit" and a "U.S. Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the Restatement Effective Date. Any Bank hereunder to the extent it has issued an Original Letter of Credit shall constitute the "Issuing Bank" with respect to such Letter of Credit for all purposes of this Agreement.

          2.02 MINIMUM STATED AMOUNT. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of U.S. Letters of Credit, $50,000 and (y) in the case of U.K. Letters of Credit, L15,000, or in each case such lesser amount as is acceptable to the respective Issuing Bank.

          2.03 LETTER OF CREDIT REQUESTS. (a) Whenever an Account Party desires that a Letter of Credit be issued for its account, the respective such Account Party (and each other Account Party which is jointly and severally obligated with respect to such requested Letter of Credit) shall give the Administrative Agent (at the appropriate Notice Office) and the respective Issuing Bank at least 3 days' (or such shorter period as is acceptable to such Issuing Bank in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C (each, a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the U.S. Borrowers or the U.K. Borrowers, as the case may be, that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section

2.01(c). Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5 or 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 2.01(c), then such Issuing Bank may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Bank's usual and customary practices.

          2.04 LETTER OF CREDIT PARTICIPATIONS. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to (i) in the case of a U.S. Letter of Credit, each Bank, and (ii) in the case of a U.K. Letter of Credit, each Bank with a U.K. Sub-Commitment (each such Bank with respect to any Letter of Credit, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, in a percentage equal to (x) in the case of a U.S. Letter of Credit, such Participant's Dollar Percentage; PROVIDED that if any U.S. Letter of Credit is issued at a time when (or if such issuance would cause) the Aggregate Non-U.K. Exposure to exceed the Total Non-U.K. Sub-Commitment, then the various Banks shall participate in such U.S. Letter of Credit (or in the case of such an issuance which causes the Aggregate Non-U.K. Exposure to exceed the Total Non-U.K. Sub-Commitment, the portion thereof which causes the Total Non-U.K. Sub-Commitment to be so exceeded) in accordance with the U.K. Percentages of the various Banks; PROVIDED FURTHER, that at such time or times as the Aggregate Non-U.K. Exposure is less than the Total Non-U.K. Sub-Commitment, and so long as no Default or Event of Default is then in existence, the percentage participations of the Banks in any U.S. Letter of Credit issued as described in the immediately preceding proviso shall be readjusted so that, with respect to each outstanding U.S. Letter of Credit, the Banks shall, to the maximum extent otherwise provided in this Section 2.04(a), subject to continued compliance with the immediately preceding proviso, participate in each U.S. Letter of Credit in accordance with their respective Dollar Percentages (in cases where the adjustment pursuant to this proviso will not be sufficient to allow all U.S. Letters of Credit to be participated in full by the Banks in accordance with their Dollar Percentages, with the Administrative Agent to designate from time to time the various outstanding U.S. Letters of Credit where the adjustments pursuant to this proviso shall apply and the amounts thereof, which records shall be conclusive absent manifest error) and (y) in the case of each U.K. Letter of Credit, such Participant's U.K. Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto; PROVIDED HOWEVER, that notwithstanding anything to the contrary contained above, upon the occurrence of a Sharing Event, the participations described above shall be automatically adjusted so that each Bank shall have a participation in all then outstanding Letters of Credit, and related obligations as described above, in a percentage equal to its RL Percentage (which adjustments shall occur concurrently with the adjustments described in Section 1.15). Upon any change in the Commitments or the respective Percentages of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks, as the case may be. With respect to each Letter of Credit from time to time outstanding, the percentage participations therein of the various Banks calculated as provided above in this Section 2.04(a) (including pursuant to the proviso in the second preceding sentence) are herein called the "L/C Participation Percentages" of the various Banks in such Letters of Credit.

          (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to any Account Party or any Bank.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it and the respective Account Party shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of such unreimbursed payment in Dollars (in the case of a U.S. Letter of Credit or, upon a Sharing Event, any Letter of Credit) or Pounds Sterling (in the case of a U.K. Letter of Credit at any time prior to a Sharing Event) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time or, in the case of U.K. Letters of Credit, London time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent at the Payment Office of the Administrative Agent for the account of the respective Issuing Bank, in Dollars (in the case of a U.S. Letter of Credit or, after a Sharing Event, any Letter of Credit) or Pounds Sterling (in the case of a U.K. Letter of Credit at any time prior to a Sharing Event), such Participant's L/C Participation Percentage (as relates to the respective Letter of Credit) of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its L/C Participation Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Bank, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Issuing Bank its relevant L/C Participation Percentage of any payment under any Letter of Credit issued by it shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its relevant L/C Participation Percentage of any such Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Bank such other Participant's relevant L/C Participation Percentage of any such payment.

          (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay each Participant which has paid its relevant L/C Participation Percentage thereof, in Dollars (in the case of a U.S. Letter of Credit or, after a Sharing Event, any Letter of Credit) or Pounds Sterling (in the case of a U.K. Letter of Credit at any time prior to a Sharing Event) and in same day funds, an amount equal to such Participant's share (based on the proportionate aggregate amount funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Each Issuing Bank shall, promptly after the issuance of, or amendment to, a Standby Letter of Credit, give the Administrative Agent, each Participant and the respective Account Party written notice of such issuance or amendment, as the case may be, and such notice shall be accompanied by a copy of the issued Standby Letter of Credit or amendment, as the case may be.

          (f) Each Issuing Bank (other than BTCo) shall deliver to the Administrative Agent, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Bank for the previous week. The Administrative Agent shall, within 10 days after the last Business Day of each calendar month, deliver to each Participant a report setting forth for such preceding calendar month the aggregate daily Stated Amount available to be drawn under all outstanding Trade Letters of Credit during such calendar month.

          (g) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Bank, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)    the occurrence of any Default or Event of Default;

PROVIDED, that the Participants shall not be obligated to reimburse such Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for such Issuing Bank any resulting liability to the Participant.

          2.05 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The U.S. Borrowers hereby jointly and severally agree, in the case of all U.S. Letters of Credit, and the U.K. Borrowers hereby jointly and severally agree, in the case of all U.K. Letters of Credit, to reimburse the respective Issuing Bank, by making payment in Dollars (in the case of U.S. Letters of Credit or, after a Sharing Event, all Letters of Credit) or Pounds Sterling (in the case of U.K. Letters of Credit at any time prior to a Sharing Event) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Bank at such location as may otherwise have been agreed upon by the respective Account Party and such Issuing Bank), for any payment or disbursement (in the case of any such payment or disbursement under one or more U.K. Letters of Credit which are unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, taking the Dollar Equivalent of the amount of the respective payment or disbursement made in Pounds Sterling as such Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made) made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an "Unpaid Drawing"), not later than the third Business Day after the Administrative Agent or the Issuing Bank notifies such Account Party of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 1:00 P.M. (New York time or, in the case of U.K. Letters of Credit, London time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank is reimbursed by the respective U.S. Borrower or U.K. Borrower, as the case may be, therefor at a rate per annum which shall be (x) in the case of U.S. Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time PLUS the Applicable Margin for Base Rate Loans as in effect from time to time and (y) in the case of U.K. Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight LIBOR Rate in effect from time to time PLUS the Applicable Margin for Sterling Loans as in effect from time to time PLUS the MLA Cost; PROVIDED, HOWEVER, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time or, in the case of U.K. Letters of Credit, London time) on the third Business Day following notice to the respective Account Party by the Administrative Agent or the respective Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of U.S. Letters of Credit and other amounts owing in Dollars after the occurrence of a Sharing Event, the Base Rate in effect from time to time PLUS the Applicable Margin for Base Rate Loans as in effect from time to time PLUS 2% and (y) in the case of U.K. Letters of Credit for periods occurring prior to the occurrence of a Sharing Event, the Overnight LIBOR Rate in effect from time to time PLUS the Applicable Margin for Sterling Loans as in effect from time to time PLUS the MLA Cost PLUS 2%, in each such case, with interest to be payable on demand; PROVIDED FURTHER, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Bank shall give the respective Account Party prompt notice of each Drawing under any Letter of Credit, PROVIDED that the failure to give any such notice shall in no way affect, impair or diminish the respective Account Party's obligations hereunder.

          (b) The joint and several obligations of the U.S. Borrowers (with respect to the U.S. Letters of Credit) and the joint and several obligations of the U.K. Borrowers (with respect to U.K. Letters of Credit) under this Section
2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Bank (including in its capacity as Issuing Bank or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a "Drawing") to conform to the terms of such Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; PROVIDED, HOWEVER, that no Account Party shall be obligated to reimburse any Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for such Issuing Bank any resulting liability to any Account Party.

          2.06 INCREASED COSTS. If at any time after the Restatement Effective Date any Issuing Bank or any Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then, upon demand to the U.S. Borrowers or the U.K. Borrowers, as the case may be, by any Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Administrative Agent), the U.S. Borrowers or the U.K. Borrowers, as the case may be, shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the U.S. Borrowers or the U.K. Borrowers, as the case may be, which notice shall include a certificate submitted to the U.S. Borrowers or the U.K. Borrowers, as the case may be, by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Administrative Agent), setting forth the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant, although failure to give any such notice shall not release or diminish the U.S. Borrowers' or the U.K. Borrowers', as the case may be, obligations to pay additional amounts pursuant to this Section 2.06. The certificate required to be delivered pursuant to this Section 2.06 shall, absent demonstrable error, be final, conclusive and binding on the U.S. Borrowers or the U.K. Borrowers, as the case may be.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.

          3.01 FEES. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent in Dollars for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from the Restatement Effective Date to but excluding the Final Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate for each day equal to the relevant Applicable Margin on the daily average Unutilized Commitment of such Non-Defaulting Bank as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date or such earlier date upon which the Total Commitment is terminated.

          (b) The U.S. Borrowers jointly and severally agrees to pay to the Administrative Agent for PRO RATA distribution to each Non-Defaulting Bank (based on their respective L/C Participation Percentages as from time to time in effect in the various outstanding U.S. Letters of Credit) in Dollars a fee in respect of each U.S. Letter of Credit issued hereunder, and the U.K. Borrowers jointly and severally agree to pay to the Administrative Agent for PRO RATA distribution to each Non-Defaulting Bank (based on their respective L/C Participation Percentages in the various outstanding U.K. Letters of Credit) in Pounds Sterling (or after a Sharing Event, in Dollars) a fee in respect of each U.K. Letter of Credit issued hereunder (with all fees payable as described in this clause (b) being herein referred to as "Letter of Credit Fees"), in each case, for the period from and including the date of issuance of such Letter of Credit through the termination of such Letter of Credit, computed at a rate per annum equal to the relevant Applicable Margin, as in effect from time to time, on (x) the daily Stated Amount of such Letter of Credit (in the case of a U.S. Letter of Credit and, after a Sharing Event, a U.K. Letter of Credit) or (y) the daily U.K. L/C Stated Amount of such Letter of Credit (in the case of a U.K. Letter of Credit at any time prior to a Sharing Event). Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

          (c) Each Account Party agrees to pay to the respective Issuing Bank, for its own account, in Dollars (in the case of a U.S. Letter of Credit and, after a Sharing Event, a U.K. Letter of Credit) or in Pounds Sterling (in the case of a U.K. Letter of Credit at any time prior to a Sharing Event), a facing fee in respect of each Letter of Credit issued for its own account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of (x) the daily Stated Amount of such Letter of Credit (in the case of a U.S. Letter of Credit and, after a Sharing Event, a U.K. Letter of Credit) or (y) the daily U.K. L/C Stated Amount of such Letter of Credit (in the case of a U.K. Letter of Credit at any time prior to a Sharing Event); PROVIDED, that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee; it being agreed that (i) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Applicable Facing Fee will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full Minimum Applicable Facing Fee shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (ii) if on the date of the termination of any Letter of Credit, the Minimum Applicable Facing Fee actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

          (d) The respective Account Party agrees to pay to the respective Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the reasonable administrative charge (including reasonable expenses) which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit denominated in the respective Applicable Currency.

          (e) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Agents.

          3.02 VOLUNTARY TERMINATION OF UNUTILIZED COMMITMENTS. (a) Upon at least three Business Days' prior notice from an Authorized Representative of Holdings to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), Holdings shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment at such time, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions. Each reduction to the Total Unutilized Commitment pursuant to this Section 3.02 shall apply (i) first, in an amount equal to the lesser of (x) the reduction to the Total Unutilized Commitment then being effected or (y) the Total Non-U.K. Sub-Commitment then in effect, to reduce the Commitment (and the Non-U.K. Sub-Commitment) of each Bank, PRO RATA based on the relative Non-U.K. Sub-Commitments of the various Banks (or their respective Affiliates) and (ii) to the extent in excess of the amount to be applied pursuant to preceding clause
(i), to reduce the remaining Commitments (and the U.K. Sub-Commitments) of the various Banks PRO RATA based on the U.K. Sub-Commitments of the various Banks (or their respective Affiliates). Notwithstanding anything to the contrary contained in the immediately preceding sentence, at the time of any reduction to the Total Unutilized Commitment pursuant to this Section 3.02, Holdings may, but shall not be required to, elect that all or a portion of such reduction first be applied as provided in clause (ii) of the immediately preceding sentence, with any excess over the amount of the Total U.K. Sub-Commitment as then in effect to be applied as provided in clause (i) of the immediately preceding sentence.

          (b)  In the event of certain refusals by a Bank as provided in Section
4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, Holdings may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon five Business Days' written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate the Commitment (and the related U.K. Sub-Commitment, if any) of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedules I-A and I-B shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

          (c) In connection with any reduction or termination of the Total Unutilized Commitment and/or the Commitment (and related Sub-Commitments) of any Bank pursuant to this Section 3.02 and Section 3.03, as the case may be, each U.S. Borrower and each U.K. Borrower hereby irrevocably authorizes Holdings to take all necessary action, in the name of such U.S. Borrower or such U.K. Borrower, as the case may be, as described in this Section 3.02 or Section 3.03 in order to effect the reduction or termination of the Total Unutilized Commitment and/or the Commitment (and related Sub-Commitment) of such Bank in accordance with the provisions of this Section 3.02 or Section 3.03, as the case may be.

          3.03 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Commitment, the U.K. Sub-Commitment and the Non U.K. Sub-Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Effective Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (including Attributed Receivable Facility Indebtedness incurred at any time pursuant to the Receivables Facility which in aggregate principal amount exceeds the Receivables Facility Threshold Amount as then in effect, but excluding other Attributed Receivables Facility Indebtedness and Indebtedness for borrowed money permitted to be incurred pursuant to Sections 9.04(i) through
(xi), inclusive, and (xiii) through (xvii), inclusive) or from any issuance by Holdings or any of its Subsidiaries of any Preferred Stock (other than Qualified Preferred Stock), the Total Commitment shall be reduced by an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness or issuance of Preferred Stock.

          (c)  Each reduction to the Total Commitment pursuant to this Section
3.03 shall apply to proportionally and permanently reduce the Commitment of each Bank (based on their RL Percentages). At the time of each reduction to the Commitment of any Bank pursuant to this Section 3.03, Holdings shall specify the amount of such reduction to apply to the U.K. Sub-Commitment of such Bank and to the Non-U.K. Sub-Commitment of such Bank (the sum of which must equal the reduction to the Commitment of such Bank); PROVIDED that all Banks with U.K. Sub-Commitments shall be treated in a consistent fashion (I.E., with no reductions, or with proportionate reductions, to their respective U.K. Sub-Commitments) at the time of any reduction to the Total Commitment pursuant to this Section 3.03. In the absence of a designation by Holdings pursuant to this Section 3.03, the amount of any reduction to the Commitment of any Bank pursuant to this Section 3.03 shall apply (i) first, to reduce the Non-U.K. Sub-Commitment of the respective Bank and (ii) second, to the extent in excess thereof, to reduce the U.K. Sub-Commitments of such Bank.

          SECTION 4.  Prepayments; Payments; Taxes.

          4.01 VOLUNTARY PREPAYMENTS. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:

          (i) an Authorized Representative of such Borrower shall give the Administrative Agent prior to 2:00 P.M. (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to (I) 3:00 P.M. (New York time), in the case of Dollar Swingline Loans and (II) 10:00 A.M. (London time), in the case of Sterling Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Euro Rate Loans, whether Dollar Revolving Loans, Sterling Revolving Loans, Dollar Swingline Loans or Sterling Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

          (ii) each prepayment shall be in an aggregate principal amount of at least (w) $1,000,000, in the case of Dollar Revolving Loans, (x) L100,000, in the case of Sterling Revolving Loans, (y) $500,000, in the case of Dollar Swingline Loans and (z) L15,000, in the case of Sterling Swingline Loans, PROVIDED that if any partial prepayment of Euro Rate Loans (other than Sterling Swingline Loans) made pursuant to any Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the minimum borrowing amount applicable to each Borrowing of Euro Rate Loans as provided in Section 1.02, then such Borrowing may not be continued as a Borrowing of Euro Rate Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect;

          (iii) at the time of any prepayment of Euro Rate Loans (other than Sterling Swingline Loans) pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 1.11;

          (iv) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall, except as provided in clauses (v) and (vi) below, be applied PRO RATA among such Revolving Loans;

          (v)    in the event of certain refusals by a Bank as provided in
     Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, such Borrower may, upon five Business Days' written notice by an Authorized Representative of such Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) repay all Revolving Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) the Commitment (and the related U.K. Sub-Commitment, if any) of such Bank is terminated concurrently with such repayment (at which time Schedules I-A and I-B shall be deemed modified to reflect the changed Commitments and U.K. Sub-Commitments, if any) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (v) have been obtained;

          (vi) at such Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to the prepayment of Revolving Loans of a Defaulting Bank; and

          (vii) at the time of any repayment of Swingline Loans pursuant to this Section 4.01, the respective Borrower repaying same shall designate the various Swingline Loans of such Borrower which are being repaid; PROVIDED that in the absence of a contrary designation by the U.S. Borrowers, repayments of Dollar Swingline Loans shall first be applied to any then outstanding Excess Dollar Swingline Loans and, to the extent in excess thereof, to any other Dollar Swingline Loans then outstanding.

          4.02 MANDATORY REPAYMENTS AND CASH COLLATERALIZATIONS. (a) (i) On the fifth Business Day following any date on which the sum of the aggregate outstanding principal amount of the Swingline Loans (for this purpose, using the Dollar Equivalent thereof in the case of outstanding Sterling Swingline Loans), the Revolving Loans (for this purpose, using the Dollar Equivalent thereof in the case of outstanding Sterling Revolving Loans) and the Letter of Credit Outstandings, in each case as of such date, exceeds the Total Commitment as then in effect, the U.S. Borrowers shall prepay on such fifth Business Day the principal of outstanding Dollar Swingline Loans and/or the U.K. Borrowers shall prepay on such fifth Business Day the principal of outstanding Sterling Swingline Loans (with such repayment of Swingline Loans to be allocated between Dollar Swingline Loans and Sterling Swingline Loans as the Borrowers may elect, PROVIDED that in the absence of a contrary designation by the U.S. Borrowers, repayments of Dollar Swingline Loans shall first be applied to any then outstanding Excess Dollar Swingline Loans and, to the extent in excess thereof, to any other Dollar Swingline Loans then outstanding), and after the Swingline Loans have been repaid in full, the U.S. Borrowers shall repay the principal of outstanding Dollar Revolving Loans and/or the U.K. Borrowers shall repay the principal of outstanding Sterling Revolving Loans (with such repayment of Revolving Loans to be allocated between Dollar Revolving Loans and Sterling Revolving Loans as the Borrowers may elect) in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the respective Account Parties agree to pay to the Administrative Agent at the appropriate Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the respective Account Parties hereunder in a cash collateral account to be established by the Administrative Agent.

          (ii) On the fifth Business Day following any date on which the Individual Exposure of any Bank exceeds the Commitment of such Bank as then in effect, the U.S. Borrowers shall prepay on such fifth Business Day the principal of outstanding Dollar Swingline Loans (which, in the absence of a contrary designation, shall first be applied to Excess Dollar Swingline Loans and, to the extent in excess thereof, to any other Dollar Swingline Loans then outstanding) and/or the U.K. Borrowers shall prepay on such fifth Business Day the principal of outstanding Sterling Swingline Loans (with such repayment of Swingline Loans to be allocated between Dollar Swingline Loans and Sterling Swingline Loans as the Borrowers may elect), and after the

Swingline Loans have been repaid in full, the U.S. Borrowers shall repay the principal of outstanding Dollar Revolving Loans and/or the U.K. Borrowers shall prepay the principal of outstanding Sterling Revolving Loans (with such repayment of Revolving Loans to be allocated between Dollar Revolving Loans and Sterling Revolving Loans as the Borrowers may elect) in such amounts as shall be required so that, after giving effect to the payments pursuant to this clause
(ii), the Individual Exposure of such Bank shall no longer exceed the amount of its Commitment. If, after giving effect to the prepayment in full of all outstanding Swingline Loans and Revolving Loans, the sum of any Bank's L/C Participation Percentages of the various outstanding Letters of Credit and Unpaid Drawings relating thereto exceeds the Commitment of such Bank, such Unpaid Drawings shall be repaid in full and the respective Account Parties shall pay (and shall be jointly and severally obligated to pay) to the Administrative Agent at the appropriate Payment Office on such day an amount of cash or Cash Equivalents as shall be required to ensure that, to the extent the sum of the L/C Participation Percentages of such Bank in the various outstanding Letters of Credit exceeds the amount of its Commitment, such amounts are fully collateralized by cash and Cash Equivalents, with such cash or Cash Equivalents to be held as security for the obligations of the U.K. Borrowers or the U.S. Borrowers, as the case may be, hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may (subject to the requirements of preceding clause (a)) designate the Types of Loans which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which made, PROVIDED that: (i) in the case of repayments of Dollar Revolving Loans maintained as Eurodollar Loans and Sterling Revolving Loans, repayments of such Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by payment by the respective Borrower of all amounts owing in connection therewith pursuant to
Section 1.11; (ii) if any repayment of Euro Rate Loans (other than Sterling Swingline Loans) made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the respective Euro Rate Loans, such Borrowing (x) in the case of Dollar Revolving Loans maintained as Eurodollar Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of Sterling Revolving Loans, shall be repaid in full at the end of the then current Interest Period; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall, except as set forth in Section 4.02(a), be applied PRO RATA among such Revolving Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all Revolving Loans then outstanding shall be repaid in full on the Final Maturity Date.

          4.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (local time in the city in which the Payment Office for the respective payments is located) on the date when due and shall be made in (x) Dollars in immediately available funds at the appropriate Payment Office of the Administrative Agent in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately following clause (y) and (y) Pounds Sterling in immediately available funds at the appropriate Payment Office of the Administrative Agent, if such payment is made in respect of (i) principal of or interest on Sterling Loans, (ii) Letter of Credit Fees, Facing Fees and Unpaid Drawings (and interest thereon) in respect of U.K. Letters of Credit at any time prior to a Sharing Event or (iii) any increased costs, indemnities or other amounts owing with respect to Sterling Loans (or Commitments relating thereto) or U.K. Letters of Credit (at any time prior to a Sharing Event). The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 1:00 P.M. local time in the city in which such payments are to be made) like funds relating to the payment of principal, interest or Fees ratably to the Banks entitled thereto. Any payments under this Agreement which are made later than 1:00 P.M. (local time in the city in which such payments are to be made) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 NET PAYMENTS; TAXES. (a) All payments made by any Credit Agreement Party hereunder (including, in the case of any Parent, any U.S. Borrower or any Domestic U.K. Borrower, in its capacity as a guarantor pursuant to Section 14, 15 or 16, as the case may be) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower agrees (and (x) if such Borrower is a U.S. Borrower, each other U.S. Borrower (y) and if such Borrower is a U.K. Borrower, each other U.K. Borrower, agrees jointly and severally) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the respective Borrower agrees (and (x) if such Borrower is a U.S. Borrower, each other U.S. Borrower
(y) and if such Borrower is a U.K. Borrower, each other U.K. Borrower, agrees jointly and severally) to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The respective Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each U.S. Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal Income Tax purposes agrees to deliver to each U.S. Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of any such U.S. Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective U.S. Bank was already a U.S. Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such U.S. Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying such U.S. Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the U.S. Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such U.S. Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each U.S. Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to each U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such U.S. Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify each U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such U.S. Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) each U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by the U.S. Borrowers hereunder for the account of any U.S. Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such U.S. Bank has not provided to each U.S. Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) no U.S. Borrower shall be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a U.S. Bank in respect of income or similar taxes imposed by the United States (I) if such U.S. Bank has not provided to such U.S. Borrower the Internal Revenue Service Forms required to be provided to such U.S. Borrower pursuant to this
Section 4.04(b) or (II) in the case of a payment, other than interest, to a U.S. Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), each U.S. Borrower jointly and severally agrees to pay additional amounts and to indemnify each U.S. Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Restatement Effective Date (or, if later, the date such U.S. Bank became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes or (y) as a result of the purchase of a participation as required by Section 1.15 following the occurrence of a Sharing Event.

          (c) Each U.K. Bank that is not a resident of the United Kingdom for United Kingdom tax purposes agrees to (i) deliver to each U.K. Borrower and the Administrative Agent such declaration of non-residence or other similar claim as shall be requested by each U.K. Borrower (giving the U.K. Bank sufficient time to satisfy such requirement), as is required by statute, treaty or regulation of the United Kingdom existing on the date hereof or which are not substantially more onerous than those existing on the date hereof and which do not impose an unreasonable burden (in time, resources or otherwise) on the U.K. Bank, or (ii) within 45 days after the date hereof, make the requisite filing with the U.K. Inspector of Foreign Dividends (and/or the taxing authority of the jurisdiction in which such U.K. Bank's principal office is located) as required to establish its entitlement to an exemption from U.K. withholding under the double tax treaty currently in force between the United States (or the jurisdiction in which such U.K. Bank's principal office is located) and the United Kingdom. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) each U.K. Borrower shall be entitled, to the extent it is required to do so by law, to deduct and withhold income or similar taxes imposed by the United Kingdom on interest, Fees or other amounts payable hereunder for the account of any U.K. Bank which is not a resident of the United Kingdom for U.K. tax purposes to the extent that such U.K. Bank has not provided forms, declarations or other certification required to establish a complete exemption from such deduction or withholding and (y) each U.K. Borrower shall not be obligated pursuant to
Section 4.04(a) hereof to gross-up payments to be made to a U.K. Bank in respect of income or similar taxes imposed by the United Kingdom if such U.K. Bank has not provided to such U.K. Borrower the forms and declaration required to be
provided by such U.K. Bank pursuant to the preceding sentence.   Notwithstanding
anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04, and except as set forth in Section 13.04(b), each U.K. Borrower jointly and severally agrees to pay any additional amounts and to indemnify each U.K. Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes or (y) as a result of the purchase of a participation as required by Section 1.15 following the occurrence of a Sharing Event. For the avoidance of doubt, nothing herein shall require any U.K. Bank to disclose any information regarding its tax affairs or computations to the U.K. Borrowers or any of their respective Affiliates and no U.K. Bank shall be obligated to disclose any of its tax returns to the U.K. Borrowers or any of their respective Affiliates or any agent of the foregoing.

          (d)  If any Borrower pays any additional amount under this Section
4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to such Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit.

          SECTION 5. Conditions Precedent to Restatement Effective Date and Credit Events.

          5.01 CONDITIONS PRECEDENT TO RESTATEMENT EFFECTIVE DATE AND INITIAL CREDIT EVENTS. The occurrence of the Restatement Effective Date pursuant to
Section 13.10, and the obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, in each case on the Restatement Effective Date, are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          (a) EXECUTION OF AGREEMENT; NOTES. On or prior to the Restatement Effective Date (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate U.S. Borrowers' Revolving Note and/or U.K. Borrowers' Revolving Note executed by the appropriate Borrower or Borrowers, and to BTCo the U.S. Borrowers' Swingline Note and the U.K. Borrowers' Swingline Note executed by the appropriate Borrowers, in each case in the amount, maturity and as otherwise provided herein.

          (b) OFFICER'S CERTIFICATE. On the Restatement Effective Date, the Administrative Agent shall have received from Holdings a certificate, dated such date and signed on behalf of Holdings by the President or any Vice President of Holdings, stating all of the conditions in Sections 5.01(g), (j), (k) and (m) and 5.02 have been satisfied on such date.

          (c) FEES, ETC. On the Restatement Effective Date, each Borrower shall have paid to the Administrative Agent, the Documentation Agent and the Banks all costs, fees and expenses

(including, without limitation, reasonable legal fees and expenses) payable to the Administrative Agent, the Documentation Agent and the Banks to the extent then due.

          (d) OPINIONS OF COUNSEL. On the Restatement Effective Date, the Administrative Agent shall have received (i) from Sullivan & Cromwell, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Restatement Effective Date in the form of Exhibit E-1, (ii) from the Associate General Counsel of Holdings, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Restatement Effective Date in the form of Exhibit E-2 and (iii) from Ashurst Morris Crisp, special United Kingdom counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Banks and dated the Restatement Effective Date in the form of Exhibit E-3.

          (e) CORPORATE DOCUMENTS; PROCEEDINGS; ETC. (i) On the Restatement Effective Date, the Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an authorized officer of each New Credit Party and attested to by the Secretary or any Assistant Secretary of such New Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws of such New Credit Party, and the resolutions of such New Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (ii) On the Restatement Effective Date, the Administrative Agent shall have received bring-down certificates of all Credit Parties (other than the New Credit Parties) (x) certifying that there were no changes, or providing the text of any changes, to the certificate of incorporation and by-laws of such Credit Parties as delivered pursuant to Section 5.05 of the Original Credit Agreement, (y) to the effect that each such Credit Party is in good standing in its respective state of incorporation and in those states where each such Credit Party conducts business and (z) providing the resolutions adopted by such Credit Party with respect to the actions contemplated in this Agreement (including, without limitation, with respect to the amendment and restatement of this Agreement).

          (iii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which either Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (f) SOLVENCY CERTIFICATE. On or before the Restatement Effective Date, Holdings shall cause to be delivered to the Administrative Agent a solvency certificate addressed to the Agents and each of the Banks and dated the Restatement Effective Date from the Chief Financial Officer of Holdings, which solvency certificate shall be in the form of Exhibit G (appropriately completed) expressing opinions of value and other appropriate factual information regarding the solvency of Holdings and its Subsidiaries (on a consolidated basis), after giving effect to the Transaction and the incurrence of all financings contemplated herein.

          (g) REFINANCING. On the Restatement Effective Date and concurrently with the Credit Events then occurring, (i) the total commitments under the Existing U.K. Facility shall have been terminated and all loans thereunder shall have been repaid in full, together with interest thereon, (ii) all fees and other amounts owing pursuant to the Existing U.K. Facility shall have been repaid in full, (iii) the Existing U.K. Facility and all guarantees and pledge agreements with respect thereto shall have been terminated and of no further force or effect except for continuing indemnification obligations provided therein, (iv) the creditors under the Existing U.K. Facility shall have terminated and released all security interests and Liens on the capital stock of any U.K. Borrower granted in connection with the Existing U.K. Facility, and (v) the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to the Agents that the matters set forth in this Section 5.01(g) have been satisfied on such date.

          (h) NON-BORROWER U.S. SUBSIDIARIES GUARANTY. On the Restatement Effective Date, each Non-Borrower U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered the Amended and Restated Subsidiaries Guaranty in the form of Exhibit H-1 (as amended, modified, restated or supplemented from time to time, the "Non-Borrower U.S. Subsidiaries Guaranty"), guaranteeing all of the obligations of each of the Borrowers as more fully provided therein, and the Non-Borrower U.S. Subsidiaries Guaranty shall be in full force and effect.

          (i) PLEDGE AGREEMENTS. (i) On the Restatement Effective Date, Holdings, BFPH, each U.S. Borrower and each Non-Borrower U.S. Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Pledge and Security Agreement in the form of Exhibit I-1 (as amended, modified, restated or supplemented from time to time, the "U.S. Pledge and Security Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities referred to therein then owned by Holdings, BFPH, each U.S. Borrower and each Non-Borrower U.S. Subsidiary Guarantor, (x) endorsed in blank in the case of intercompany promissory notes, if any, constituting Pledged Securities thereunder and (y) together with executed and undated stock powers, in the case of capital stock constituting Pledged Securities.

          (ii) On the Initial Borrowing Date, each of BFPH, Laser Tech and Columbine shall have duly authorized, executed and delivered a Charge Over Shares and Promissory Notes in the form of Exhibit I-2 (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "U.S. Charge Over Shares and Notes") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein then owned by such U.S. Credit Parties and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of intercompany promissory notes, if any, constituting Pledged Securities thereunder and (y) accompanied by executed and undated stock powers in the case of shares constituting Pledged Securities, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Charge Over Shares and Notes have been taken, and the U.S. Charge Over Shares and Notes shall be in full force and effect.

          (iii) On the Initial Borrowing Date, each of the U.K. Credit Parties shall have duly authorized, executed and delivered a Charge Over Shares and Promissory Notes in the form of Exhibit I-3 (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, the "U.K. Charge Over Shares and Notes") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein then owned by such U.K. Credit Parties and required to be pledged pursuant to the terms thereof, endorsed in blank in the case of intercompany promissory notes, if any, constituting Pledged Securities thereunder and (y) accompanied by executed and undated stock powers in the case of shares constituting Pledged Securities, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.K. Charge Over Shares and Notes have been taken, and the U.K. Charge Over Shares and Notes shall be in full force and effect.

          (j) ADVERSE CHANGE; GOVERNMENTAL APPROVALS; ETC. (i) On the Restatement Effective Date, nothing shall have occurred (and the Agents shall have become aware of no facts, conditions or other information not previously known) which either Agent shall reasonably determine would reasonably be likely to have (A) a material adverse effect on the Transaction or the rights or remedies of the Agents or the Banks, or the ability of the Credit Parties to perform their respective obligations to the Agents and the Banks or (B) a Material Adverse Effect.

          (ii) On or prior to the Restatement Effective Date, (A) all necessary governmental (domestic and foreign), regulatory and third party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent and (B) all necessary material governmental (domestic and foreign) and third party approvals in connection with any Existing Indebtedness which is to remain outstanding after the Restatement Effective Date and the consummation of the Transaction shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Administrative Agent. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans, the issuance of Letters of Credit or the transactions contemplated by the Documents.

          (k) LITIGATION. On the Restatement Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to (i) the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated thereby or with respect to any Existing Indebtedness or (ii) which either Agent shall reasonably determine would reasonably be likely to have (x) a materially adverse effect on the Transaction or on the rights or remedies of either Agent or the Banks, or on the ability of the Credit Parties to perform their respective obligations hereunder to the Agents and the Banks or (y) a Material Adverse Effect.

          (l) EXISTING INDEBTEDNESS. On the Restatement Effective Date and after giving effect to the Transaction, neither Holdings nor any of its Subsidiaries shall have any Preferred Stock or Indebtedness outstanding except for (i) the Loans and Letters of Credit, (ii) Indebtedness of BFPH in an aggregate principal amount not to exceed $350,000,000 represented by the 8-7/8% Senior Subordinated Notes, (iii) Attributable Receivables Facility Indebtedness,
(iv) Indebtedness of Holdings represented by the Convertible Subordinated Debentures and (v) certain intercompany indebtedness and other indebtedness as is listed on Schedule VI (with the Indebtedness described in this clause (v) being herein called "Scheduled Existing Indebtedness" and, together with the Indebtedness described in clauses (ii), (iii) and (iv) above being herein called the "Existing Indebtedness"). On and as of the Restatement Effective Date, all of the Existing Indebtedness shall be outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any default or event of default existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby (except to the extent amended or waived by the parties thereto on terms and conditions reasonably satisfactory to the Agents and the Required Banks), and there shall not be any amendments or modifications to the Debt Agreements other than as requested or approved by the Agents or the Required Banks.

          (m) ORIGINAL CREDIT AGREEMENT. On the Restatement Effective Date concurrently with the incurrence of Loans hereunder, (i) BFPH shall have repaid in full all Original Loans and shall have paid in full all accrued but unpaid interest fees and other amounts owing pursuant to the Original Credit Agreement through the Restatement Effective Date, (iii) all letters of credit issued under the Original Credit Agreement shall have been incorporated hereunder as Original Letters of Credit and (iv) all outstanding Notes (as defined in the Original Credit Agreement) issued by BFPH to BTCo and the Original Banks shall be deemed canceled (it being understood that BTCo and the Original Banks will use reasonable efforts to return such Notes to BFPH for cancellation prior to the Restatement Effective Date).

          (n) PROJECTIONS, ETC.. (i) On or prior to the Restatement Effective Date, there shall have been delivered to the Agents and the Banks detailed projected consolidated financial statements of Holdings and its Subsidiaries after giving effect to the Transaction, as set forth in the Confidential Memorandum dated May 1998, for the period from April 1, 1998 to December 31, 2002 (the "Projections"), which Projections (x) shall reflect the forecasted financial conditions and income and expenses of Holdings and its Subsidiaries after giving effect to the Transaction and (y) shall be reasonably satisfactory in form and substance to the Agents.

          (ii) The Administrative Agent and the Banks shall have received such other calculations and PRO FORMA financial data as shall be reasonably required by the Agents in order for them to determine compliance with any applicable covenants contained in the 8-7/8% Senior Subordinated Notes Indenture, all of which shall be in form and substance reasonably satisfactory to the Agents and the Required Banks.

          5.02 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The occurrence of the Restatement Effective Date pursuant to Section 13.10, and the obligation of each Bank to make Loans (including Loans made on the Restatement Effective Date but excluding Mandatory Borrowings made thereafter, which shall be made as provided in Sections 1.01(c) and (d)), and the obligation of an Issuing Bank to issue any Letter of Credit is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          (a) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (b) ADVERSE CHANGE, ETC. At the time of each such Credit Event and also after giving effect thereto, nothing shall have occurred (and neither the Agents nor the Banks shall have become aware of any facts or conditions not previously known) which either Agent or the Required Banks shall determine (i) has, or would reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or either Agent, or on the ability of Holdings, BFPH, any Borrower or any other Credit Party to perform its obligations to either Agent or the Banks under this Agreement or any other Credit Document or
(ii) has, or would reasonably be expected to have, a Material Adverse Effect.

          (c) LITIGATION. At the time of each such Credit Event and also after giving effect thereto, no litigation by any entity (private or governmental) shall be pending or threatened in writing with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby or thereby, or which the Administrative Agent or the Required Banks shall reasonably determine would reasonably be expected to have a Material Adverse Effect.

          (d) NOTICE OF BORROWING; LETTER OF CREDIT REQUEST. (i) Prior to the making of each Revolving Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by
Section 1.03(b)(i).

          (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

          (e) REGULATION U. If at any time any Margin Stock is pledged or required to be pledged pursuant to the Pledge and Security Agreement, all actions required to be taken pursuant to Section 8.17 shall have been taken to the reasonable satisfaction of the Agents.

          The occurrence of the Restatement Effective Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Banks that all the conditions specified in Sections 5.01 (with respect to Credit Events on the Restatement Effective Date) and 6 (with respect to Credit Events after the Restatement Effective Date) and in this Section 5.02 (with respect to

Credit Events on and after the Restatement Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5.01 and 6 and in this Section 5.02, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Required Banks.

          SECTION 6. CONDITIONS PRECEDENT TO DESIGNATION OF BORROWERS. At any time that Holdings desires that an additional Wholly-Owned Subsidiary of Holdings become a Borrower hereunder, the following conditions shall be satisfied at the time such Subsidiary becomes a Borrower:

          (i) the consent of the Administrative Agent shall have been obtained (which consent shall not be unreasonably withheld or delayed);

          (ii) such Subsidiary shall have executed and delivered an Election to Become a Borrower in the form of Exhibit J, which election shall specify whether the respective Borrower shall be a U.S. Borrower or a U.K. Borrower and be in full force and effect;

          (iii) to the extent any of the documents, writings, records, instruments and consents that would have been required by Section 5.01(e) if such Subsidiary had been subject thereto on the Restatement Effective Date have not been heretofore delivered, such items shall have been delivered to, and shall be reasonably satisfactory to, the Administrative Agent;

          (iv) to the extent such Subsidiary elects to become a U.K. Borrower pursuant to its Election to Become a Borrower, (x) each other Credit Party shall have executed and delivered to the Administrative Agent a New Borrower Consent, consenting to such Subsidiary becoming a U.K. Borrower and acknowledging that such Subsidiary may incur Obligations pursuant to this Agreement (for which, in the case of a U.K. Borrower, it shall be jointly and severally liable with the other U.K. Borrowers or, in the case of any other Credit Party, it shall be liable pursuant to the respective Guarantee to which it is a party) in accordance with the terms hereof, (y) subject to the provisions of Section 1.05(g), the U.K. Borrowers (including the Subsidiary electing to become a U.K. Borrower) shall have executed and delivered new U.K. Borrowers' Revolving Notes and a U.K. Borrowers' Swingline Note to each U.K. Bank or BTCo, as the case may be, which at such time is a holder of such Notes and (z) such Subsidiary shall have complied with the requirements of Section 9.11;

          (v) to the extent such Subsidiary elects to become a U.S. Borrower pursuant to its Election to Become a Borrower, (x) each other Credit Party (excluding any U.K. Borrowers which are not otherwise Credit Parties) shall have executed and delivered to the Administrative Agent a New Borrower Consent, consenting to such Subsidiary becoming a U.S. Borrower and acknowledging that such Subsidiary may incur Obligations pursuant to this Agreement (for which, in the case of a U.S. Borrower, it shall be jointly and severally liable with the other U.S. Borrowers or, in the case of any other Credit Party, it shall be liable pursuant to the respective Guarantee to which it is a party) in accordance with the terms hereof, (y) subject to the provisions of Section 1.05(g), the U.S. Borrowers (including the Subsidiary electing to become a U.S. Borrower) shall have executed and delivered new U.S. Borrowers' Revolving Notes and a U.S. Borrowers' Swingline Note to each Bank or BTCo, as the case may be, which at such time is a holder of such Notes and (z) such Subsidiary shall have complied with the requirements of Section 9.11;

          (vi) in the event such Subsidiary elects to become a U.K. Borrower, such Subsidiary shall have caused to be delivered to the Administrative Agent and the Banks such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent or the Required Banks to assure themselves that the joint and several nature of the obligations of such Subsidiary and the other U.K. Borrowers is in compliance with the laws of England and Wales (including, without limitation, Section 151 of the Companies Act (1985), as amended); and

          (vii) in any case, such Subsidiary shall have caused to be delivered to the Administrative Agent and the Banks such officers' certificates and opinions of counsel as may be reasonably requested by the Administrative Agent or the Required Banks.


Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, no Foreign Subsidiary may become a U.S. Borrower pursuant to this
Section 6.

          SECTION 7. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each Credit Agreement Party makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01  COMPANY STATUS.  Each of Holdings and each of its Subsidiaries
(i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          7.02 COMPANY POWER AND AUTHORITY. Each Credit Party has the power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 NO VIOLATION. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor consummation of the transactions contemplated therein (i) will contravene any material provision of any applicable law, statute, rule or regulation or of any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents) upon any of the material properties or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject (including, without limitation, the 8-7/8% Senior Subordinated Note Indenture and the Convertible Subordinated Debenture Indenture), PROVIDED that no representation or warranty is made hereunder in respect of such agreements referred to in this clause (ii) relating to Indebtedness in an aggregate amount not to exceed $10,000,000 for all such agreements, or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of Holdings or any of its Subsidiaries.

          7.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the Transaction, (ii) the execution, delivery and performance of any Document or (iii) the legality, validity, binding effect or enforceability of any such Document.

          7.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a) (i) The consolidated statements of financial condition of Holdings and its Subsidiaries at December 31, 1997 and the related consolidated statements of income and cash flow and changes in shareholders' equity of Holdings and its Subsidiaries for the fiscal year ended on such date, and furnished to the Banks prior to the Restatement Effective Date, and (ii) the consolidated balance sheet of Holdings and its Subsidiaries as of the end of the fiscal quarter of Holdings ended March 31, 1998, and the related consolidated statements of earnings, shareholder's equity and cash flows of Holdings and its Subsidiaries for such quarterly period, and furnished to the Banks prior to the Restatement Effective Date, in each case present fairly in all material respects the financial condition of Holdings and its Subsidiaries at the date of such statements of financial condition and the results of the operations of Holdings and its Subsidiaries for the respective fiscal year or fiscal quarter, as the case may be (subject, in the case of unaudited financial statements, to normal year-end adjustments). All such financial statements have been prepared in accordance with GAAP and practices consistently applied, except, in the case of the quarterly and monthly statements, for the omission of footnotes, and certain reclassifications and ordinary end of period adjustments and accruals (all of which are of a recurring nature and none of which individually, or in the aggregate, would be material).

          (b) After giving effect to the Transaction, since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          (c) On and as of the Restatement Effective Date, after giving effect to the Original Transaction and the Transaction and to all Indebtedness (including the Loans) being incurred or assumed, and Liens created by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of each Borrower, individually, the U.S. Borrowers taken as a whole, the U.K. Borrowers taken as a whole and Holdings and its Subsidiaries (on a consolidated basis) (each of the foregoing, as to itself, as to itself and the other relevant Borrowers or as to itself and its Subsidiaries, a "Solvent Entity") will exceed its debts; (y) each Solvent Entity has not incurred and does not intend to incur, nor believes that it will incur, debts beyond its ability to pay such debts as such debts mature; and (z) each Solvent Entity will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(c), "debt" means any liability on a claim, and "claim" means
(i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, secured or unsecured.

          (d) On and as of the Restatement Effective Date, the Projections set forth on Schedule IV hereto, which have been delivered to the Agents and the Banks prior to the Restatement Effective Date, are based on good faith estimates and assumptions made by management of Holdings and there are no statements or conclusions in any of the Projections which are based upon or include information known to the executive officers of Holdings to be misleading or which fail to take into account material information regarding the matters reported therein.

          7.06 LITIGATION. There are no actions, suits or proceedings pending or threatened in writing (excluding actions, suits or proceedings under Environmental Laws, which matters are covered in Section 7.19) (i) with respect to any Credit Document or (ii) that would reasonably be expected to have a Material Adverse Effect.

          7.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agents or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such information (taken as a whole) hereafter furnished by or on behalf of any such Person in writing to the Agents or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

          7.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) Proceeds of Revolving Loans shall be used on the Restatement Effective Date by (i) one or more U.S. Borrowers to make intercompany loans and/or to pay Dividends to BFPH to enable BFPH to repay amounts owing pursuant to the Original Credit Agreement and (ii) BFL to effect the Refinancing and to pay fees and expenses relating to the Transaction. All other proceeds of Loans incurred on and after the Restatement Effective Date pursuant to this Agreement shall be used for the Borrowers' and their respective Subsidiaries' ongoing working capital requirements and general corporate purposes (including, to effect Permitted Acquisitions and to make investments in Unrestricted Subsidiaries, in each case to the extent permitted by this Agreement).

          (b) The value of the Margin Stock at any time owned by Holdings and its Domestic Subsidiaries (excluding any Margin Stock acquired pursuant to a Two-Step Permitted Acquisition which, at the time this representation is made, continues to constitute Margin Stock that is pledged at such time pursuant to the Pledge and Security Agreement) does not exceed 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 TAX RETURNS AND PAYMENTS. (a) Each of Holdings and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods (inclusive of any permitted extensions), with the appropriate taxing authority, all Federal, material state and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries. The Returns accurately reflect all material liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all material taxes payable by them other than taxes which are not due and payable, and other than those contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. As of the Restatement Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or BFPH, threatened by any authority regarding any material taxes relating to

Holdings or any of its Subsidiaries. As of the Restatement Effective Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither Holdings nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction. Additionally, all of the foregoing representations are true and correct as to all Unrestricted Subsidiaries (to the same extent they were to Restricted Subsidiaries) except to the extent any and all failures to be true and correct would not reasonably be expected to have a Material Adverse Effect.

          7.10 COMPLIANCE WITH ERISA. Except to the extent that any breach, noncompliance, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) Except as set forth on Schedule XIII, each Plan is in substantial compliance with the applicable provisions of ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan or Multiemployer Plan is insolvent or in reorganization. Except as discussed on Schedule XIII hereto, no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; all contributions required to be made by Holdings or any Subsidiary or any ERISA Affiliate with respect to each Plan, each Multiemployer Plan and each Foreign Pension Plan have been timely made or accrued or otherwise properly reserved on Holdings' or such Subsidiary's balance sheet; neither Holdings nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability to or on account of any Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
     4975 or 4980 of the Code or reasonably expects to incur any liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan or Multiemployer Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan under Section 4042 of ERISA; no condition exists which presents a material risk to Holdings or any of its Subsidiaries or any ERISA Affiliate of liability to or on account of any Plan or, to the best knowledge of Holdings or BFPH, any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or, to the best knowledge of Holdings or BFPH, any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan or Multiemployer Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which would reasonably be expected to have a Material Adverse Effect on the ability of any Credit Agreement Party to perform its obligations under this Agreement.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Neither Holdings nor any of its Subsidiaries has incurred any liability in connection with the termination of or withdrawal from any Foreign Pension Plan that has not been accrued or otherwise properly reserved on Holdings' or such Subsidiary's balance sheet. With respect to each Foreign Pension Plan that is required by applicable local law or by its terms to be funded through a separate funding vehicle, the present value of the accrued benefit liabilities (whether or not vested) under each such Foreign Pension Plan, determined as of the latest valuation date for such Foreign Pension Plan on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by an amount which, when added to the aggregate amount of the accrued benefit liabilities with respect to all other foreign pension plans, is in excess of $5,000,000.

          7.11 PLEDGE AGREEMENTS. The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors under each Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in such Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities or the proceeds thereof under any Pledge Agreement.

          7.12 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. All representations and warranties by Holdings and its Subsidiaries set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations or warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.

          7.13 PROPERTIES. Each Credit Agreement Party and each of its respective Subsidiaries have good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by them, including all property reflected in the balance sheets referred to in
Section 7.05(a) and in the PRO FORMA balance sheet referred to in Section 5.13 of the Original Credit Agreement (except as sold or otherwise disposed of since the respective dates of such balance sheets in the ordinary course of business or as otherwise permitted by this Agreement), free and clear of all Liens, other than (i) as referred to in the balance sheets or in the notes thereto or (ii) Permitted Liens.

          7.14 CAPITALIZATION. (a) As of the close of business on June 19, 1998, the authorized capital stock of Holdings consisted of (i) 50,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"), of which 19,748,147 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock (250,000 shares of which are designated Series A Junior Preferred Stock), none of which were issued and outstanding (such authorized shares of preferred stock, the "Holdings Preferred Stock"). All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Restatement Effective Date, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for the Convertible Subordinated Debentures.

          (b) On the Restatement Effective Date, the authorized capital stock of BFPH consisted of 3,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of BFPH, the "BFPH Common Stock"), of which 1,000 shares were issued and outstanding and owned by Holdings. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Restatement Effective Date, BFPH does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15 SUBSIDIARIES. On and as of the Restatement Effective Date, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule V.
Schedule V correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of Holdings in each class of capital stock or other equity interests of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of Holdings have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. Except as set forth on Schedule V, no Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          7.16 COMPLIANCE WITH STATUTES, ETC. Each of the Credit Agreement Parties and each of their respective Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which matters are covered under Section 7.19), except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.17 INVESTMENT COMPANY ACT. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate"


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

of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19 ENVIRONMENTAL MATTERS. Except for such failures and noncompliances of the types described herein, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) Holdings and each of its Subsidiaries is in compliance with all applicable Environmental Laws and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines, or forfeitures for failure to comply with any of the foregoing, and the requirements of any permits issued under such Environmental Laws; there are no pending or, to the knowledge of Holdings or BFPH, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries; and there are no facts, circumstances, conditions or occurrences on any Real Property at any time owned or operated by Holdings or any of its Subsidiaries or, to the knowledge of Holdings or BFPH, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any Real Property currently owned or operated by Holdings or any of its Subsidiaries, or (ii) to cause any such currently owned Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law; and

          (b) Holdings and its Subsidiaries have not at any time generated, used, treated or stored Hazardous Materials on, or transported Hazardous Materials to or from, or Released Hazardous Materials on or from any Real Property owned or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use or maintenance of any such Real Property by Holdings' or such Subsidiary's business. Notwithstanding anything to the contrary contained above, to the extent the representation and warranty contained in this Section 7.19 relates to any Subsidiary of Holdings for any period prior to the acquisition thereof by Holdings or any of its Subsidiaries pursuant to a Permitted Acquisition, such representation and warranty is made to the best knowledge of Holdings.

The Banks acknowledge that Holdings has disclosed certain material environmental matters relating to Holdings and its Subsidiaries in reports filed with the SEC under the Securities Act and/or the Exchange Act (including, without limitation, the Registration Statement).

          7.20 LABOR RELATIONS. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending or, to the knowledge of Holdings or BFPH, threatened against Holdings or any of its Subsidiaries before the National Labor Relations Board and no material grievance or material arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of Holdings or BFPH, threatened against Holdings or any of its Subsidiaries, (ii) no strike, labor dispute, slowdown or stoppage



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

is pending or, to the knowledge of Holdings or BFPH, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

          7.21 PATENTS, LICENSES, FRANCHISES AND FORMULAS. Each of Holdings and each of its Subsidiaries owns all patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or obtain which, as the case may be, would be reasonably likely to result in a Material Adverse Effect.

          7.22 INDEBTEDNESS. Schedule VI sets forth a true and complete list of all Indebtedness (exclusive of (w) Indebtedness pursuant to this Agreement, (x) the 8-7/8% Senior Subordinated Notes, (y) the Convertible Subordinated Debentures and (z) Attributable Receivables Facility Indebtedness) of Holdings and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          7.23 TRANSACTION. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction in accordance with the terms of the Documents and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained).
Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction, the occurrence of any Credit Event, or the performance by any Credit Party of its obligations under the Documents and all applicable laws.

          7.24 INSURANCE. Set forth on Schedule VII hereto is a true, correct and complete summary of all material insurance carried by each Credit Party on and as of the Restatement Effective Date, with the amounts insured set forth therein.

          7.25 TREATMENT OF CERTAIN EXTENSIONS OF CREDIT UNDER INDENTURES. (a) From and after the Restatement Effective Date, this Agreement (as same may be amended, modified or supplemented from time to time) constitutes (x) the "Credit Agreement" under, and as defined in, the 8-7/8% Senior Subordinated Note Indenture and (y) the "Bank Credit Agreement" under, and is defined in, the Convertible Subordinated Debenture Indenture. All Obligations pursuant to this Agreement constitute (x) "Senior Indebtedness" and "Designated Senior Indebtedness" under, and as defined in, the 8-7/8% Senior Subordinated Note Indenture and (y) "Secured Indebtedness" and "Designated Senior Indebtedness"


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

under, and as defined in, the Convertible Subordinated Debenture Indenture, and are entitled to the benefits of the subordination provisions contained in
Article X of the 8-7/8% Senior Subordinated Note Indenture and Article 12 of the Convertible Subordinated Debenture Indenture.

          (b) BFPH represents and warrants to the Banks that (x) on the date of each Credit Event (after giving effect to the extension of credit to occur on such date), if the aggregate principal amount of outstanding Loans and Letter of Credit Outstandings (for this purpose using the Dollar Equivalent of each outstanding Sterling Loan) would exceed $475,000,000, then, after giving effect to the respective Credit Event, such Credit Event would be permitted pursuant to the first paragraph of Section 4.9 of the 8-7/8% Senior Subordinated Notes Indenture (and that BFPH's Fixed Charge Coverage Ratio referred to therein would be at least equal to 2.25 to 1 after giving effect thereto) and (y) each incurrence of Loans and issuance of any Letter of Credit is permitted pursuant to the terms of the 8-7/8% Senior Subordinated Notes Indenture. This Section 7.25(b) shall cease to be of further force or effect at such time as all 8-7/8% Senior Subordinated Notes have been repaid in full (or fully defeased) and the provisions of Section 4.9 of the 8-7/8% Senior Subordinated Notes Indenture are no longer effective.

          (c) On and after the execution and delivery thereof, the subordination provisions contained in any agreement or instrument relating to Permitted Refinancing Indebtedness and Permitted Subordinated Indebtedness will be enforceable against the debtor thereunder and the holders of such Indebtednesss.

          7.26 SPECIAL PURPOSE CORPORATION. The Receivables Subsidiary was formed for the purpose of purchasing, and receiving contributions of, receivables from any Subsidiary Guarantor, and selling such receivables to, or obtaining secured loans from, the Receivables Purchasers (or to the Master Trust created pursuant to the Receivables Facility), pursuant to the Receivables Facility and except in connection with the foregoing (and activities reasonably incidental thereto), the Receivables Subsidiary engages in no business activities and has no significant assets or liabilities and shall in no event purchase receivables from any Unrestricted Subsidiary.

          7.27 YEAR 2000 REPRESENTATION. To the best knowledge and belief of each Credit Agreement Party, the cost to Holdings and its Subsidiaries of reprogramming and testing its computer systems and equipment to accommodate year 2000 compliance and of the reasonably foreseeable consequences of year 2000 to Holdings and its Subsidiaries could not reasonably be expected to result in an Event of Default.

          SECTION 8. AFFIRMATIVE COVENANTS. Each Credit Agreement Party hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:


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

          8.01 INFORMATION COVENANTS. The Credit Agreement Parties will furnish to the Administrative Agent (with sufficient copies for all the Banks), and the Administrative Agent will promptly forward to each Bank:

          (a) MONTHLY REPORTS. Within 35 days after the end of each calendar month of Holdings (or within 45 days after the end of the last month of each fiscal year), the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statement of income for such calendar month and the elapsed portion of the calendar year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior calendar year, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the close of each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income and retained earnings and cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and setting forth comparative figures for the related periods in the prior fiscal year and the budgeted figures for such quarterly period as set forth in the respective budget delivered pursuant to Section 8.01(e) and (iii) management's discussion and analysis of the important operational and financial developments during such quarterly period; PROVIDED that for any quarterly accounting period during which Holdings is a Reporting Company under the Exchange Act, the furnishing of (x) Holdings' Form 10-Q Report filed with the SEC for such quarterly accounting period and (y) a comparison of actual results to budgeted figures as required above, shall satisfy the requirements of this Section 8.01(b) for the respective fiscal quarter, all of which shall be certified by an Authorized Representative of Holdings, subject to normal year-end audit adjustments and the absence of footnotes.
          (c) ANNUAL FINANCIAL STATEMENTS. Within 95 days after the close of each fiscal year, (I) the consolidated balance sheet of each of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows (and a statement of net sales, EBITDA and operating income for each business segment of Holdings and its Subsidiaries (I.E., insert advertising and newspaper services, direct marketing services, digital services and specialty products and commercial printing) and the combined international operations of Holdings and its Subsidiaries, setting forth, as appropriate, eliminations for intercompany sales and corporate expenses) for such fiscal year setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated statements, by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audits of the financial statements of Holdings and its Subsidiaries, which audits were conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default with respect to the covenants set forth in Sections 9.02 through 9.15, inclusive, has occurred and is continuing, a statement as to the nature thereof and (II) management's discussion and analysis of the important operational and financial developments during such fiscal year; PROVIDED that for any fiscal year for which Holdings is a Reporting Company under the Exchange Act, the furnishing of (x) Holdings' Form 10-K Report filed with the SEC for such annual accounting period, and (y) the statements of net sales, EBITDA and operating income as required above, shall satisfy the requirements of this Section 8.01(c) for the respective fiscal year.

          (d) MANAGEMENT LETTERS. Promptly after the receipt thereof by Holdings or any of its Subsidiaries, a copy of any "management letter" received by such Person from their certified public accountants and the management's non-privileged responses thereto.

          (e) BUDGETS. No later than 90 days (or earlier, if available) following the commencement of the first day of each fiscal year, a budget in form satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Holdings for (x) each of the four fiscal quarters of such fiscal year prepared in reasonable detail and (y) each of the four fiscal years immediately following such fiscal year prepared in summary form, in each case, on a consolidated basis, for Holdings and its Subsidiaries (and on a business segment and combined international operational basis as described in Section 8.01(c) above).

          (f) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 8.01(a), (b) and (c), a certificate of an Authorized Representative of Holdings to the effect that, to the best of such Authorized Representative's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of Holdings, (x) set forth the calculations required to establish whether the Credit Parties were in compliance with the provisions of Sections 3.03, 4.02, 9.02, 9.03, 9.04, 9.05 and 9.07 through
     9.09, inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) set forth the calculation of the Leverage Ratio, the amount of the Available Basket Amount at the end of the period covered by such financial statements, and all sources and uses of proceeds relating to the calculations thereof changing during the period covered by such statements.

          (g) NOTICE OF DEFAULT OR LITIGATION. As soon as practicable, and in any event within five Business Days after an executive officer of any Credit Agreement Party obtains actual knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default,
     (ii) any litigation or governmental investigation or proceeding pending or threatened in writing (x) against Holdings or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, or (y) with respect to any material Indebtedness of Holdings or any of its Subsidiaries taken as a whole and (iii) any other event which would reasonably be expected to have a Material Adverse Effect.


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

          (h) OTHER REPORTS AND FILINGS. As soon as practicable, and in any event within 10 Business Days after the filing or delivery thereof, as the case may be, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or the Registrar of Companies in England and Wales and copies of all notices and reports which Holdings or any of its Subsidiaries shall deliver to holders of its Indebtedness (including the 8-7/8% Senior Subordinated Notes and the Convertible Subordinated Debentures) pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) or deliver to holders of Convertible QUIPS pursuant to the terms of the documentation relating thereto (or any trustee, agent or other representative therefor).

          (i) ENVIRONMENTAL MATTERS. As soon as practicable, and in any event within 20 Business Days after an executive officer of Holdings or BFPH obtains actual knowledge thereof, notice of any of the following environmental matters, unless such environmental matters would not, individually or when aggregated with all other such environmental matters, be reasonably expected to (x) have a Material Adverse Effect or (y) result in a remedial cost to Holdings or any of its Subsidiaries in excess of $5,000,000:

                 (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by Holdings or any of its Subsidiaries;

                 (ii) any condition or occurrence after the Restatement Effective Date on or arising from any Real Property owned or operated by Holdings or any of its Subsidiaries that (a) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

                 (iii) any condition or occurrence on any Real Property owned or operated by Holdings or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or any of its Subsidiaries of such Real Property under any Environmental Law; and

                 (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by Holdings or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

     All such notices shall describe in reasonable detail, to the extent known at such time upon diligent inquiry, the nature of the claim, investigation, condition, occurrence or removal or remedial action, and Holdings' or such Subsidiary's response or proposed response thereto. In addition, each Credit Agreement Party will provide the Administrative Agent with copies of all material communications regarding matters reasonably likely to result in environmental liabilities in excess of $5,000,000 between Holdings or any of its Subsidiaries and any government or governmental agency relating to Environmental Laws, all communications regarding matters reasonably likely to result


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

     in environmental liabilities in excess of $5,000,000 between Holdings or any of its Subsidiaries and any Person (other than its attorneys) relating to Environmental Claims, and such non-privileged detailed reports of any Environmental Claim as may be requested by the Administrative Agent or the Required Banks.

          (j) ANNUAL MEETINGS WITH BANKS. At the request of the Administrative Agent, Holdings shall within 120 days after the close of each fiscal year of Holdings hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

          (k) INDENTURE CALCULATIONS. So long as any 8-7/8% Senior Subordinated Notes are outstanding, at the time of the delivery of the financial statements provided for in Section 8.01(b) or (c), a certificate of the chief financial officer or treasurer of Holdings containing calculations required to establish the Fixed Charge Coverage Ratio (as such term is defined in the 8-7/8% Senior Subordinated Notes Indenture) and showing the maximum amount of Loans which may be incurred by the Borrowers under this Agreement during the following fiscal quarter while remaining in compliance with the first paragraph of Section 4.9 of the 8-7/8% Senior Subordinated Notes Indenture, in each case as determined on the last day of the immediately preceding fiscal quarter (and on a PRO FORMA basis, in accordance with the relevant requirements of the 8-7/8% Senior Subordinated Notes Indenture).

          (l) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as the Administrative Agent or any Bank (through the Administrative Agent) may reasonably request.

          8.02 BOOKS, RECORDS AND INSPECTIONS. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP in all material respects and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, at the Administrative Agent's or such other Bank's own expense, as the case may be (or, if a Default or Event of Default is in existence, at Holdings' expense), during regular business hours, upon reasonable advance notice and under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings and any of its Subsidiaries, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to any reasonable extent as the Administrative Agent or any Bank may reasonably request.



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

          8.03 MAINTENANCE OF PROPERTY; INSURANCE. (a) Holdings will, and will cause each of its Subsidiaries to (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted),
(ii) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice or past practices of BFPH and its Subsidiaries as in effect as on the Restatement Effective Date and (iii) furnish to the Administrative Agent and each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the immediately preceding sentence, Holdings will at all times cause insurance of the types described in Schedule VII to be maintained (with the same scope of coverage as that described in Schedule VII) at levels which are at least as great as the respective amount described opposite the respective type of insurance on Schedule VII under the column headed "Minimum Amount Required to be Maintained." Such insurance shall include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis, covering the full repair and replacement costs of all such property and business interruption insurance for the actual loss sustained.

          (b) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, the Administrative Agent shall have the right (but shall be under no obligation) after giving notice to Holdings (but not requiring any consent from Holdings) to procure such insurance and the Credit Parties agree to jointly and severally reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.

          8.04 CORPORATE FRANCHISES. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; PROVIDED, however, that nothing in this Section 8.04 shall prevent (i) transactions permitted in accordance with the applicable requirements of Section 9.02 or (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not reasonably be expected to have a Material Adverse Effect.

          8.05 COMPLIANCE WITH STATUTES, ETC. Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. Holdings will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, will pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither Holdings nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by Holdings or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials used or stored at any such Real Properties in compliance (excluding non-compliance which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect) with all applicable Environmental Laws and reasonably required in connection with the business of Holdings and its Subsidiaries or the operation, use and maintenance of any such Real Property.

          8.07 ERISA. As soon as possible and, in any event, within 15 days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to the Administrative Agent a certificate of the chief financial officer or treasurer of Holdings setting forth details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto, that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be reasonably expected to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan or Multiemployer Plan; that a contribution required to be made by Holdings or a Subsidiary or an ERISA Affiliate to a Plan or Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan or otherwise under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or otherwise under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA; or that Holdings or any Subsidiary of Holdings may reasonably be expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any employee pension benefit plan (as defined in Section 3(2) of ERISA) in addition to any liability existing on the Original Effective Date pursuant to any such welfare or pension plan or plans. If requested by any Agent or the Required Banks in writing, Holdings will deliver to the Administrative Agent or the requesting Banks, as the case may be, a complete copy of the annual report (Form 5500) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the


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Administrative Agent pursuant to the first sentence hereof, copies of any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate (i) from any government agency with respect to any Plan or Foreign Pension Plan or (ii) received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent no later than 15 days after the date such notice has been received by Holdings, such Subsidiary or such ERISA Affiliate, as applicable.

          8.08 END OF FISCAL YEARS; FISCAL QUARTERS. Each Credit Agreement Party shall cause (i) each of its, and each of its Subsidiaries', fiscal years (for accounting and SEC disclosure purposes) to end on December 31, and (ii) itself, and each of its Subsidiaries, to maintain fiscal quarters consistent therewith.

          8.09 PERFORMANCE OF OBLIGATIONS. Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument, by which it is bound, except such non-performances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.10 PAYMENT OF TAXES. Holdings will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims for material sums that have become due and payable which, if unpaid, might become a lien or charge upon any properties of Holdings or any of its Subsidiaries; PROVIDED that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it maintains adequate reserves with respect thereto in accordance with GAAP.

          8.11 ADDITIONAL SECURITY; FURTHER ASSURANCES. (a) Holdings agrees to cause (x) each Domestic Subsidiary established or created in accordance with
Section 9.11 (i) that does not become a U.S. Borrower pursuant to Section 6, to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection Agreements in substantially the form of the Non-Borrower U.S. Subsidiaries Guaranty, or to become a party to the Non-Borrower U.S. Subsidiaries Guaranty or (ii) to execute and deliver an Election to Become a Borrower and to comply (and to cause all other U.S. Borrowers to comply) with the requirements of Section 6 and (y) each U.K. Subsidiary established or created in accordance with Section 9.11 (i) that does not become a U.K. Borrower pursuant to Section 6, to execute and deliver a guaranty of all Obligations and all obligations under Interest Rate Protection Agreements in substantially the form of the Non-Borrower U.K. Subsidiaries Guaranty, or to become a party to the Non-Borrower U.K. Subsidiaries Guaranty or
(ii) to execute and deliver an Election to Become a Borrower and to comply (and to cause all other U.K. Borrowers to comply) with the requirements of Section 6. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, the Receivables Subsidiary shall not be required to become a Non-Borrower U.S. Subsidiary Guarantor, although 100% of the capital stock of the Receivables Subsidiary shall be pledged pursuant to the U.S. Pledge and Security Agreement.


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

          (b) Holdings agrees to pledge, and to cause BFPH, each Borrower and each Subsidiary Guarantor to pledge, the capital stock of each new Subsidiary and Unrestricted Subsidiary (except to the extent the capital stock of any such Subsidiary or Unrestricted Subsidiary is not owned by a Credit Party) established or created in accordance with Section 9.11 to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Pledge Agreement.

          (c) Holdings will, and will cause each of its Subsidiaries to, at the expense of the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral covered by the Pledge and Security Agreement as the Collateral Agent may reasonably require pursuant to this
Section 8.11. Furthermore, each Credit Agreement Party shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

          (d) Except as otherwise provided in the relevant Pledge Agreement, each of the Credit Agreement Parties agrees that each action required above by
Section 8.11(a) or (b) shall be completed contemporaneously with the creation of the respective new Subsidiary or Unrestricted Subsidiary, as applicable. Furthermore, each of the Credit Agreement Parties further agrees that each action required by Section 8.11(c) shall be completed as soon as reasonably practicable, but in no event later than 30 days after such action is requested to be taken by the Administrative Agent or the Required Banks.

          (e) At such time as the assets of all corporations owned by Holdings and its Subsidiaries which theretofore constitute Shell Corporations exceed $100,000 in the aggregate, Holdings shall notify the Administrative Agent as to which corporations shall cease to constitute Shell Corporations or, in the absence of such designation, all such corporations shall at such time cease to be Shell Corporations.

          8.12 OWNERSHIP OF SUBSIDIARIES. (a) Notwithstanding anything to the contrary contained in this Agreement, Holdings shall at all times own directly 100% of the capital stock of BFPH.

          (b) Holdings and BFPH shall at all times own, directly or indirectly, 100% of the capital stock or other equity interests of each of their respective Subsidiaries (except to the extent (x) 100% of the capital stock of any such Subsidiary is sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 9.02(viii) or (xiv), (y) such capital stock is acquired pursuant to an acquisition permitted by Section 9.02(vii) or an Investment permitted by Section 9.05(vii) or (z) set forth on Schedule V); PROVIDED that, (x) Permitted Acquired Subsidiary Preferred Stock may be assumed in connection with one or more Permitted Acquisitions in accordance with the requirements of Section 9.12(d) and (y) in the case of any Two-Step Permitted Acquisition, during the period from the consummation of the tender offer portion thereof until the earlier to occur of (i) the consummation of the subsequent merger or compulsory share acquisition constituting a portion thereof or (ii) the date occurring 135 days after the consummation of the tender portion thereof, the respective Target of such Two-Step


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Permitted Acquisition may be a Subsidiary of Holdings which is not a
Wholly-Owned Subsidiary thereof.

          (c) Treasure Chest shall at all times directly own 100% of the outstanding capital stock of the Receivables Subsidiary.

          8.13  PERMITTED ACQUISITIONS.  (a)  Subject to the provisions of this
Section 8.13 and the requirements contained in the definition of Permitted Acquisition, each of Holdings, BFPH and their respective Wholly-Owned Subsidiaries, may from time to time after the Restatement Effective Date effect Permitted Acquisitions, so long as: (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) Holdings or BFPH shall have given the Administrative Agent and the Banks at least 3 Business Days' prior written notice of any Permitted Acquisition, PROVIDED that in the case of a Permitted Acquisition for aggregate consideration of $25,000,000 (or the Sterling Equivalent thereof in the case of a Permitted Acquisition to be effected with consideration denominated in Pounds Sterling) or less, no such notice shall be required unless a Borrowing of Revolving Loans shall be used to effect such Permitted Acquisition, in which case written notice of such Permitted Acquisition shall be given at the time of the delivery of a Notice of Borrowing in respect of such Borrowing of Revolving Loans; (iii) calculations are made by Holdings or BFPH of compliance with the covenants contained in Sections 9.08 and 9.09 for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended, PROVIDED that if financial statements for the last month of the fiscal quarter most recently ended have not yet been delivered (and were not required to be delivered) pursuant to Section 8.01(a), then compliance with the covenants described above shall instead be tested for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended for which financial statements have been delivered (or were required to be delivered) pursuant to Section 8.01(b) or (c), as the case may be, prior to the date of such Permitted Acquisition (each, a "Calculation Period"), on a PRO FORMA Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Restatement Effective Date, calculated as if the covenants contained in said Sections 9.08 and 9.09 had been applicable from the first day of the Calculation Period); PROVIDED that if the respective Permitted Acquisition is a Two-Step Permitted Acquisition, the calculations required pursuant to this clause (iii) shall be required to be made on a PRO FORMA BASIS as otherwise required above, but both after giving effect to (x) FIRST, the acquisition of shares of the Target actually acquired pursuant to the respective tender offer (but not giving effect to any subsequent merger or compulsory share acquisition to be effected as part of the Two-Step Permitted Acquisition) and (y) SECOND, to the actions described in preceding clause (x) and the subsequent merger or compulsory share acquisition which will conclude the respective Two-Step Permitted Acquisition, and both sets of calculations shall show that the financial covenants referenced above


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

would have been complied with in both scenarios described in preceding clauses
(x) and (y) of this proviso (I.E., whether or not the subsequent merger or compulsory share acquisition is ever effected); (iv) Holdings or BFPH shall have examined the tax, ERISA, environmental and other contingent liabilities to be assumed in connection with, or acquired or incurred as a result of, the proposed Permitted Acquisition and shall have determined that the assumption of such contingent liabilities (x) would not reasonably be likely to result in a Material Adverse Effect and (y) will not, on a prospective basis, impair Holdings' ability to comply with the financial covenants contained in Sections
9.08 and 9.09; (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (vi) Holdings or BFPH provides to the Administrative Agent and the Banks as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; and
(vii) immediately prior to the consummation of the proposed Permitted Acquisition, Holdings or BFPH shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Representative of Holdings or BFPH certifying, to his knowledge, compliance with the requirements of preceding clauses (i), (iv) and (v) and, in the case of a Permitted Acquisition for aggregate consideration of more than $25,000,000 (or the Sterling Equivalent thereof), clause (iii) and containing the calculations required by said clause
(iii).

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the relevant Pledge Agreement in accordance with the requirements of Section 9.11.

          (c) At the time of each Permitted Acquisition involving the creation or acquisition of a Wholly-Owned Subsidiary of Holdings or BFPH (or, in the case of a Two-Step Permitted Acquisition involving the acquisition of a Wholly-Owned Subsidiary of Holdings or BFPH, upon the consummation of the subsequent merger or compulsory share acquisition which concludes the respective Two-Step Permitted Acquisition), Holdings shall, upon the request of the Administrative Agent or the Required Banks, cause such Wholly-Owned Subsidiary to execute and deliver an Election to Become a Borrower and all other documentation required by
Section 6.

          (d) Holdings shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.11, to the reasonable satisfaction of the Administrative Agent.

          (e) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Credit Agreement Party that the certifications by Holdings


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or BFPH (or by one or more of its Authorized Representatives) pursuant to
Section 8.13(a) are true and correct in all material respects and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 10.

          8.14 MAINTENANCE OF CORPORATE SEPARATENESS. Each Credit Agreement Party will, and will cause each of its Subsidiaries and Unrestricted Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate records.
None of Holdings, BFPH, BF Trust or any of their Subsidiaries shall conduct its or their affairs in a manner which is reasonably likely to result in the corporate or other existence of any Credit Agreement Party, BF Trust or any of their respective Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of Holdings or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

          8.15 FOREIGN SUBSIDIARIES SECURITY. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Holdings reasonably acceptable to the Administrative Agent and the Required Banks (including Sullivan & Cromwell and/or in-house counsel of Holdings) does not within 30 days after a request from the Administrative Agent or the Required Banks deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Banks, with respect to any Foreign Subsidiary (and in the case of clause (i) below, any Foreign Unrestricted Subsidiary) which has not already had all of its stock pledged pursuant to the U.S. Pledge and Security Agreement or the U.S. Charge Over Shares and Notes, as applicable, to secure all of the Obligations (as defined in the respective Pledge Agreement) that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote or (y) of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a U.S. Pledge and Security Agreement in substantially the form of the U.S. Pledge and Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Non-Borrower U.S. Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's (or Foreign Unrestricted Subsidiary's, as the case may be) outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case to the extent owned by a Credit Party and not theretofore pledged pursuant to the U.S. Pledge and Security Agreement or the U.S. Charge Over Shares and Notes, as applicable, to secure all of the Obligations (as defined in the respective Pledge Agreement), shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the U.S. Pledge and Security Agreement or the U.S. Charge Over Shares and Notes


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

(or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the U.S. Pledge and Security Agreement (or another security agreement in substantially similar form, if needed), granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets or the capital stock and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the Obligations of the U.S. Borrowers under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Non-Borrower U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary (to the extent same is a Wholly-Owned Foreign Subsidiary) shall execute and deliver the Non-Borrower U.S. Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the U.S. Borrowers under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of such U.S. Pledge and Security Agreement or Non-Borrower U.S. Subsidiaries Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.15 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Required Banks.

          8.16 CERTAIN PROVISIONS WITH RESPECT TO RECEIVABLES FACILITY. The Receivables Sellers shall be permitted to transfer Receivable Facility Assets to the Receivables Subsidiary from time to time in accordance with the requirements of Section 9.02(x), and in connection therewith may make the Investments as contemplated by Section 9.05(xii). It is acknowledged and agreed that, at any time when additional capital contributions are required to be made to the Receivables Subsidiary, such contributions may be made through the transfer by Treasure Chest of additional Receivables Facility Assets to the Receivables Subsidiary, through the contribution of promissory notes in accordance with
Section 9.05(xv) or through a reduction in the principal amount of any intercompany note then payable to Treasure Chest by the Receivables Subsidiary. In addition, intercompany loans may be made by the Receivables Sellers as a result of the transfer of their Receivables Facility Assets to the Receivables Subsidiary in accordance with the provisions of Section 9.05(xii).

          8.17 MARGIN STOCK. Holdings will, and will cause each of its Subsidiaries to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to the Pledge and Security Agreement shall constitute Margin Stock; PROVIDED that, in the case of a Two-Step Permitted Acquisition where the consummation of the tender offer portion thereof results in the acquisition of Margin Stock, the Margin Stock so acquired shall be pledged pursuant to the Pledge and Security Agreement and (x) at the time of the consummation of any such tender offer and upon the occurrence of each Credit Event during any period that Loans are secured by Margin Stock,
(i) Holdings will, and will cause its Subsidiaries to, take any and all actions as may be required, or as may be reasonably requested by any Agent, to establish compliance with Regulation U, (ii) the relevant U.S. Borrower shall deliver to each Bank a duly completed Form U-1 referred to in Regulation U and (iii) each Bank shall be able in good faith to complete said Form U-1, showing that the Loans and other extensions of credit by the Banks


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

pursuant to this Agreement comply with Regulation U, including with respect to the collateral valuation requirements thereof and (y) as promptly as practicable after the consummation of the back-end merger in respect of such Two-Step Permitted Acquisition and in any event within 30 days thereafter (or, if earlier, 30 days after the respective Target becomes a Wholly-Owned Subsidiary of Holdings), Holdings will, and will cause its Subsidiaries to, take any and all actions as may be required to ensure that no capital stock acquired pursuant to such Two-Step Permitted Acquisition shall continue to, or at any time thereafter, constitute Margin Stock.

          SECTION 9. NEGATIVE COVENANTS. Each Credit Agreement Party hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01 LIENS. No Credit Agreement Party will, or will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Credit Agreement Party or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to such Credit Agreement Party or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute (except in connection with a Permitted Lien); PROVIDED, that the provisions of this Section 9.01 shall not prevent the creation, incurrence, filing, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (ii) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of Holdings' or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of Holdings or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Original Effective Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal and termination of any such Liens, plus renewals and extensions of such Liens, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not



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

     increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

          (iv)   Liens created pursuant to the Security Documents;

          (v) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

          (vi) Liens upon assets subject to Capitalized Lease Obligations of Holdings and its Subsidiaries to the extent permitted by Section 9.04(vii), PROVIDED that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of Holdings or any Subsidiary of Holdings (other than such other assets subject to Capitalized Lease Obligations owing to the same Person or group of Persons as such Capitalized Lease Obligation);

          (vii) Liens placed upon assets used in the ordinary course of business of Holdings or any of its Subsidiaries at the time of acquisition thereof by Holdings or any such Subsidiary or within 360 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, or Liens securing Permitted Acquired Debt, PROVIDED that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (vii) shall not at any time exceed the amount permitted by Section 9.04(vii) and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of Holdings or such Subsidiary, except that the Indebtedness (other than Permitted Acquired Debt) secured by Liens permitted by this clause (vii) may be cross-collateralized with other Indebtedness (other than Permitted Acquired
     Debt) incurred pursuant to this clause (vii) by Holdings or such Subsidiary from the same Person or group of Persons;

          (viii) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (ix) Liens arising from UCC financing statement filings regarding operating leases entered into by Holdings or any of its Subsidiaries in the ordinary course of business;

          (x) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, PROVIDED that the amount of cash and property (determined on a fair market value basis) deposited or delivered to secure the respective judgment or award shall not exceed $20,000,000 at any time;


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

          (xi) statutory and contractual landlords' liens under leases to which Holdings or any of its Subsidiaries are a party;

          (xii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of Holdings and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by Holdings and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) to secure the performance by Holdings and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, PROVIDED that the aggregate amount of deposits at any time pursuant to subclauses (y) and (z) shall not exceed $15,000,000 in the aggregate;

          (xiii) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

          (xiv) Liens in favor of customs and revenue authorities arising as a matter of law or regulation to secure the payment of customs duties in connection with the importation of goods and deposits made to secure statutory obligations in the form of excise taxes;

          (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Holdings or any of its Subsidiaries in the ordinary course of business (excluding any general inventory financing);

          (xvi) Liens (which in no event shall be permitted to apply to any Collateral) created, incurred, assumed or suffered to exist by Holdings and its Subsidiaries, PROVIDED that (i) neither the fair market value of the assets subject to such Liens at any time, nor the aggregate amount of Indebtedness and other obligations secured thereby, shall exceed $50,000,000 in the aggregate at any time and (ii) Liens permitted pursuant to this clause (xvi) shall be permitted to be incurred and remain in existence only so long as BFPH at such time has long-term senior unsecured debt outstanding which, at such time, has a rating which constitutes a Required Investment Grade Rating;

          (xvii) Liens on (x) Receivables Facility Assets transferred (A) by the Receivables Sellers to the Receivables Subsidiary or (B) by the Receivables Subsidiary to the Receivables Purchasers (or to the Master Trust created pursuant to the Receivables Facility), and the filing of financing statements in connection therewith, created by, and as set forth in, the Receivables Documents and (y) any amounts representing proceeds of securities issued in connection with the Receivables Facility which are on deposit in any account established under the Receivables Facility to the extent the funds from time to time


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

     on deposit in such account are included within the definition of Transferred Assets (as defined in Section 2.1 of the Receivables Pooling Agreement as originally in effect); and

          (xviii)   Liens securing Permitted Basket Indebtedness to the extent provided in the definition thereof.

          9.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. No Credit Agreement Party will, or will permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than the liquidation of Cash Equivalents in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment, furniture, fixtures, and intangible assets in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures by Holdings and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) Holdings and each of its Subsidiaries may (x) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (y) enter into transactions permitted under Section 9.01(v);

          (iii)  Investments may be made to the extent permitted by Section
     9.05;

          (iv) Holdings and each of its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

          (v) each Subsidiary of Holdings may make sales or transfers of inventory in the ordinary course of business;

          (vi) Holdings and its Wholly-Owned Subsidiaries shall be permitted to make Permitted Acquisitions so long as same are effected in accordance with the requirements of Section 8.13;

          (vii)  (x) Holdings may acquire the capital stock of any Person and
     (y) BFPH, any Holdings Acquired Subsidiary and any of their respective Subsidiaries may acquire the capital stock of, or all or substantially all of the assets of, any Person (or any product line or division of such Person) or merge, consolidate or otherwise combine with another Person (other than a Credit Party), in each case so long as (i) no Default or Event of Default exists or would exist immediately after giving effect thereto, (ii) BFPH, in the case of any merger or consolidation involving BFPH, or such Subsidiary, in other cases,


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     is the surviving corporation and (iii) the aggregate consideration
     (including the amount of any liabilities assumed) paid in connection with any transaction pursuant to this Section 9.02(vii) does not exceed the then Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such transaction);

          (viii) Holdings and its Subsidiaries may sell or otherwise dispose of
     (x) any shares of capital stock of any Unrestricted Subsidiaries owned by them and (y) any capital stock or other equity interests of any Person that is not a Subsidiary of Holdings or such Subsidiary which were acquired by Holdings or such Subsidiary pursuant to an Investment permitted by Sections 9.05(vii), (x) or (xi), so long as (in the case of clause (y)), (A) no Default or Event of Default is in existence at the time of the respective sale or disposition or would exist immediately after giving effect thereto and (B) 100% of the consideration therefor shall be in the form of cash;

          (ix) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, (v) any Non-Borrower U.S. Subsidiary Guarantor may be merged into or consolidated with any other Non-Borrower U.S. Subsidiary Guarantor or any U.S. Borrower (so long as in the case of any merger or consolidation involving a U.S. Borrower, a U.S. Borrower is the surviving corporation of such merger or consolidation), (w) any U.S. Borrower may be merged into or consolidated with any other U.S. Borrower, (x) any U.K. Subsidiary Guarantor may be merged into or consolidated with any other U.K. Subsidiary Guarantor or any Foreign U.K. Borrower (so long as in the case of any merger or consolidation involving a Foreign U.K. Borrower, a Foreign U.K. Borrower is the surviving corporation of such merger or consolidation), (y) any Foreign U.K. Borrower may be merged into or consolidated with any other Foreign U.K. Borrower and (z) any Insignificant Subsidiary may be merged with or liquidated into any U.S. Borrower or any U.S. Subsidiary Guarantor (so long as such U.S. Borrower or such U.S. Subsidiary Guarantor is the surviving corporation of such merger or liquidation);

          (x) sales, contributions and other transfers by the Receivables Sellers of Receivables Facility Assets to the Receivables Subsidiary and sales and other transfers of Receivables Facility Assets by the Receivables Subsidiary to the Receivables Purchasers (or to the Master Trust created pursuant to the Receivables Facility), and purchases and acquisitions of Receivables Facility Assets by the Receivables Subsidiary, in each case pursuant to the Receivables Facility shall be permitted;

          (xi) transfers of assets (x) between BFPH, any U.S. Borrower and any U.S. Subsidiary Guarantor or between the U.S. Borrowers or the U.S. Subsidiary Guarantors and (y) between any Foreign U.K. Borrower and any U.K. Subsidiary Guarantor or between the Foreign U.K. Borrowers or the U.K. Subsidiary Guarantors;

          (xii) the Subsidiaries of Holdings (other than BFPH) may sell or otherwise transfer and rent or lease back property if the fair market value of all such


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     property so sold or transferred and rented or leased back pursuant to this clause (xii) in any fiscal year does not exceed $30,000,000 in the aggregate;

          (xiii) Holdings and its Subsidiaries may enter into agreements to effect acquisitions and dispositions of stock or assets so long as the respective transaction is permitted pursuant to the provisions of this
     Section 9.02; PROVIDED that Holdings and its Subsidiaries may enter into agreements to effect acquisitions and dispositions of capital stock or assets in transactions not permitted by the provisions of this Section 9.02 at the time the respective agreement is entered into, so long as in the case of each such agreement, such agreement shall be expressly conditioned upon obtaining the requisite consent of the Required Banks under this Agreement as a condition precedent to the consummation of the respective transaction and, if for any reason the transaction is not consummated because of a failure to obtain such consent, the aggregate liability of Holdings and its Subsidiaries under any such agreement shall not exceed $5,000,000; and

          (xiv) Holdings and its Subsidiaries may sell or otherwise dispose of additional assets (excluding, assets sold, transferred or disposed of pursuant to the Receivables Facility) so long as (i) no Default or Event of Default is in existence at the time of the respective sale or disposition or would exist immediately after giving effect thereto, (ii) the Net Sale Proceeds from any single asset subject to sale or disposition under this clause (xiv) do not exceed $40,000,000, (iii) the aggregate Net Sale Proceeds from all assets subject to sales or dispositions under this clause
     (xiv) after the Original Effective Date shall not exceed $100,000,000, (iv) each such sale or disposition shall be for fair market value (as determined in the good faith judgment of management of Holdings other than with respect to sales or dispositions in an aggregate amount not to exceed $500,000 per calendar year) and at least 75% of the consideration therefor shall be in the form of cash and (v) with respect to any asset sale or disposition pursuant to this clause (xiv), the Net Sale Proceeds of which exceed $12,000,000 (each, a "Tested Asset Sale"), (x) calculations are made by Holdings of compliance with the covenants contained in Section 9.09 for the Calculation Period most recently ended prior to the date of the respective Tested Asset Sale, on a PRO FORMA Basis after giving effect to the respective Tested Asset Sale, (y) such calculations show that such financial covenants would have been complied with if such Tested Asset Sale had been consummated on the first day of the respective Calculation Period and (z) Holdings furnishes to the Administrative Agent an officer's certificate by the chief financial officer of Holdings certifying to the best of his knowledge as to compliance with the requirements of this
     Section 9.02(xiv) and containing the calculations required by subclauses
     (x) and (y) above.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to Holdings or any of its Subsidiaries) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.


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

          9.03 DIVIDENDS. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that the following shall be permitted (subject to adjustment as provided in Section 9.05):

          (i) (w) any Subsidiary of BFPH may pay Dividends to BFPH, any U.S. Borrower or any U.S. Subsidiary Guarantor, (x) any Holdings Acquired Subsidiary may pay Dividends to any Holdings Acquired Subsidiary that is a U.S. Subsidiary Guarantor, (y) any U.K. Subsidiary Guarantor may pay Dividends to any Foreign U.K. Borrower or any other U.K. Subsidiary Guarantor and (z) any Foreign U.K. Borrower may pay Dividends to any other Foreign U.K. Borrower;

          (ii) in addition to Dividends otherwise permitted for such purpose by clause (iv) of this Section 9.03, Holdings may repurchase Holdings Common Stock and/or options to purchase Holdings Common Stock held by directors, executive officers, members of management or employees of Holdings or any of its Affiliates or any family members of any such individuals, so long as (x) no Default or Event of Default then exists or would exist immediately after giving effect thereto and (y) the aggregate amount of cash expended by Holdings pursuant to this clause (ii) in any calendar year shall not exceed $10,000,000; PROVIDED that, in addition to amounts available pursuant to preceding clause (y) (but subject to the requirements of preceding clause (x)), Holdings may make additional cash purchases in respect of Holdings Common Stock and/or options to purchase Holdings Common Stock previously held by any person listed above, after the death of such person, with proceeds of key-man life insurance maintained by any Credit Party on such person;

          (iii) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, BFPH and any Holdings Acquired Subsidiary may pay cash Dividends to Holdings so long as the cash proceeds thereof are used by Holdings, as soon as reasonably practicable, for the purposes described in clause (ii) of this Section 9.03;

          (iv) Holdings may make Dividends in the form of the issuance of additional capital stock to effectuate the Holdings Rights Plan;

          (v) so long as no Default or Event of Default is in existence or would exist immediately after giving effect to the respective Dividend, Holdings shall be permitted to pay cash Dividends in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Dividend), and BFPH and any Holdings Acquired Subsidiary shall be permitted to pay Dividends to Holdings so long as Holdings, as soon as reasonably practicable, uses such amounts to pay Dividends as contemplated above pursuant to this clause (v);

          (vi) so long as no Default or Event of Default is in existence or would exist immediately after giving effect to the respective payment, (x) the respective


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

     Subsidiary which is the issuer thereof may pay regularly accruing cash dividends on any outstanding Permitted Acquired Subsidiary Preferred Stock and (y) Holdings and/or its Subsidiaries may acquire, redeem or retire any outstanding Permitted Acquired Subsidiary Preferred Stock;

          (vii) so long as there shall exist no Default or Event of Default (both before and immediately after giving effect to the payment thereof), BFPH and any Holdings Acquired Subsidiary may pay cash Dividends to Holdings, so long as the proceeds thereof are used by Holdings (as soon as reasonably practicable) to pay taxes then due and payable, operating expenses and payables owing by Holdings in the ordinary course of its business, other similar corporate overhead costs and expenses and expenses (other than principal, liquidation preference, interest or dividends) in respect of the Convertible QUIPS and/or Convertible Subordinated Debentures;

          (viii) BFPH and any Holdings Acquired Subsidiary may pay cash Dividends to Holdings, which in turn shall utilize the full amount of such cash Dividends for the purpose of paying (and so long as Holdings, by the immediately succeeding Business Day, utilizes the full amount of such cash Dividends to pay) interest as and when due on the Convertible Subordinated Debentures then outstanding to BF Trust, which in turn shall utilize the full amount of such interest payments on the day of its receipt thereof to pay accrued dividends then owing with respect to Convertible QUIPS then outstanding, PROVIDED that (x) the amount of cash Dividends payable by BFPH and any such Holdings Acquired Subsidiary pursuant to this clause (viii) shall not exceed the amounts necessary to make such dividend payments owing with respect to the Convertible QUIPS, (y) no such Dividend shall be paid at any time when the payment of cash interest on the Convertible Subordinated Debentures is not permitted to be made pursuant to the subordination provisions applicable thereto and (z) no such Dividend may be paid at any time following the occurrence and during the continuance of any Default or Event of Default or if a Default or Event of Default would exist immediately after giving effect to the payment of such Dividend;

          (ix) at any time after the third anniversary of Convertible QUIPS Issuance Date, the Convertible QUIPS may be optionally redeemed by BF Trust in accordance with their terms, so long as (x) no Default or Event of Default exists at the time of such redemption or immediately after giving effect thereto (and to the payments of any Dividends pursuant to this clause (ix)) and (y) at the time notice of redemption is given, the market price of the common stock of Holdings (as reasonably determined in good faith by Holdings) exceeds the conversion price then applicable in connection with a conversion of the Convertible QUIPS into common stock of Holdings; and in the event such an optional redemption occurs, any shares of Convertible QUIPS which are in fact optionally redeemed (and which are not, in accordance with the terms of the Convertible QUIPS, converted into shares of common stock of Holdings) may be redeemed by BF Trust, and in such case cash Dividends may be paid by BFPH and any Holdings Acquired Subsidiary to Holdings, and used by Holdings, to repay principal then outstanding pursuant to the Convertible Subordinated Debentures, at such times and in such amounts as are


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

     needed to make such payments in respect of the optional redemption of the Convertible QUIPS (and in each case so long as no Default or Event of Default exists at the time of any such payment or would exist immediately after giving effect thereto); and

          (x) so long as no Default or Event of Default is in existence or would exist immediately after giving effect to the payment thereof, BFPH and any Holdings Acquired Subsidiary may pay cash Dividends to Holdings, so long as the proceeds thereof are used by Holdings (as soon as reasonably practicable) to effect a Permitted Transaction.

          9.04 INDEBTEDNESS. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) unsecured Indebtedness of BFPH pursuant to the 8-7/8% Senior Subordinated Notes, so long as the aggregate principal amount thereof at any time outstanding does not exceed $350,000,000 LESS the amount of any repayments of principal thereof after the Restatement Effective Date;

          (iii) Indebtedness of the Borrowers consisting of Non-Facility Letters of Credit and reimbursement obligations with respect thereto, including renewals or extensions thereof, so long as the aggregate stated amount of such Non-Facility Letters of Credit at any time outstanding does not exceed $20,000,000;

          (iv) Scheduled Existing Indebtedness shall be permitted to the extent the same is listed on Schedule VI, but no refinancings or renewals thereof, except as expressly permitted on such Schedule VI (or as otherwise permitted by Section 9.04(xi));

          (v) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

          (vi) Indebtedness under Interest Rate Protection Agreements reasonably related to outstanding floating rate debt permitted under this Agreement;

          (vii) Indebtedness of Holdings and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.01(vi), Indebtedness secured by Liens permitted under Section 9.01(vii) and Indebtedness constituting Permitted Acquired Debt, PROVIDED that in no event shall the aggregate principal amount of Capitalized Lease Obligations and Indebtedness permitted by this clause (vii) exceed $40,000,000 at any time outstanding (subject to adjustment as provided in the last sentence of this Section 9.04);


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

          (viii) Guaranties of Holdings or any of its Subsidiaries as a guarantor of the lessee under any lease pursuant to which Holdings or any of its Subsidiaries is the lessee so long as such lease is otherwise permitted hereunder;

          (ix) Guaranties of Holdings or any of its Subsidiaries pursuant to any Tax Sharing Agreement;

          (x)    Indebtedness among (x) Treasure Chest and the other
     Receivables Sellers to the extent resulting from intercompany loans made in accordance with the requirements of Section 8.16 and (y) Holdings, BFPH and its Wholly-Owned Subsidiaries to the extent permitted pursuant to Section 9.05(v);

          (xi) additional Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto;

          (xii) Indebtedness which may be deemed to exist pursuant to the Receivables Facility so long as, if the Attributed Receivables Facility Indebtedness ever exceeds the Receivables Facility Threshold Amount as then in effect, any commitment reductions required as a result thereof pursuant to Section 3.03(b) shall have been made in accordance with the terms thereof;

          (xiii) Permitted Secured Indebtedness for borrowed money so long as
     (x) the proceeds of such Indebtedness are not used to refinance Existing Indebtedness, (y) the aggregate principal amount of Permitted Secured Indebtedness incurred after the Restatement Effective Date pursuant to this clause (xiii) shall in no event exceed $50,000,000 and (z) Permitted Secured Indebtedness shall be permitted to be incurred and remain in existence only so long as BFPH at such time has long-term senior unsecured debt outstanding which, at such time, has a rating which constitutes a Required Investment Grade Rating;

          (xiv) unsecured Indebtedness of Holdings pursuant to (x) the Convertible Subordinated Debentures, so long as the aggregate principal amount thereof at any time outstanding does not exceed $118,600,000 LESS the sum of (I) amount of any repayments of principal thereof after the Restatement Effective Date and (II) the aggregate liquidation value of all Convertible QUIPS exchanged for Holdings Common Stock in connection with a Permitted Conversion, (y) the Holdings QUIPS Guaranty and (z) the Holdings BFT Common Securities Guaranty;

          (xv) obligations of any Subsidiary of Holdings incurred with respect to performance bonds and/or fidelity bonds required to be furnished by such Subsidiary in connection with contracts entered into by such Subsidiary in the ordinary course of its business, so long as the aggregate amount of outstanding obligations at any time pursuant to this clause (xv) does not exceed $25,000,000;


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

          (xvi) Indebtedness of any Borrower and/or its Subsidiaries under Currency Agreements, in each case so long as the respective Currency Agreement is reasonably related to revenues or payments of any Borrower and/or its Subsidiaries in the respective currency subject to the Currency Agreement and is entered into for non-speculative purposes;

          (xvii) Permitted Subordinated Indebtedness, so long as (x) no Default or Event of Default shall exist at the time of the incurrence of such Permitted Subordinated Indebtedness and immediately after giving effect thereto, and (y) the proceeds of such Permitted Subordinated Indebtedness are used for the general corporate purposes of Holdings and its Subsidiaries, including, without limitation, for Permitted Acquisitions and the repayment of Revolving Loans and other Indebtedness in accordance with the terms of this Agreement;

          (xviii)   so long as no Default or Event of Default is then in
     existence or would exist immediately after giving effect to the respective incurrence of Indebtedness, additional Permitted Basket Indebtedness in an aggregate principal amount not to exceed $50,000,000 (subject to adjustment as provided in the last sentence of this Section 9.04) at any time outstanding; and
          (xix) Guaranties of Holdings and/or any of its Subsidiaries of the payment of principal, interest and all other amounts owing by the Special Unrestricted Leasing Subsidiary pursuant to the SULS Loan Agreement.

          In furtherance of the foregoing and in no way in limitation thereof, and except as permitted pursuant to preceding clause (xix) and Section 9.05(xx), Holdings shall not permit any Unrestricted Subsidiary to incur any Indebtedness or any other obligation having any element of recourse to Holdings or any of its Subsidiaries or to any of its assets or property. Notwithstanding anything to the contrary contained above, at any time while any Permitted Acquired Subsidiary Preferred Stock is outstanding, the aggregate amounts set forth in clauses (vii) and (xviii) above (I.E., $90,000,000) shall be reduced by the liquidation preference of all outstanding Permitted Acquired Subsidiary Preferred Stock then outstanding, with the total reduction described above in this Section to be allocated between the amounts provided in clauses (vii) and (xviii) above as may be determined from time to time by Holdings or BFPH.

          9.05 INVESTMENTS; ETC. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (any of the foregoing, an "Investment"), except that the following shall be permitted:

          (i) each of the Subsidiaries of Holdings may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;


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          (ii)   Holdings and its Subsidiaries may acquire and hold cash and
     Cash Equivalents;

          (iii) Holdings Acquired Subsidiaries and BFPH and its Subsidiaries may make loans and advances to their respective employees, officers and directors in connection with relocations, purchases by such persons of the capital stock of Holdings or warrants, options or similar rights to purchase the capital stock of Holdings and other ordinary course of business purposes, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $10,000,000;

          (iv) any Borrower may enter into Interest Rate Protection Agreements to the extent permitted in Section 9.04(vi);

          (v)    (v) BFPH, the U.S. Borrowers and the U.S. Subsidiary
     Guarantors may make intercompany loans to each other, (w) the Foreign U.K. Borrowers and the U.K. Subsidiary Guarantors may make intercompany loans to each other (x) the Foreign U.K. Borrowers and the U.K. Subsidiary Guarantors may make intercompany loans to U.K. Subsidiaries that are Wholly-Owned Subsidiaries of Holdings but are not U.K. Subsidiary Guarantors, so long as (i) the aggregate outstanding principal amount of all intercompany loans made pursuant to this clause (x) do not exceed $10,000,000 at any time and (ii) any such intercompany loan made pursuant to this clause (x) is evidenced by an Intercompany Note, (y) BFPH, the U.S. Borrowers and the U.S. Subsidiary Guarantors may make intercompany loans to any Wholly-Owned Foreign Subsidiary of Holdings, so long as (i) such Wholly-Owned Foreign Subsidiary promptly uses the proceeds thereof to effect Permitted Transactions and (ii) any such intercompany loan shall be evidenced by an Intercompany Note and (z) BFPH, the Borrowers and the Subsidiary Guarantors may make intercompany loans to Holdings, so long as
     (i) Holdings promptly uses the proceeds thereof to effect Permitted Transactions and (ii) in the case of any intercompany loan by a Foreign U.K. Borrower to Holdings, such loan shall be evidenced by an Intercompany Note containing the subordination provisions attached as Annex I thereto;

          (vi) Holdings and its Subsidiaries may (x) establish Subsidiaries in compliance with Section 9.11 and (y) make Investments therein as otherwise provided in this Section 9.05;

          (vii) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, Holdings and its Wholly-Owned Subsidiaries shall be permitted to make Investments (in addition to those otherwise provided in this Section 9.05) on any date in an amount not to exceed the Available Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that (x) in the case of Investments made in any Person which is thereafter acquired pursuant to a Permitted Acquisition, then upon the consummation of the respective Permitted Acquisition the amount previously invested in such Person pursuant to this clause (vii) shall be treated


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     as if said amount were instead used to effect a Permitted Acquisition and the Available Basket Amount shall be increased by the amount of Investments in such Person theretofore made pursuant to this clause (vii), (y) in the case of Investments in entities which do not become Credit Parties, then to the extent Holdings or one or more other Credit Parties (after the respective Investment has been made) receives a return of capital previously invested pursuant to this clause (vii) (including, without limitation, the proceeds of any sale of capital stock permitted by Section 9.02(viii)(y)), then the amount of such return of capital shall, upon the Administrative Agent's receipt of a certification of the amount of the return of capital from an Authorized Representative, apply to increase the Available Basket Amount, PROVIDED that the aggregate amount of increases to the Available Basket Amount described above shall not exceed the amount of returned capital and, in no event, shall the amount of the increases made to the Available Basket Amount in respect of any Investment exceed the amount previously invested pursuant to this clause (vii) and (z) the acquisition of a Person which has ownership interests in one or more entities which are not Wholly-Owned Subsidiaries of such Person pursuant to a Permitted Acquisition effected in accordance with relevant requirements of this Agreement shall not be deemed to constitute an Investment pursuant to this clause (vii) and the Available Basket Amount shall not be reduced as a result of the payment of consideration owing in connection with such Permitted Acquisition (although the Available Basket Amount would be affected to the extent additional Investments are made in the respective non-wholly-owned entity pursuant to this clause (vii));

          (viii) Holdings and its Wholly-Owned Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.13 and the component definitions as used therein;

          (ix) Holdings and its Subsidiaries may retain cash consideration PLUS purchase money notes derived from asset sales permitted pursuant to
     Section 9.02(ii) and (xiv);

          (x) existing Investments by BFPH and its Subsidiaries shall be permitted to the extent listed on Schedule IX;

          (xi) Holdings and each of its Subsidiaries may acquire and own Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and/or in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (xii) as a result of sales, contributions and other transfers of Receivable Facility Assets to the Receivables Subsidiary in accordance with
     Section 9.02(x), Investments may exist from time to time consisting of (x) contributions by Treasure Chest to the capital of the Receivables Subsidiary and (y) intercompany loans being made (or deemed made) by the Receivables Sellers as a result of the transfer of such Receivables Facility Assets, in each case so long as all capital stock of the Receivables


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     Subsidiary is pledged pursuant to the U.S. Pledge and Security Agreement and all such intercompany loans are evidenced by one or more promissory notes which are pledged pursuant to the U.S. Pledge and Security Agreement;

          (xiii) BFPH may guarantee obligations of its Subsidiaries as sellers pursuant to the Receivables Documents, so long as no such guaranty shall give rise to recourse liability (other than in connection with Standard Securitization Undertakings) for the payment of any Receivables Facility Assets or the principal of, or interest on, any Purchased Interest or Investor Certificate;

          (xiv) the Receivables Sellers may make intercompany loans in accordance with the requirements of Section 8.16;

          (xv) to the extent necessary to maintain the net worth of the Receivables Subsidiary in accordance with the requirements of the Receivables Facility, BFPH may at any time contribute one or more promissory notes to the capital of Treasure Chest, which shall in turn contribute such promissory notes to the capital of the Receivables Subsidiary; PROVIDED that (x) at no time shall the aggregate principal amount of such outstanding promissory notes exceed the remainder of (A) $5 million LESS (B) the sum of (I) the amount of all write-downs and write-offs of such principal amount PLUS (II) the aggregate amount of all principal payments in respect of such promissory notes made after October 4, 1996 and (y) the interest rate payable pursuant to such promissory notes shall not be greater than the short-term "Applicable Federal Rate" (as such term is defined in Section 1274(d) of the Code);

          (xvi) Holdings and its Subsidiaries may make capital contributions to any of their respective Subsidiaries (excluding the Receivables Subsidiary) which is a Credit Party;

          (xvii) Investments made in accordance with the relevant requirements of Section 9.02(xi);

          (xviii)   any Borrower and/or its Subsidiaries may enter into Currency
     Agreements in accordance with the requirements contained in Section 9.04(xvi);

          (xix) additional Investments may exist from time to time consisting of capital contributions to the Receivables Subsidiary made solely through a reduction in the principal amount of any intercompany note then payable to Treasure Chest by the Receivables Subsidiary, so long as (x) all capital stock of the Receivables Subsidiary is pledged pursuant to the U.S. Pledge and Security Agreement, (y) any such intercompany note (to the extent same is not reduced to $0) is pledged pursuant to the Pledge and Security Agreement and (z) the aggregate amount of all such capital contributions shall not exceed $15 million;

          (xx) Treasure Chest, Webcraft, BF Digital and any other Credit Party may make Investments in the Special Unrestricted Leasing Subsidiary pursuant to


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     any Tax Sharing Agreement or any other Guaranty referred to in Section
     9.04(xix) in such amounts as may be required to enable the Special Unrestricted Leasing Subsidiary to pay principal, interest and other amounts owing pursuant to the SULS Loan Agreement when and as due;

          (xxi) (x) each of Holdings and BFPH may make cash equity contributions to any direct Wholly-Owned Subsidiary of the Person making such contribution that is a U.S. Borrower or a U.S. Subsidiary Guarantor,
     (y) any U.S. Borrower and any U.S. Subsidiary Guarantor may make cash equity contributions to any direct Wholly-Owned Subsidiary of the Person making such contribution that is a U.S. Borrower or a U.S. Subsidiary Guarantor and (z) any Foreign U.K. Borrower and any U.K. Subsidiary Guarantor may make cash equity contributions to any direct Wholly-Owned Subsidiary of the Person making such contribution that is a Foreign U.K. Borrower or a U.K. Subsidiary Guarantor; and

          (xxii) BFPH, the U.S. Borrowers and the U.S. Subsidiary Guarantors may make cash equity contributions in any of their respective direct Wholly-Owned Foreign Subsidiaries, so long as such Wholly-Owned Foreign Subsidiary promptly uses the proceeds of any such cash equity contribution to effect Permitted Transactions.

          9.06 TRANSACTIONS WITH AFFILIATES AND UNRESTRICTED SUBSIDIARIES. No Credit Agreement Party shall, or shall permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of such Credit Agreement Party or any of its Subsidiaries or any of its Unrestricted Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would reasonably be obtained by such Credit Agreement Party or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

          (i) Dividends may be paid to the extent provided in Section 9.03 or, at any time and to the extent that any Dividend is permitted to be paid by BFPH or any Holdings Acquired Subsidiary to Holdings pursuant Section 9.03(iii) or (vii), BFPH, Treasure Chest, Webcraft, BF Digital and/or any other Credit Party may, in lieu of BFPH or any Holdings Acquired Subsidiary paying the amounts permitted to be paid as a Dividend pursuant to such Sections, pay management fees to Holdings so long as all proceeds of the respective management fees are used by Holdings to make the payments which would be required to be made by it if such amount had been paid as a Dividend pursuant to, and in accordance with the requirements of, Section 9.03(iii) or (vii), as the case may be; PROVIDED that such management fees shall be alternative to and not duplicative of any Dividends paid (and permitted to be paid) pursuant to said subsections;

          (ii)   Investments may be made to the extent permitted by Section
     9.05;

          (iii) the transactions entered into between Holdings and its Subsidiaries, or between such Subsidiaries, shall be permitted to the extent expressly permitted by Section 9.02;



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          (iv)   customary fees may be paid to non-officer directors of
     Holdings and its Subsidiaries;

          (v) Holdings and its Subsidiaries may (x) enter into employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business, (y) suffer to exist employment agreements in existence on the Original Effective Date and (z) pay relocation expenses to their respective officers and employees in accordance with the past practices of BFPH and its Subsidiaries as in effect on the Original Effective Date;

          (vi) BFPH and its Subsidiaries may enter into the transactions contemplated by the Receivables Documents;

          (vii) existing transactions between Holdings, BFPH and their respective Subsidiaries and their Affiliates shall be permitted to the extent listed on Schedule XII;

          (viii) Holdings may sell or issue Holdings Common Stock and Qualified Preferred Stock to its Affiliates (other than its Subsidiaries) and options and warrants exercisable therefor;

          (ix) the Subsidiaries of Holdings may make payments owing by them to Holdings in accordance with the provisions of any Tax Sharing Agreement; and

          (x) any Borrower and any of its Subsidiaries may pay fees (including management, acquisition and other consulting fees) to any U.S. Borrower or any U.S. Subsidiary Guarantor;

PROVIDED that, any transaction (other than as described in clauses (i), (ii), (iii) and (vi) above) between and among the aforementioned parties with a value in excess of (A) $2,500,000 shall only be permitted if a majority of the disinterested directors of Holdings approve the transaction and (B) $30,000,000 shall only be permitted if the parties thereto provide a fairness opinion from a Person, and in form and substance, satisfactory to the Administrative Agent. Except as otherwise permitted by this Section 9.06, in no event shall any management or similar fees be paid or payable by Holdings or any of its Subsidiaries to any Affiliate (other than BFPH, any U.S. Borrower or any U.S. Subsidiary Guarantor).

          9.07 CAPITAL EXPENDITURES. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any calendar year, (i) Holdings may make Capital Expenditures in connection with a Permitted Transaction and (ii) the Holdings Acquired Subsidiaries and BFPH and its Subsidiaries may make Capital Expenditures, so long as the aggregate amount of such Capital Expenditures by all such Persons in such calendar year pursuant to preceding clauses (i) and (ii) does not exceed the sum (such sum, the "Permitted CapEx Amount") of (x) $110,000,000 PLUS (y) for each Acquired Business acquired after the Restatement Effective Date and prior to the first day of such calendar year, 50% of the Acquired EBITDA of such Acquired Business for the trailing four fiscal quarters of such


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Acquired Business immediately preceding its acquisition PLUS (z) for each
Acquired Business acquired during such fiscal year, the amount for such Acquired Business specified in preceding clause (y) multiplied by a percentage, the numerator of which is the number of days in such fiscal year after the date of the respective acquisition and the denominator of which is 365 or 366, as the case may be; PROVIDED, that notwithstanding the foregoing, in no event shall the amount of Capital Expenditures permitted to be expended in any fiscal year exceed $150,000,000.

          (b) To the extent that the amount of Capital Expenditures made by Holdings and its Subsidiaries during any calendar year is less than the Permitted CapEx Amount PLUS any increase in such amount for such calendar year as provided below in this clause (b), the lesser of (x) such unused amount and
(y) $50,000,000 may be carried forward and utilized by Holdings to make additional Capital Expenditures constituting Permitted Transactions and the Holdings Acquired Subsidiaries and BFPH and its Subsidiaries to make additional Capital Expenditures, in any such case, in the immediately succeeding calendar year.

          (c) Notwithstanding the foregoing, Holdings and its Subsidiaries may effect Permitted Transactions in accordance with the relevant requirements of this Agreement and any part of such Permitted Transactions that would constitute a Capital Expenditure shall be permitted and shall not be included in the determining compliance with the provisions of this Section 9.07.

          9.08 CONSOLIDATED NET INTEREST COVERAGE RATIO. Holdings will not permit the Consolidated Net Interest Coverage Ratio for any Test Period ended after the Restatement Effective Date to be less than 2.25:1.0.

          9.09 LEVERAGE RATIO. Holdings will not permit the Leverage Ratio at any time after the Restatement Effective Date to be greater than 4.25 to 1.0 through and including December 31, 1999 and 4.00 to 1.0 thereafter.

          9.10 LIMITATION ON MODIFICATIONS OF AND PAYMENTS ON INDEBTEDNESS AND PREFERRED STOCK; MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS. Holdings will not, and will not permit any of its Subsidiaries to, (i) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness, any Leverage Lease Document, any Convertible QUIPS or, after the incurrence or issuance thereof, any Permitted Debt, Qualified Preferred Stock or Permitted Acquired Subsidiary Preferred Stock, or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, or security agreement or certificate of designation) relating thereto, other than any amendments or modifications to the Existing Indebtedness, any Convertible QUIPS, any Permitted Debt, Qualified Preferred Stock or Permitted Acquired Subsidiary Preferred Stock which (A) do not make any material term or condition thereof more restrictive than the previously existing terms and conditions with respect thereto, (B) do not in any way adversely affect the interests of the Banks, (C) do not increase the interest or dividend rates applicable thereunder, reduce the maturity date thereunder or change any pay-in-kind mechanics or requirements or any subordination provision thereof from those in effect immediately prior to such amendment or modification, (ii) make (or give any notice in respect of) any voluntary or optional payment or


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make (or permit or give (or permit to be given) any notice in respect of) any prepayment on or redemption, repurchase or acquisition for value of any of the Existing Indebtedness, any Convertible QUIPS (excluding any redemption expressly permitted by Section 9.03(ix) and any exchange of Convertible QUIPS for Convertible Subordinated Debentures or Holdings Common Stock, in each case in accordance with the terms applicable to the Convertible QUIPS), or, after the incurrence or issuance thereof, any Permitted Debt or Qualified Preferred Stock,
(iii) amend or modify, or permit the amendment or modification of, any provision (including without limitation for purposes of this clause (iii) as a modification, any reduction to the amount available pursuant to the Receivables Maximum Funding Amount) of the documentation with respect to the Receivables Facility, except for amendments and modifications where the Receivables Amendment Conditions are satisfied, or (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation other than any certificate of designation relating to Qualified Preferred Stock), by-laws, partnership agreement or certificate of limited partnership, as the case may be, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iv) and any such new agreements pursuant to this clause (iv) which do not in any way adversely affect the interests of the Banks.

          9.11 LIMITATION ON CREATION OR ACQUISITION OF SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES. Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Restatement Effective Date any Subsidiary (other than a Shell Corporation, so long as it remains a Shell Corporation) or Unrestricted Subsidiary, unless (x) in the case of an Unrestricted Subsidiary (i) it is established, created or acquired by Holdings, BFPH or another Unrestricted Subsidiary, (ii) if a Domestic Unrestricted Subsidiary of Holdings or BFPH, all of the capital stock of such new Domestic Unrestricted Subsidiary owned by Holdings or BFPH shall be pledged pursuant to the U.S. Pledge and Security Agreement and the certificates representing such stock, together with stock powers duly executed in blank, shall be delivered to the Collateral Agent, (iii) if a Foreign Unrestricted Subsidiary of Holdings or BFPH, all of the capital stock of such new Foreign Unrestricted Subsidiary owned by Holdings or BFPH (except that not more than 65% of the outstanding voting stock of any Foreign Unrestricted Subsidiary need be so pledged, except in the circumstances contemplated by Section 8.15) shall be pledged pursuant to the U.S. Pledge and Security Agreement and the certificates representing such stock, together with stock powers duly executed in blank, shall be delivered to the Collateral Agent, and (iv) such Unrestricted Subsidiary shall, at the request of the Administrative Agent, become a party to any Tax Sharing Agreement then in effect, or (y) in the case of a Subsidiary, it shall be a Wholly-Owned Subsidiary of Holdings and (i) at least 5 Business Days' prior written notice thereof is given to the Administrative Agent and the Banks (or such lesser notice as may be required by the Administrative Agent or Section 8.13 in the event such Subsidiary is acquired pursuant to a Permitted Acquisition), (ii) if a Domestic Subsidiary, all of the capital stock of such new Domestic Subsidiary owned by any U.S. Credit Party is pledged pursuant to the U.S. Pledge and Security Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent,
(iii) if a U.K. Subsidiary, all of the capital stock of such new U.K. Subsidiary owned by any U.K. Credit Party is pledged pursuant


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

to the U.K. Charge Over Shares and Notes and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iv) if a Foreign Subsidiary other than a U.K. Subsidiary, all of the capital stock of such new Foreign Subsidiary owned by any Credit Party (except that not more than 65% of the outstanding voting stock of any Foreign Subsidiary need be so pledged pursuant to the U.S. Pledge and Security Agreement, except in the circumstances contemplated by Section 8.15) is pledged pursuant to the relevant Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (v) in the case of a new Domestic Subsidiary, such new Domestic Subsidiary executes a counterpart of the Non-Borrower U.S. Subsidiaries Guaranty (in the event such Domestic Subsidiary does not become a U.S. Borrower pursuant to Section 6) or complies with the requirements of Section 6 and becomes a U.S. Borrower hereunder and (in all cases) executes a counterpart of the U.S. Pledge and Security Agreement and (vi) in the case of a U.K. Subsidiary, such new U.K. Subsidiary executes a counterpart of the Non-Borrower U.K. Subsidiaries Guaranty (in the event such U.K. Subsidiary does not become a U.K. Borrower pursuant to Section 6) or complies with the requirements of
Section 6 and becomes a U.K. Borrower hereunder and (in all cases) executes a counterpart of the U.K. Charge Over Shares and Notes and, to the extent required pursuant to Section 8.15, executes a counterpart of the Non-Borrower U.S. Subsidiaries Guaranty and the U.S. Pledge Agreement, and (v) in the case of any Foreign Subsidiary other than a U.K. Subsidiary, such new Foreign Subsidiary as soon as reasonably practicable executes a counterpart of the Non-Borrower U.S. Subsidiaries Guaranty and the U.S. Pledge Agreement to the extent required pursuant to Section 8.15. In addition, each new Wholly-Owned Subsidiary created or acquired after the Restatement Effective Date shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5.01 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a U.S. Borrower, Non-Borrower U.S. Subsidiary Guarantor, U.K. Borrower or U.K. Subsidiary Guarantor, as the case may be, on the Restatement Effective Date. Notwithstanding anything to the contrary contained above, Two-Step Permitted Acquisitions may be effected in accordance with the definition thereof and the provisions of Section 8.13, in which event upon the consummation of the first step of the respective Two-Step Permitted Acquisition, all actions required by clauses (y)(i) and (ii) or (iii), as applicable, of the second preceding sentence shall be taken, with the remaining actions required to be taken as described above to be taken at such time as the respective Target becomes a Wholly-Owned Subsidiary of Holdings. Notwithstanding anything to the contrary contained in this Section 9.11 or elsewhere in this Agreement, the Master Trust may, at any time or from time to time, in accordance with the operation of the provisions of the Receivables Facility, be or become (or thereafter cease to be) a Subsidiary of the Receivables Subsidiary (and, therefore, of BFPH), and any such occurrence shall not constitute a violation of any covenant contained in this Agreement (including, without limitation, this Section 9.11) and in no event shall the Master Trust be required to become a Subsidiary Guarantor or a Credit Party.
If, as contemplated by the immediately preceding sentence, the Master Trust is at any time a Subsidiary of the Receivables Subsidiary, the actions taken by the Master Trust in accordance with the requirements of the Receivables Facility shall likewise not constitute a violation of any covenant contained in this Agreement.


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          9.12  LIMITATION ON ISSUANCE OF CAPITAL STOCK.  (a)  Holdings shall not issue (i) any Preferred Stock (other than Qualified Preferred Stock issued pursuant to clause (c) below and any Preferred Stock issued pursuant to the Holdings Rights Plan) or (ii) any redeemable common stock unless, in either case, all terms thereof are satisfactory to the Required Banks in their sole discretion.

          (b) No Subsidiary of Holdings shall issue, or permit any of its Subsidiaries to issue, any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of Holdings or any of its Subsidiaries in any class of the capital stock of such Subsidiaries, (iii) to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Restatement Effective Date pursuant to Section 9.11 may issue capital stock to Holdings, or such Subsidiary of Holdings which is to own such stock in accordance with the requirements of Section 9.11 and (v) BFPH may issue common stock to Holdings, to the extent same is pledged (and delivered for pledge) pursuant to the U.S. Pledge and Security Agreement.

          (c) Holdings may issue Qualified Preferred Stock so long as (v) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, (w) with respect to each issue of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the fair market value thereof (as determined in good faith by Holdings or BFPH) of the assets received therefor) shall be at least equal to the liquidation preference thereof at the time of issuance, (x) the aggregate liquidation preference of all Qualified Preferred Stock issued pursuant to this
Section 9.12(c) shall not exceed $100,000,000, (y) calculations are made by Holdings of compliance with the covenants contained in Sections 9.08 an 9.09 for the Calculation Period most recently ended prior to the date of the respective issuance of Qualified Preferred Stock, on a PRO FORMA Basis after giving effect to the respective issuance of Qualified Preferred Stock, and such calculations shall show that such financial covenants would have been complied with if such issuance of Qualified Preferred Stock had been consummated on the first day of the respective Calculation Period and (z) Holdings furnishes to the Administrative Agent for distribution to each of the Banks an officer's certificate by the chief financial officer of Holdings certifying to the best of his knowledge as to compliance with the requirements of this Section 9.12(c) and containing the calculations required by the preceding clause (y).

          (d) Any Subsidiary of Holdings acquired pursuant to a Permitted Acquisition may have, and continue to have, outstanding Permitted Acquired Subsidiary Preferred Stock, so long as the aggregate amount (determined on the basis of the liquidation preference of each issue of outstanding Permitted Acquired Subsidiary Preferred Stock) of all outstanding Permitted Acquired Subsidiary Preferred Stock at any time outstanding does not exceed $75,000,000, and so long as (x) the requirements of Section 8.13 are met with respect to such Permitted Acquisition and (y) no violation of Section 9.04 occurs, in each case, as a result of the assumption of any Permitted Acquired Subsidiary Preferred Stock.


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          9.13  BUSINESS.  (a)  Holdings will not, and will not permit any of
Subsidiaries (other than the Receivables Subsidiary) to, engage (directly or indirectly) in any business other than a Permitted Business. Holdings will not permit any of its Subsidiaries (other than BFPH) to create or own any Unrestricted Subsidiaries. No Unrestricted Subsidiary shall engage (directly or indirectly) in any business other than the Media Business.

          (b) Holdings shall cause each of Treasure Chest of Nevada and RGP to engage in no significant business and at no time to have assets with an aggregate value in excess of $50,000.

          (c) Holdings shall cause the Receivables Subsidiary to comply with the requirements of Section 9.15(a).

          (d) Notwithstanding anything to the contrary contained in Section 9.13(a), (x)(i) Treasure Chest, Webcraft and BF Digital shall be permitted to own the Special Unrestricted Leasing Subsidiary and (ii) the Special Unrestricted Leasing Subsidiary shall not be required to engage in a Media Business, so long as the Special Unrestricted Leasing Subsidiary does not engage (directly or indirectly) in any business other than (1) the ownership of all of the equity interests in the Special Purpose Leasing Trusts, (2) entering into and performing its obligations under the Leverage Lease Documents and (3) activities incidental thereto and to (I) the maintenance of its existence in compliance with applicable law and (II) related legal, tax and accounting matters and (y) no Special Purpose Leasing Trust shall be required to engage in a Media Business, so long as such Special Purpose Leasing Trust does not engage (directly or indirectly) in any business other than the entering into, and performance of its obligations under, the Leverage Lease Documents, and activities incidental thereto and to (I) the maintenance of its existence in compliance with applicable law and (II) related legal, tax and accounting matters.

          9.14 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. (a) Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, except as set forth on Schedule X, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay Dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any of its Subsidiaries or pay any Indebtedness owed to Holdings or any of its Subsidiaries, (y) make loans or advances to Holdings or any of its Subsidiaries or (z) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the provisions contained in the Existing Indebtedness, (iv) restrictions existing under Permitted Debt hereafter incurred or issued in accordance with the relevant definitions contained herein, (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries, (vi) customary provisions restricting assignment of any licensing agreement entered into by Holdings or any of its Subsidiaries in the ordinary course of business, (vii) restrictions imposed by any holder of a Permitted Lien on the transferability of any asset subject to such Permitted Lien, (viii) restrictions on the Receivables Subsidiary, and with respect to the Receivables Facility Assets, set forth in the Receivables Documents and (ix) any Subsidiary which is the issuer of Permitted Acquired Debt or Permitted Acquired Subsidiary Preferred Stock may be subject to the restrictions contained therein (so long


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as same were not made worse, from the perspective of Holdings, than the restrictions as in effect immediately prior to the acquisition of the respective Subsidiary pursuant to a Permitted Acquisition).

          (b) Holdings will not permit any Unrestricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction whatsoever on the operations of Holdings and/or its Subsidiaries.

          9.15 LIMITATION ON RECEIVABLES SUBSIDIARY AND RECEIVABLES FACILITY. The Receivables Subsidiary shall engage in no business activities other than the purchase, acquisition, sale and pledge of receivables (or interests therein) pursuant to the Receivables Facility and borrowings thereunder and any business activities reasonably incidental thereto, all in accordance with the Receivables Facility, and shall have no assets or liabilities, other than promissory notes contributed by Treasure Chest in accordance with Section 9.05(xv) and receivables purchased from or contributed by the Receivables Sellers from time to time, cash collections therefrom, any investments of such cash collections and other assets and liabilities reasonably incidental to the foregoing activities, and shall in no event purchase any receivables from an Unrestricted Subsidiary.

          9.15 DESIGNATED SENIOR DEBT. Neither Holdings nor BFPH shall designate any Indebtedness (except Indebtedness pursuant to this Agreement) as Designated Senior Debt (as defined in the 8-7/8% Senior Subordinated Notes Indenture, in the Convertible Subordianted Debenture Indenture or, on and after the execution and delivery thereof, in any agreement relating to Permitted Subordinated Indebtedness and Permitted Refinancing Indebtedness).

          SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          10.01 PAYMENTS. Any Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment of any Unpaid Drawing for three or more Business Days after the date the respective Drawing was made or, if no Default or Event of Default exists pursuant to
Section 10.05, for three or more Business Days after the receipt by such Borrower of notice of the respective Drawing by the Administrative Agent or the Issuing Bank or (iii) default, and such default shall continue unremedied for three or more Business Days (or five or more Business Days, in the case of the payment of Fees), in the payment when due of any interest on any Loan or Note or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

          10.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 COVENANTS. Any Credit Agreement Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(g)(i), 8.08, 8.12, 8.13 or 9 or (ii) default in the due performance or observance by it of any other term,


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

covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to Holdings by the Administrative Agent or any Bank; or

          10.04 DEFAULT UNDER OTHER AGREEMENTS. (i) Holdings or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, PROVIDED that it shall not be a Default or Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses
(i) and (ii) is at least $7,500,000; or

          10.05 BANKRUPTCY, ETC. Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") or shall consent to the filing of any petition against it under any such law; or an involuntary case is commenced against Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries), or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries), or there is commenced against Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries (excluding Insignificant Subsidiaries) for the purpose of effecting any of the foregoing; or



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

          10.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan under Section 4042 of ERISA, any Plan or Multiemployer Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made by Holdings or a Subsidiary or an ERISA Affiliate to a Plan or Multiemployer Plan or a Foreign Pension Plan has not been timely made, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971,
4975 or 4980 of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or pursuant to any employee pension benefit plan (as defined in
Section 3(2) of ERISA) or Foreign Pension Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Banks, will have a Material Adverse Effect.

          10.07 SECURITY DOCUMENTS. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

          10.08 GUARANTEES. Any Guarantee or any material provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guarantee, or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guarantee; or

          10.09 JUDGMENTS. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or to the extent not covered by a reputable and solvent insurance company or not paid) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $7,500,000; or


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

          10.10  CHANGE OF CONTROL.  A Change of Control shall occur; or

          10.11 RECEIVABLES FACILITY. Any early amortization event or any event permitting any Receivables Purchaser or Receivables Purchasers to effect an early termination of the Receivables Facility (or a portion thereof) shall have occurred and be continuing (after giving effect to any legally valid written waivers of such events adopted by the relevant Receivables Purchasers); or

          10.12 OPERATIONS OF BF TRUST. BF Trust shall engage in any business other than its holding and servicing of Convertible Subordinated Debentures and its issuance and servicing of Convertible QUIPS, or engage in any activities other than those that are incidental or related to the foregoing;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to Holdings, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (PROVIDED that, if an Event of Default specified in Section 10.05 shall occur with respect to any Parent or any Borrower, the result of which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission and other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the U.S. Borrowers to pay (and the U.S. Borrowers jointly and severally agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, they will pay) to the Administrative Agent at the appropriate Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all U.S. Letters of Credit issued for the account of the U.S. Borrowers and then outstanding; (v) direct the U.K. Borrowers to pay (and the U.K. Borrowers jointly and severally agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to any Borrower, they will pay) to the Administrative Agent at the appropriate Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all U.K. Letters of Credit issued for the account of the U.K. Borrowers and then outstanding; (vi) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vii) apply any cash collateral held for the benefit of the Banks pursuant to Section 4.02 to repay outstanding Obligations of the U.S. Borrowers or the U.K. Borrowers, as the case may be.

          SECTION 11. Definitions and Accounting Terms.



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

          11.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Account Party" shall mean (x) in the case of each U.S. Letter of Credit, all of the U.S. Borrowers, as joint and several account parties with respect to such U.S. Letter of Credit and (y) in the case of each U.K. Letter of Credit, all of the U.K. Borrowers, as joint and several account parties with respect to such U.K. Letter of Credit.

          "Acquired Business" shall mean any Person or business, division or product line acquired pursuant to a Permitted Acquisition.

          "Acquired EBITDA" shall mean, for any Acquired Business for any period, the Consolidated EBITDA as determined for such Acquired Business on a basis substantially the same (with necessary reference changes) as provided in the definition of Consolidated EBITDA contained herein, except that (i) all references therein and in the component definitions used in determining Consolidated EBITDA to "Holdings and its Subsidiaries" shall be deemed to be references to the respective Acquired Business and (ii) the adjustments contained in clauses (x), (y) and (z) of the definition of Consolidated EBITDA shall not be made.

          "Administrative Agent" shall mean Bankers Trust Company, in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; PROVIDED, HOWEVER, that for purposes of Section 9.06, (x) subject to following clause (y), an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person and (y) any commercial bank, investment bank, investment company or similar financial institution holding capital stock of Holdings for the account of its customers shall not constitute an Affiliate of Holdings or its Subsidiaries as a result of such holdings for the account of its customers. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean, except as otherwise provided in Section 12, either or both of the Administrative Agent and Documentation Agent.

          "Aggregate Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding from the Banks (for this purpose (x) at all times prior to the occurrence of a Sharing Event and the automatic conversion of Sterling Revolving Loans pursuant to
Section 1.15, using the Dollar Equivalent of each Sterling Revolving Loan then outstanding and (y) at all times after the occurrence of any Sharing Event, giving effect to the conversions of Dollar obligations rquired by Section 1.15), (ii) the aggregate amount of all Letter of Credit Outstandings at such time and (iii) the aggregate principal amount of all Swingline Loans then outstanding (for this purpose (x) at all times prior to the occurrence of a Sharing Event and the automatic conversion of Sterling Swingline Loans pursuant to Section 1.15, using the Dollar Equivalent of each Sterling Swingline Loan then outstanding and (y) at all times after the occurrence of any Sharing Event, giving effect to the conversions of Dollar obligations rquired by Section 1.15).

          "Aggregate Non-U.K. Exposure" at any time shall mean the aggregate principal amount of all Dollar Loans (excluding any then outstanding Excess Dollar Swingline Loans) then outstanding and the aggregate amount of all U.S. Letter of Credit Outstandings (exclusive of that portion of the U.S. Letter of Credit Outstandings included as part of the Aggregate U.K. Exposure pursuant to change (iv) of the definition thereof) at such time.

          "Aggregate U.K. Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Sterling Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent thereof), (ii) the aggregate amount of all U.K. Letter of Credit Outstandings at such time, (iii) the aggregate principal amount of all Sterling Swingline Loans (for this purpose, using the Dollar Equivalent of each Sterling Swingline Loan then outstanding), (iv) the aggregate amount of U.S. Letter of Credit Outstandings with respect to which the L/C Participation Percentages of the various Banks have been determined based on their U.K. Percentages in accordance with the first proviso to clause (x) of
Section 2.04(a) and (v) the aggregate principal amount of all then outstanding Excess Dollar Swingline Loans.

          "Agreement" shall mean this Amended and Restated Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

          "Applicable Currency" shall mean Dollars or Pounds Sterling, as the case may be.

          "Applicable Margin" initially shall mean (subject to any qualification for different rates pursuant to the immediately succeeding sentence on the Restatement Effective Date) a percentage equal to (i) in the case of Base Rate Loans, 0.750%, (ii) in the case of Eurodollar Loans, 1.750%, (iii) in the case of the Commitment Commission, 0.375%, (iv) in the case of Letter of Credit Fees, 1.750% and (v) in the case of Sterling Loans, 1.750%. From and after each day of delivery (including the Restatement Effective Date) of any certificate delivered in accordance with the following sentence indicating an entitlement to a different margin than that described in the immediately preceding sentence (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall be that set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                                          Eurodollar   Base Rate                  Commitment
Leverage                                     Loan         Loan        Sterling     Commission    Letter of Credit
  Ratio                                     Margin       Margin     Loan Margin       Fee               Fee
--------                                  ----------   ---------    -----------   -----------    ----------------
Greater than 3.75:1
but less than or equal to 4.00:1            1.500%       0.500%        1.500%         0.375%           1.500%

Greater than 3.25:1
but less than or equal to 3.75:1            1.250%       0.250%        1.250%         0.375%           1.250%

Greater than 2.75:1
but less than or equal to 3.25:1            1.000%       0.000%        1.000%         0.250%           1.000%

Greater than 2.25:1
but less than or equal to 2.75:1            0.750%       0.000%        0.750%         0.250%           0.750%

Less than or equal to 2.25:1                0.500%       0.000%        0.500%         0.200%           0.500%


The Leverage Ratio shall be determined based on the delivery of a certificate of Holdings by an Authorized Representative of Holdings to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Bank), within 50 days of the last day of any fiscal quarter of Holdings (or a certificate of Holding or BFPH on or prior to the Restatement Effective Date in the case of the Applicable Margin initially established), which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Applicable Margins which shall be thereafter applicable (until same is changed or ceases to apply in accordance with the following sentences); PROVIDED that at the time of the consummation of any Permitted Acquisition (including at the time of each step thereof in the case of a Two-Step Permitted Acquisition) or any Tested Asset Sale or any issuance of Permitted Debt or Qualified Preferred Stock, an Authorized Representative of Holdings shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a PRO FORMA Basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition or Tested Asset Sale is consummated or such Permitted Debt or Qualified Preferred Stock is issued for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(b) or (c), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent,
(y) the date on which the next Permitted Acquisition (or next step of a Two-Step Permitted Acquisition) or Tested Asset Sale is consummated or Permitted Debt or Qualified Preferred Stock is issued or (z) the date which is 50 days following the last day of the Test Period in which the previous Start Date occurred (the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to

Applicable Margins other than those described in the first sentence of this definition (and thus commencing a new Start Date), the Applicable Margins shall be those described in the first sentence of this definition. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be those described in the first sentence of this definition at all times during which there shall exist any Event of Default.

          "Asset Sale" shall mean any sale, transfer or other disposition by any Parent, any Holdings Acquired Subsidiary, any Borrower, any Subsidiary Guarantor or any of their respective Subsidiaries to any Person other than any Parent, any Borrower, any Holdings Acquired Subsidiary or any Subsidiary Guarantor of any asset, the Net Sale Proceeds of which exceeds $10,000,000.

          "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

          "Attributed Receivables Facility Indebtedness" at any time shall mean the principal amount of Indebtedness which would be outstanding at such time under the Receivables Facility if same were structured as a secured lending agreement rather than a purchase agreement; PROVIDED that such principal amount shall be net of amounts of cash and Cash Equivalents on deposit in any principal funding or equalization account established pursuant to the Receivables Facility which, if the Receivables Facility were structured as a secured lending arrangement rather than as a facility for the sale of Receivables Facility Assets, would collateralize the Indebtedness issued thereunder.

          "Authorized Representative" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, any person or persons that has or have been authorized by the board of directors of any Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, BTCo and each Issuing Bank; (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, any treasurer or other financial officer of Holdings or BFPH or any financial officer of Treasure Chest, Webcraft, BF Digital, BFL, Olwen, Troypeak, Pismo, Broadcast or BFDSL designated by the chief financial officer of Holdings and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings.

          "Available Basket Amount" shall mean, on any date of determination, an amount equal to the sum of (i) 50% of all net proceeds (taking the amount of cash and the fair market value of any non-cash assets, net of costs incurred in connection therewith) received by Holdings from issuances of Holdings Common Stock by Holdings after the Restatement Effective Date, PLUS (ii) $25,000,000, PLUS or MINUS (iii) an amount equal to the Consolidated Cumulative 25% Net Income Amount on such date MINUS (iv) the aggregate amount of consideration paid by Holdings and its Subsidiaries (including the amount of any Indebtedness assumed) in connection with acquisitions effected pursuant to Section 9.02(vii) after the Original Effective Date, MINUS (v) the aggregate amount of Investments made pursuant to Section 9.05(vii) after the Original

Effective Date, MINUS (vi) any Dividend payments made by BFPH and any Holdings Acquired Subsidiary pursuant to Section 9.03(v) after the Restatement Effective Date PLUS (vii) the amount of any increase to the Available Basket Amount made after the Original Effective Date in accordance with the provisions of Section 9.05(vii). In connection with the foregoing, it is understood that the Available Basket Amount shall not be reduced as a result of the payment of consideration owing in connection with the acquisition of a Person which has ownership interests in one or more entities which are not Wholly-Owned Subsidiaries of such Person pursuant to a Permitted Acquisition effected in accordance with relevant requirements of this Agreement (although the Available Basket Amount would be affected to the extent additional Investments are made in the respective non-wholly-owned entity pursuant to Section 9.05(vii)).

          "Bank" shall mean each financial institution with a Commitment listed on Schedule I-A (as amended from time to time), as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Bank includes each U.K. Bank and, if the reference is to a specific Bank which has a Commitment hereunder, shall include references to any Affiliate of any such Bank which is acting as a U.K. Bank.

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) required to be made available by it in accordance with the terms of this Agreement or to fund its portion of any unreimbursed payment under Section 2.03 or (ii) a Bank having notified in writing Holdings, any Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a) or Section 2 in circumstances which would be contrary to the terms of this Agreement.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate at such time.

          "Base Rate Loan" shall mean (i) each Dollar Swingline Loan, (ii) each Dollar Revolving Loan designated or deemed designated as such by any U.S. Borrower at the time of the incurrence thereof or conversion thereto and (iii) each outstanding Loan after the conversion thereof pursuant to Section 1.15.

          "Benefitted Bank" shall have the meaning provided in Section 13.06(b).

          "BFDSL" shall have the meaning provided in the first paragraph of this Agreement.

          "BF Digital" shall have the meaning provided in the first paragraph of this Agreement.

          "BF Trust" shall mean Big Flower Trust I, a statutory business trust formed under the laws of Delaware.

          "BFL" shall have the meaning provided in the first paragraph of this Agreement.

          "BFPH" shall have the meaning provided in the first paragraph of this Agreement.

          "BFPH Common Stock" shall have the meaning provided in Section
7.14(b).

          "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan from all the Banks (or from BTCo, in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro Rate Loans the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Broadcast" shall have the meaning provided in the first paragraph of this Agreement.

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Euro Rate Loans and U.K Letters of Credit, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city where the applicable Payment Office of the Administrative Agent is located in respect of Euro Rate Loans or U.K. Letters of Credit, as the case may be.

          "Calculation Period" shall have the meaning provided in Section 8.13.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with GAAP.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with GAAP.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P's or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) demand deposit accounts maintained in the ordinary course of business.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

          "Change of Control" shall mean (i) at any time a "Change of Control" under, and as defined in, the Convertible Subordinated Debenture Indenture, the Convertible QUIPS Documents, any Existing Indebtedness, any Permitted Refinancing Indebtedness, any Permitted Subordinated Debt or Qualified Preferred Stock, in each case to the extent then outstanding, shall have occurred; or (ii) at any time and for any reason whatsoever (a) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of 30% or more of the outstanding Voting Stock of Holdings (or 40% or more of the outstanding Voting Stock of Holdings, to the extent (and only to the extent) such "Person" or "group" "beneficially owning" 30% or more of such Voting Stock received all (to the extent in excess of 5% of the outstanding Voting Stock of Holdings) of the Voting Stock so owned by such "Person" or "group" in connection with an acquisition approved by Continuing Directors in advance thereof) or (b) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors or (c) Holdings shall cease to own 100% on a fully diluted basis of the shares of outstanding capital stock of BFPH or (d) Holdings shall at any time cease to own, directly or indirectly, 100% of the capital stock of each Borrower or (e) at any time prior to a termination of BF Trust and the distribution of Convertible Subordinated Debentures as contemplated by the Convertible QUIPS Private Placement Memorandum, Holdings shall cease to own 100% of the outstanding common securities of BF Trust.

          "Co-Agents" shall have the meaning provided in the first paragraph of this Agreement.

          "Co-Borrower" shall have the meaning provided in Section 17.01.

          "Co-Borrower Obligations" shall have the meaning provided in Section 17.01.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean and include all the capital stock, shares and other equity interests, all of the intercompany notes and all other collateral (including proceeds of the foregoing) pledged pursuant to the Pledge Agreements.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Columbine" shall mean Columbine JDS Systems, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Holdings.

          "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I-A hereto directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Section 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Committed Financing" shall mean and include, at any time, (i) the Total Unutilized Commitment under this Agreement at such time and (ii) other financings (including debt, Qualified Preferred Stock and common stock issuances by Holdings) permitted under this Agreement, as then in effect, for which a binding commitment to provide same, extending for at least 135 days, is then in place, which commitment, and the terms and conditions and issuer thereof, shall be reasonably satisfactory to the Administrative Agent.

          "Company" shall mean any corporation, limited company, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Consolidated Cumulative Net Income Period" shall mean each period consisting of a fiscal quarter of BFPH (or, for periods after the QUIPS Issuance Date, Holdings) ending after the Original Effective Date and for which the related financial statements required to be delivered pursuant to Section 8.01(b) or (c), as the case may be, of this Agreement or the Original Credit Agreement have theretofore been delivered.

          "Consolidated Cumulative 25% Net Income Amount" shall mean, at any date, an amount determined on a cumulative basis equal to the sum of (i) 25% of Consolidated Net Income for all Consolidated Cumulative Net Income Periods ending after the Original Effective Date and prior to such date of determination for which Consolidated Net Income was a positive number, MINUS (ii) 100% of Consolidated Net Income (expressed as a positive number) for all Consolidated Cumulative Net Income Periods ending after the last day of the Original Effective Date and prior to such date of determination for which Consolidated Net Income was a negative number.

          "Consolidated Debt" shall mean all Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis, with respect to borrowed money or other obligations of such Persons which would appear on the balance sheet of such Persons as indebtedness (including unreimbursed drawings under Letters of Credit, but excluding consolidated current liabilities, deferred tax and pension liabilities, the amount available to be drawn under letters of credit issued for the account of such Persons (other than unreimbursed drawings) and any Guaranty by BFPH, Treasure Chest, Webcraft, BF Digital and any other Credit Party of any amounts owing by the Special Unrestricted Leasing Subsidiary pursuant to the SULS Loan Agreement as provided in any Tax Sharing Agreement or any other Guaranty of the SULS Loan Agreement referred to in Section 9.04(xix)) plus, without duplication, the amount of all Attributed Receivables Facility Indebtedness at such time, PROVIDED that in determining Consolidated Debt, any Preferred Stock of Holdings or any of its Subsidiaries (including, without limitation, any Qualified Preferred Stock and any Permitted Acquired Subsidiary Preferred Stock) then outstanding) shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Stock deemed to be a component of Consolidated Debt. Notwithstanding anything to the contrary contained in the immediately preceding sentence, neither the Convertible QUIPS nor the Convertible Subordinated Debentures issued by Holdings to BF Trust in connection with the issuance of the Convertible QUIPS shall be included as a component of Consolidated Debt (and to the extent same would otherwise be reflected therein, Consolidated Debt shall be reduced by the amount attributable thereto which would otherwise be so reflected).

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of BFPH (or, for periods after the QUIPS Issuance Date, Holdings) and its Subsidiaries, determined on a consolidated basis, before Consolidated Net Interest Expense (to the extent amounts included in Consolidated Net Interest Expense have been deducted in arriving at Consolidated Net Income) and provision for taxes or gains or losses from sales of assets other than inventory sold in the ordinary course of business, in each case that were included in arriving at Consolidated Net Income.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto (x) the amount of all amortization and depreciation and, without duplication, other non-cash expenses, in each case that were deducted in arriving at Consolidated EBIT for such period, (y) to the extent deducted in determining Consolidated Net Income for such period, one-time payments made in respect of Incentive Arrangements entered into in connection with any Permitted Acquisition and (z) cash Dividends paid to Holdings or BFPH by each Unrestricted Subsidiary more than 50% of the capital stock of which is directly owned by Holdings or BFPH (together with any cash Dividends paid directly to Holdings or BFPH by any subsidiaries of the respective such Unrestricted Subsidiary) during the respective Test Period, to the extent such cash Dividends do not exceed the EBITDA of such Unrestricted Subsidiary.

          "Consolidated Net Income" shall mean, for any period, the net after tax income of BFPH (or, for periods after the QUIPS Issuance Date, Holdings) and its Subsidiaries determined on a consolidated basis, without giving effect to any extraordinary non-cash gains or non-cash losses, any deferred financing costs, any costs in respect of the Existing Interest Rate

Swap, any non-recurring non-operational charges or gains, any non-cash expenses incurred or payments made in connection with the Original Transaction or the Transaction and purchase accounting adjustments, and without giving effect to gains and losses from the sale or disposition of assets (other than sales or dispositions of inventory, equipment, raw materials and supplies) by Holdings and its Subsidiaries after the Original Effective Date; PROVIDED that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income of any Person in which any Person or Persons other than Holdings and its Wholly-Owned Subsidiaries has an equity interest or interests, to the extent of such equity interests held by Persons other than Holdings and its Wholly-Owned Subsidiaries in such Person, (ii) except for determinations expressly required to be made on a PRO FORMA Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Wholly-Owned Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Wholly-Owned Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; and PROVIDED further that (x) for all purposes of calculating Consolidated Net Income, Consolidated Net Income shall be reduced (to the extent same has not already been reduced thereby) by the amount of all cash Dividend payments made with respect to the Convertible QUIPS or, to the extent same have been exchanged for Convertible Subordinated Debentures, all cash interest payments made with respect to such Convertible Subordinated Debentures, and Consolidated Net Income shall not be otherwise reduced by interest expense with respect to the Convertible Subordinated Debentures or the accrual of Dividends with respect to the Convertible QUIPS and (y) in calculating Consolidated Net Income for the purposes of the definition of Consolidated Cumulative 25% Net Income Amount, Consolidated Net Income shall mean the amount determined as otherwise provided above less (to the extent not already reduced thereby) the amount of all cash Dividend requirements (whether or not declared or paid) on Preferred Stock other than the Convertible QUIPS (including, without limitation, any Qualified Preferred Stock and Permitted Acquired Subsidiary Preferred Stock) then outstanding paid, accrued or scheduled to be paid or accrued during such period.

          "Consolidated Net Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Interest Expense for such period.

          "Consolidated Net Interest Expense" shall mean, for any period, the total consolidated interest expense of BFPH (or, for periods after the QUIPS Issuance Date, Holdings) and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, (i) that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries representing the interest factor for such period, and capitalized interest expense, (ii) all Receivables Facility Financing Costs for such period, and (iii) the product of (x) the amount of all Dividend requirements (whether or not declared or paid) on Preferred Stock (including Qualified Preferred Stock and Permitted Acquired Subsidiary Preferred Stock) of BFPH or Holdings, as the case may be, and its Subsidiaries paid, accrued or scheduled to paid or accrued during such period multiplied by (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state, local and foreign tax rate (expressed as a decimal number between one and zero) of BFPH or Holdings, as the case may be, as reflected in the audited consolidated financial statements of BFPH or Holdings, as the case may be, for its most recently completed fiscal year, which amounts described in preceding clause
(iii) shall be treated as interest expense of BFPH or Holdings, as the case may be, and its Subsidiaries for purposes of this definition regardless of the treatment of such amounts under GAAP, in each case net of the total consolidated cash interest income of BFPH or Holdings, as the case may be, and its Subsidiaries for such period, but excluding the amortization of any deferred financing costs or of any costs in respect of the Existing Interest Rate Swap. Notwithstanding anything to the contrary contained above, Consolidated Net Interest Expense shall not include for period (i) any amounts paid by any U.K. Borrower as additional interest to any Bank pursuant to Section 1.10(a) during such period, (ii) the MLA Costs incurred by the U.K. Borrowers during such period and (iii) any amounts relating to interest or dividends accruing on the Convertible Subordinated Debentures or the Convertible QUIPS during such period, except that an amount equal to all cash payments (excluding cash payments made in respect of the liquidation preference thereof in accordance with Section 9.03(vii)) made to holders of Convertible QUIPS or, after any exchange of same for Convertible Subordinated Debentures, in respect of Convertible Subordinated Debentures, shall be treated as a component of Consolidated Net Interest Expense, with the amount of any Dividends paid in respect of the Convertible QUIPS not to be grossed up as contemplated by clause (iii) of the immediately preceding sentence unless the correlating payments of interest on the Convertible Subordinated Debentures may not be deducted by Holdings for its tax purposes (in which case such payments shall be so grossed-up). Notwithstanding anything to the contrary contained above, to the extent any amounts are paid to, or invested in, the Special Unrestricted Leasing Subsidiary as contemplated by
Section 9.05(xx), such amounts shall not be included as a component of Consolidated Net Interest Expense and, to the extent such amounts would otherwise be so included therein, such amounts shall be excluded therefrom.
          "Continuing Bank" shall mean each Original Bank with a Commitment under this Agreement (immediately upon giving effect to the Restatement Effective Date).

          "Continuing Directors" shall mean the directors of Holdings on the Restatement Effective Date and each other director, if such director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Convertible QUIPS" shall mean BF Trust's Convertible Quarterly Income Preferred Securities, liquidation preference of $50 per security, which preferred securities are exchangeable, in certain circumstances, for a portion (equal to the aggregate liquidation preference of the Convertible QUIPS so exchanged) of the Convertible Subordinated Debentures held by BF Trust.

          "Convertible QUIPS Documents" shall mean and include (i) the Convertible QUIPS, (ii) the Holdings QUIPS Guaranty, (iii) the Holdings BFT Common Securities Guaranty and (iv) the Trust Agreement.

          "Convertible QUIPS Issuance Date" shall mean the date of initial issuance of Convertible QUIPS.

          "Convertible QUIPS Private Placement Memorandum" shall mean the Offering Memorandum in respect of the Convertible QUIPS, dated as of October 27, 1997.


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

          "Convertible Subordinated Debentures" shall mean Holdings' 6% Convertible Subordinated Debentures due October 15, 2027, issued to BF Trust, and convertible into Holdings Common Stock pursuant to a Permitted Conversion, in an aggregate principal amount not to exceed at any time outstanding (x) $118,600,000 less (y) the aggregate liquidation value of all Convertible QUIPS exchanged for Holdings Common Stock in connection with a Permitted Conversion.

          "Convertible Subordinated Debenture Documents" shall mean the Convertible Subordinated Debenture Indenture and all other agreements and documents entered into in connection with the issuance of the Convertible Subordinated Debentures.

          "Convertible Subordinated Debenture Indenture" shall mean the indenture entered into between Holdings, BF Trust and The Bank of New York, as trustee thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Credit Agreement Party" shall mean each Parent and each Borrower.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and the Non-Borrower U.S. Subsidiaries Guaranty and, after the execution and delivery thereof, the Non-Borrower U.K. Subsidiaries Guaranty and each additional guaranty or security document executed pursuant to Section 8.11.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean each Parent, each Borrower and each Subsidiary Guarantor.

          "Currency Agreement" shall mean any obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries or Affiliates against fluctuations in currency values.

          "Debt Agreements" shall mean all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Revolving Loans on the Restatement Effective Date.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than distributions or dividends of common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Original Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any partnership interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Original Effective Date (or any options or warrants issued by such Person with respect to its capital stock or any partnership interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made during any period by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans, or the Holdings Rights Plan, or setting aside of any funds for the foregoing purposes, except to the extent such payments have reduced Consolidated EBITDA during the respective period.

          "Documentation Agent" shall mean Credit Suisse First Boston, in its capacity as Documentation Agent for the Banks hereunder.

          "Documents" shall mean the Credit Documents and the Refinancing Documents.

          "Dollar Equivalent" of an amount denominated in Pounds Sterling shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of Pounds Sterling involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.15 or 13.19 or Section 26 of any Subsidiaries Guaranty, on the date of determination); PROVIDED that the Dollar Equivalent of any Unpaid Drawing in Pounds Sterling shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the Issuing Bank; PROVIDED FURTHER, that for purposes of (x) determining compliance with Sections 1.01(a), 1.01(b), 2.01(c) and 4.01(a) and (y) calculating Fees pursuant to Section 3.01, the Dollar Equivalent of any amounts denominated in Pounds Sterling shall be revalued on a quarterly basis using the spot exchange rate therefor quoted in the Wall Street Journal on the last Business Day of each calendar quarter, PROVIDED, HOWEVER, that at any time during a calendar quarter, if the Aggregate U.K. Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the exchange rate therefor quoted in the Wall Street Journal on the respective date of determination pursuant to this exception) would exceed the Aggregate U.K. Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as then in effect) (the Aggregate U.K Exposure as so calculated, the "Existing Aggregate U.K. Exposure") by 10% or more of the then Existing Aggregate U.K.

Exposure, then at the discretion of the Administrative Agent or at the request of the Required Banks, the Dollar Equivalent shall be reset based upon the exchange rates on such date in the Wall Street Journal, which rates shall remain in effect until the last Business Day of such calendar quarter or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in Pounds Sterling in its sole discretion.

          "Dollar Loan" shall mean each Dollar Revolving Loan and each Dollar Swingline Loan.

          "Dollar Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Non-U.K. Sub-Commitment of such Bank at such time and the denominator of which is the aggregate amount of Non-U.K. Sub-Commitments of all Banks at such time. Notwithstanding anything to the contrary contained above, if the Dollar Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the Dollar Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "Dollar Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Dollar Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Domestic U.K. Borrower Guaranty" shall mean, on after the execution and delivery of an Election to Become a Borrower by any Domestic U.K. Borrower, the guaranty of such Domestic U.K. Borrower pursuant to Section 16.

          "Domestic U.K. Borrower" shall mean any Wholly-Owned Domestic Subsidiary of Holdings created after the Restatement Effective Date pursuant to
Section 9.11 that becomes a U.K. Borrower (but not a U.S. Borrower) hereunder pursuant to Section 6.

          "Domestic Subsidiary" shall mean a Subsidiary which is not a Foreign Subsidiary.

          "Domestic Unrestricted Subsidiary" shall mean any Unrestricted Subsidiary which is not a Foreign Unrestricted Subsidiary.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "EBITDA" shall mean, for any Unrestricted Subsidiary for any period, the Consolidated EBITDA as determined for such Unrestricted Subsidiary and its subsidiaries on a basis substantially the same (with necessary reference changes) as provided in the definition of Consolidated EBITDA contained herein, except that (i) all references therein and in the component definitions used in determining Consolidated EBITDA to "Holdings and its


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

Subsidiaries" shall be deemed to be references to the respective Unrestricted Subsidiary and its subsidiaries and (ii) the adjustments contained in clauses
(x) and (z) of the definition of Consolidated EBITDA shall not be made.

          "8-7/8% Senior Subordinated Note Indenture" shall mean the Indenture, dated as of June 20, 1997, entered into by and between BFPH and Fleet National Bank, as trustee thereunder, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time to the extent permitted in accordance with the terms hereof and thereof.

          "8-7/8% Senior Subordinated Notes" shall mean BFPH's 8-7/8% Senior Subordinated Notes due 2007 issued pursuant to the 8-7/8% Senior Subordinated
Note Indenture, as in effect on the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time to the extent permitted pursuant to the terms hereof and thereof.

          "Election to Become a Borrower" shall mean an Election to Become a Borrower in the form of Exhibit J, which shall be executed by each new Borrower in accordance with Section 6.

          "Eligible Transferee" shall mean and include a commercial bank, mutual fund, financial institution, a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), any fund that invests in bank loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings pursuant to or under any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, for the purposes of this definition, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guidance and rule of common law, now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Holdings or any of its Subsidiaries, relating to the environment, employee health and safety (as it relates to Hazardous Materials) or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET SEQ.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.
Section  11001 ET SEQ., the Hazardous Material

Transportation Act, 49 U.S.C. Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); ISRA and any state and local or foreign counterparts or equivalents, in each case as amended from time to time. Notwithstanding the foregoing definition of "Environmental Law", for purposes of the representations and warranties contained in Section 7.19, "Environmental Law" shall only mean any Environmental Law in effect as of the date such representations and warranties are made or are deemed to be made.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" within the meaning of Section 414(b), (c) (or solely for purposes of Section 412 of the Code) (m) of the Code.

          "Eurodollar Loan" shall mean each Dollar Revolving Loan designated as such by any U.S. Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Euro Rate" shall mean and include each of the Eurodollar Rate, the Sterling Euro Rate and the Overnight LIBOR Rate.

          "Euro Rate Loan" shall mean each Eurodollar Loan and each Sterling
Loan.

          "Event of Default" shall have the meaning provided in Section 10.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Excess Dollar Swingline Loans" shall mean the principal amount of any Dollar Swingline Loan incurred at any time when, and only when, the addition of an amount equal to the principal amount of such Dollar Swingline Loan to the Aggregate Non-U.K. Exposure as then in effect would result in a sum which exceeds the Total Non-U.K. Sub-Commitment as then in effect; PROVIDED that in any case where the amount of the excess referenced above is less than the aggregate principal amount of the Dollar Swingline Loan then being incurred, only the portion of the principal amount thereof which is equal to the amount by which such sum exceeds the Total Non-U.K. Sub-Commitment shall constitute Excess Dollar Swingline Loans.

          "Existing Indebtedness" shall have the meaning provided in Section 5.01(l).
          "Existing Interest Rate Swap" shall mean the Interest Rate Swap Agreement of Treasure Chest, dated as of January 19, 1994.

          "Existing U.K. Facility" shall mean the Facility Letter, dated as of September 18, 1997, by and between BFL and Bankers Trust Company, as in effect on the Restatement Effective Date.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Final Maturity Date" shall mean June 12, 2002.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

          "Foreign U.K. Borrower" shall mean and include BFL, Olwen, Troypeak, Pismo, Broadcast, BFDSL and each other Subsidiary of Holdings that (x) becomes a party to this


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

Agreement after the Restatement Effective Date pursuant to Section 6 and (y) is organized under the laws of England or Wales.

          "Foreign Unrestricted Subsidiary" shall mean each Unrestricted Subsidiary that is incorporated under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

          "GAAP" or "Generally Accepted Accounting Principles" shall have the meaning provided for GAAP in Section 13.07(a).

          "Guarantees" shall mean and include each of (i) the Parent Guaranty,
(ii) the Non-U.K. U.S. Borrowers Guaranty, (iii) the Non-Borrower U.S. Subsidiaries Guaranty, (iv) on and after the date any Domestic U.K. Borrower becomes a party hereto, the Domestic U.K. Borrower Guaranty and (v) on and after the execution and delivery thereof, the Non-Borrower U.K. Subsidiaries Guaranty.

          "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

          "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued to each Bank, and all Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrowers (or any of them) to each Bank, the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrowers and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of either Parent, the Borrowers (or any of them) or any of their respective Subsidiaries owing under any Interest Rate Protection Agreement entered into by the Borrowers (or any of them) or any of their respective Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participate in such Interest Rate Protection Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantors" shall mean and include each Parent and each Subsidiary Guarantor.

          "Guaranty" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether


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

directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guaranty shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranty) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable and require abatement, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances included as "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, to the extent exposure is prohibited, limited or regulated under Environmental Laws.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Acquired Subsidiary" shall mean any Subsidiary of Holdings created or acquired in connection with (or pursuant to) a Permitted Acquisition.

          "Holdings BFT Common Securities Guaranty" shall mean the Guaranty Agreement, dated as of October 20, 1997, executed and delivered by Holdings in favor of the holders of the common securities of BF Trust, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Holdings Common Stock" shall have the meaning provided in Section 7.14(a).

          "Holdings Preferred Stock" have the meaning provided in Section
7.14(a).

          "Holdings QUIPS Guaranty" shall mean the Guaranty Agreement, dated as of October 20, 1997, between Holdings and The Bank of New York, as trustee thereunder, executed and delivered by Holdings in favor of the holders of the Convertible QUIPS, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

     "Holdings Rights Plan" shall mean the Rights Agreement between Holdings and The Bank of New York, as Rights Agent, dated as of November 28, 1995, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

          "Incentive Arrangements" shall mean any equity incentive or other bonus arrangement made by any Borrower or any Guarantor in connection with (and concurrently with the consummation of) a Permitted Acquisition with any employee, executive or officer of the Person or Persons so acquired pursuant to the respective Permitted Acquisition.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required by GAAP to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Guaranties of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Currency Agreement or under any similar type of agreement. In addition to the foregoing, all Attributed Receivables Facility Indebtedness shall constitute Indebtedness.

          "Individual Exposure" of any Bank shall mean (x) at any time prior to the occurrence of a Sharing Event, the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding from such Bank (for this purpose, using the Dollar Equivalent of each Sterling Revolving Loan then outstanding from such Bank or any Affiliate thereof acting as a U.K. Bank), (II) the sum of such Bank's (and its respective Affiliates') L/C Participation Percentage in each then outstanding Letter of Credit and any Unpaid Drawings relating thereto (for this purpose using, the Dollar Equivalent of any amounts expressed in Pounds Sterling), (III) such Bank's Dollar Percentage of the aggregate principal amount of all Dollar Swingline Loans (other than Excess Dollar Swingline Loans) and
(IV) such Bank's (or its respective Affiliate's) U.K. Percentage of the aggregate principal amount of all Sterling Swingline Loans (for this purpose, using the Dollar Equivalent of each Sterling Swingline Loan then outstanding) and all Excess Dollar Swingline Loans then outstanding and (y) at any time after the occurrence of a Sharing Event, the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding from such Bank (for this purpose, giving effect to the conversions to Dollar obligations required by Section 1.15), (II) the sum of such Bank's (and its respective Affiliates') L/C Participation Percentage in each then outstanding Letter of

Credit and any Unpaid Drawings relating thereto (for this purpose using, the Dollar Equivalent of any amounts expressed in Pounds Sterling), (III) such Bank's RL Percentage of the aggregate principal amount of all Swingline Loans (for this purpose, giving effect to the conversions to Dollar obligations required by Section 1.15).

          "Individual Sterling Exposure" for any Bank shall mean (x) at any time prior to the occurrence of a Sharing Event, the sum of (i) the aggregate principal amount of all Sterling Revolving Loans made by such Bank and then outstanding (for this purpose, using the Dollar Equivalent thereof), (ii) such Bank's U.K. Percentage of all U.K. Letter of Credit Outstandings at such time,
(iii) such Bank's U.K. Percentage of the aggregate principal amount of all Sterling Swingline Loans then outstanding (for this purpose, using the Dollar Equivalent of each Sterling Swingline Loan then outstanding), (iv) such Bank's U.K. Percentage of all U.S. Letter of Credit Outstandings included as a component of the Aggregate U.K. Exposure at such time pursuant to clause (iv) of the definition thereof and (v) such Bank's U.K. Percentage of the aggregate principal amount of all then outstanding Excess Dollar Swingline Loans and (y) at any time after the occurrence of a Sharing Event, the sum of such Bank's (and its respective Affiliates') RL Percentage in each then outstanding U.K. Letter of Credit and any Unpaid Drawings relating thereto (for this purpose using, the Dollar Equivalent of any amounts expressed in Pounds Sterling).

          "Insignificant Subsidiary" shall mean any Subsidiary of Holdings (excluding BFPH and the Borrowers) which has assets of not greater than $10,000,000 in the aggregate and which, if aggregated with all other Subsidiaries of Holdings with respect to which an event described under Section
10.05 has occurred and is continuing, would have assets of not greater than $10,000,000.

          "Intercompany Note" shall mean promissory notes, in the form of Exhibit L, evidencing Intercompany Loans.

          "Interest Determination Date" shall mean, with respect to any Euro Rate Loan (other than a Sterling Swingline Loan), the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09. "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investments" shall have the meaning provided in Section 9.05.

          "Investor Certificates" shall have the meaning provided in the Receivables Pooling Agreement.

          "ISRA" shall mean the New Jersey Industrial Site Recovery Act.


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

          "Issuing Bank" shall mean BTCo and any Bank which at the request of the Account Parties (or the respective Account Party) and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Restatement Effective Date is BTCo.

          "Judgment Currency" shall have the meaning provided in Section
13.19(a).

          "Judgment Currency Conversion Date" shall have the meaning provided in
Section 13.19(a).

          "Laser Tech" shall mean Laser Tech Color, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Holdings.

          "L/C Participation Percentages" shall have the meaning provided in
Section 2.04(a).

          "L/C Supportable Indebtedness" shall mean (i) obligations of each Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its Subsidiaries incurred in the ordinary course of business with respect to contractual obligations (including with respect to lottery contracts), environmental responsibilities, employee benefit obligations, insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and
(ii) such other obligations of such Account Party (or any entity which is jointly and severally obligated as an Account Party with respect to such Letter of Credit) or any of its Subsidiaries as are permitted to remain outstanding hereunder without giving rise to any violation of this Agreement.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the amount of all Unpaid Drawings at such time.

          "Letter of Credit Request" shall have the meaning provided in 2.03(a).

          "Leverage Lease Documents" shall mean the Operative Documents as defined in Appendix A to (i) the Participation Agreement (1998-A), dated as of April 1, 1998, (ii) the Participation Agreement (1998-B), dated as of April 1, 1998, and (iii) the Participation Agreement (1998-C), dated as of April 1, 1998, in each case among Bauteile C+D Errichtungsgesellschaft mbH, Wilmington Trust Company, the Special Unrestricted Leasing Subsidiary, AIG-FP Funding (Cayman) Limited and Raiffeisen Zentralbank Osterreich Aktiengesellschaft, as such documents may be amended, restated, modified, supplemented,


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

extended, renewed or replaced from time to time in accordance with the terms hereof and thereof.

          "Leverage Ratio" shall mean on any date the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date, in each case taken as one accounting period; PROVIDED that (x) if one or more Permitted Acquisitions is effected during the respective Test Period, Consolidated EBITDA shall, for the purposes of this definition only, be calculated on a PRO FORMA Basis (but only giving effect to adjustments described in clause (iii) of the definition of PRO FORMA Basis) after giving effect to such Permitted Acquisition and (y) if one or more Asset Sales is effected during the respective Test Period, Consolidated EBITDA shall, for purposes of this definition only, be calculated on a PRO FORMA Basis after giving effect to such Asset Sale.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan and each Swingline Loan.

          "Mandatory Borrowing" shall mean and include any Mandatory Dollar Borrowing and any Mandatory Sterling Borrowing.

          "Mandatory Dollar Borrowing" shall have the meaning provided in
Section 1.01(c).

          "Mandatory Sterling Borrowing" shall have the meaning provided in
Section 1.01(d).

          "Majority U.K. Banks" at any time shall mean those U.K. Banks which at such time hold a majority of the then outstanding U.K. Sub-Commitments or, after such U.K. Sub-Commitments have been terminated, U.K. Banks holding a majority of the Aggregate U.K. Exposure from time to time outstanding.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Master Trust" shall mean the trust created pursuant to the Receivables Facility, and any successor or similar trust created pursuant to any subsequent Receivables Facility.

          "Material Adverse Effect" shall mean a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

          "Maximum Swingline Amount" shall mean (x) $30,000,000 in the case of Dollar Swingline Loans and (y) L20,000,000 in the case of Sterling Swingline Loans.


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

          "Media Business" shall mean any Permitted Business and any business that creates, communicates, licenses, markets, leases or disseminates ideas, information or entertainment, together with all businesses related thereto, and any business that generates a significant portion of its revenues from marketing or advertising services.

          "Minimum Applicable Facing Fee" shall mean (x) in the case of U.S. Letters of Credit (and after a Sharing Event, all Letters of Credit), $500 and
(y) in the case of U.K. Letters of Credit at any time prior to a Sharing Event, L300.

          "Minimum Borrowing Amount" shall mean (i) in the case of Dollar Revolving Loans, $1,000,000, (ii) in the case of Sterling Revolving Loans, L250,000, (iii) in the case of Dollar Swingline Loans, $500,000 and (iv) in the case of Sterling Swingline Loans, L125,000.

          "MLA Cost" shall mean, for any period of determination, the cost imputed to a Bank for such period in complying with the Mandatory Liquid Assets requirements of the Bank of England during the period in which a Sterling Loan is outstanding determined in accordance with Schedule XI.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by Holdings or a Subsidiary of Holdings or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), Holdings, any Subsidiary of Holdings or any ERISA Affiliate could currently incur any liability under such plan.

          "Net Cash Proceeds" shall mean for any event requiring a commitment reduction pursuant to Section 3.03, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as, when and to the extent actually received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory, accounting, investment banking and other fees and expenses associated therewith) received from any such event.

          "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as, when and to the extent actually received) received from any sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory, accounting, investment banking and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 90 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year (for U.S. federal income tax purposes) in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Banks a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than one year following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments paid by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

          "New Bank" shall mean each Person listed on Schedule I-A or I-B (as in effect on the Restatement Effective Date) that is not a Continuing Bank.

          "New Borrower Consent" shall mean a New Borrower Consent in the form of Exhibit M, which shall be executed by each then existing Credit Party (excluding any U.K. Borrowers which are not otherwise Credit Parties in the case of New Borrower Consents delivered pursuant to clause (v) of Section 6) in accordance with the requirements of Section 6.

          "New Credit Party" shall mean each Credit Party which was not a Credit Party under, and as defined in, the Original Credit Agreement on the Original Effective Date.

          "Non-Borrower U.K. Subsidiaries Guaranty" shall mean, on and after the execution and delivery thereof, the Subsidiaries Guaranty in the form of Exhibit H-2, as the same may be amended, modified or supplemented from time to time.

          "Non-Borrower U.S. Subsidiaries Guaranty" shall have the meaning provided in Section 5.01(h).

          "Non-Borrower U.S. Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of BFPH as of the Restatement Effective Date (other than the U.S. Borrowers, the Receivables Subsidiary, RGP and Treasure Chest of Nevada) and any Wholly-Owned Domestic Subsidiary of Holdings created after the Restatement Effective Date pursuant to Section 9.11 (to the extent same does not become a U.S. Borrower or a Domestic U.K. Borrower hereunder pursuant to Section
6).

          "Non-Continuing Bank" shall have the meaning provided in Section
13.20.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Non-Facility Letter of Credit" shall mean any standby letter of credit (other than a Standby Letter of Credit) issued by a financial institution reasonably acceptable to the Administrative Agent for the account of any Borrower.


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

          "Non-U.K. U.S. Borrowers" shall mean each U.S. Borrower that is not a U.K. Borrower.

          "Non-U.K. U.S. Borrowers Guaranty" shall mean the guaranty of the Non-U.K. U.S. Borrowers pursuant to Section 15 of this Agreement.

          "Non-U.K. Sub-Commitment" means, for any Bank at any time, such Bank's Commitment minus, in the case of a Bank that is, or whose Affiliate is, a U.K. Bank, such Bank's or such Affiliate's U.K. Sub-Commitment.

          "Note" shall mean each U.S. Borrowers' Revolving Note, each U.K. Borrowers' Revolving Note, the U.S. Borrowers' Swingline Note and the U.K. Borrowers' Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03.

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, Attention: Gregory Shefrin, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto; provided that in the case of U.K. Letters of Credit, the "Notice Office" shall mean the office specified above, with a copy of the respective notice to be delivered at the same time as otherwise required pursuant to the terms of this Agreement to the office of the Administrative Agent located at Bankers Trust Company London, 1 Appold Street, Broadgate, London EC2A2HE, Attention: Elizabeth Keegan/Loans Agency Department.

          "Obligation Currency" shall have the meaning provided in Section 13.19(a).

          "Obligations" shall mean all amounts owing to the Agents, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Olwen" shall have the meaning provided in the first paragraph of this Agreement.

          "Original Banks" shall mean each Person which was a Bank under, and as defined in, the Original Credit Agreement.

          "Original Credit Agreement" shall have the meaning provided in the first recital of this Agreement.

          "Original Effective Date" shall mean the Effective Date (as defined in the Original Credit Agreement).

          "Original Letter of Credit" shall have the meaning provided in Section 2.01(d).


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

          "Original Loans" shall mean the Loans under, and is defined in, the Original Credit Agreement.

          "Original Transaction" shall mean the Transaction under, and as defined in, the Original Credit Agreement.

          "Overnight LIBOR Rate" on any date shall mean the offered quotation to first-class banks in the London interbank Eurodollar market by BTCo for Pounds Sterling overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Sterling Swingline Loan of BTCo as of 11:00 A.M. (London time) on such date; provided, that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Sterling Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Sterling Loans, the Overnight LIBOR Rate determined pursuant to this definition shall instead be the rate determined by BTCo as the all-in-cost of funds for BTCo to fund such Sterling Swingline Loan.

          "Parent" shall mean and include Holdings and BFPH.

          "Parent Guaranty" shall mean the guaranty of each of the Parents pursuant to Section 14 of this Agreement.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean (i) in respect of Dollar Loans, U.S. Letters of Credit, Fees (other than Letter of Credit Fees and Facing Fees with respect to U.K. Letters of Credit prior to the occurrence of a Sharing Event) and, except as provided in clause (ii) below, all other amounts owing under this Agreement and the other Credit Documents, the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, and (ii) in the case of Sterling Loans and, prior to the occurrence of a Sharing Event, U.K. Letters of Credit and Letter of Credit Fees and Facing Fees with respect to U.K. Letters of Credit, the office of the Administrative Agent located at Midland Bank Plc, London Chaps Code 404804, Account Name: Bankers Trust Company London, Account #00491302, Reference: Loans Agency/Big Flower, or, in each case, such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" shall mean either or both of the Dollar Percentage and the U.K. Percentage, as the context may require, or, after the occurrence of a Sharing Event, the RL Percentage.

          "Permitted Acquired Debt" shall mean Indebtedness of any Subsidiary of Holdings acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (x) Holdings and


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its Subsidiaries (other than the Subsidiary being so acquired) have no liability with respect to any such Indebtedness and (y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective Permitted Acquisition).

          "Permitted Acquired Subsidiary Preferred Stock" shall mean any Preferred Stock of any Subsidiary of Holdings acquired pursuant to a Permitted Acquisition, which Preferred Stock existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (x) Holdings and its Subsidiaries (other than the Subsidiary being so acquired) have no liability with respect to any such Preferred Stock, (y) such Preferred Stock does not have ordinary voting rights for the election of directors and (z) such Preferred Stock is not secured.

          "Permitted Acquisition" shall mean the acquisition by Holdings, BFPH or any Wholly-Owned Subsidiary of Holdings or BFPH of assets constituting part of or an entire business, division or product line of any Person not already a Subsidiary of Holdings, or of 100% of the capital stock of any such Person (in each case, together with any related assets used in the business, division or product line of the Person so acquired), which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of Holdings, PROVIDED that (A) the consideration paid by Holdings, BFPH or such Wholly-Owned Subsidiary, as the case may be, consists solely of cash (including proceeds of Revolving Loans) or common stock, the issuance of any Qualified Preferred Stock otherwise permitted in Section 9.12, the issuance of Indebtedness otherwise permitted in Section
9.04 and the assumption/acquisition of any Permitted Acquired Debt (calculated at face value) or Permitted Acquired Subsidiary Preferred Stock (calculated on a fair market value basis (as determined in good faith by Holdings, BFPH or such Wholly-Owned Subsidiary)) relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in a Permitted Business, and (C) in the case of the acquisition of 100% of the capital stock of any Person, such Person shall own no capital stock of any other Person unless (x) such Person owns 100% of the capital stock of such other Person, (y)(1) such Person and/or its Wholly-Owned Subsidiaries own 80% of the consolidated assets of such Person and its Subsidiaries and (2) any non-Wholly-Owned Subsidiary of such Person was a non-Wholly-Owned Subsidiary of such Person prior to the date of such Permitted Acquisition of such Person or (z) such capital stock constitutes a DE MINIMIS holding of such Person in such other Person for investment purposes. For purposes of determining compliance with the immediately preceding sentence, Indebtedness acquired pursuant to any Permitted Acquisition and repaid promptly after (and in any event within 30 days after the date of) the consummation of the respective Permitted Acquisition shall not be included as outstanding Indebtedness of Holdings or its Subsidiaries for purposes of determining compliance with Section 8.13 and the covenants contained in Section 9, but shall instead be treated as consideration (paid in cash or, if satisfied through the issuance of common stock or Qualified Preferred Stock as permitted above, consideration paid in common stock or Qualified Preferred Stock, as the case may
be) paid in connection with such Permitted Acquisition. Notwithstanding anything to the contrary contained above, (x) a Permitted Acquisition of 100% of the capital stock of a Person may be effected by means of a two-step transaction (I.E., by way of


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consummation of stock purchases pursuant to a tender offer, followed by a subsequent merger or compulsory share acquisition), but only so long as such acquisition is effected by means of a Two-Step Permitted Acquisition (complying with all requirements of the definition thereof) and, in any event, all requirements set forth above in this definition of Permitted Acquisition shall in any event be satisfied, except that the requirement of 100% ownership of capital stock of the Target need not be satisfied until the earlier to occur of the consummation of the subsequent merger or compulsory share acquisition referenced in the definition of Two-Step Permitted Acquisition or the date which occurs 135 days after the consummation of the first step of the Two-Step Permitted Acquisition, (y) the requirements contained above, in the definition of Two-Step Permitted Acquisition and in Section 8.13 that 100% of the capital stock of a Person be acquired pursuant to a Permitted Acquisition shall be deemed modified to the extent that the respective Person to be acquired has outstanding Permitted Acquired Subsidiary Preferred Stock which will remain outstanding after giving affect to the respective Permitted Acquisition, in each case so long as the amount of Permitted Acquired Subsidiary Preferred Stock at any time outstanding complies with the applicable requirements of Section 9.12(d), and no violation of Section 9.04 or any other provision of this Agreement shall occur as a result of the assumption of the Permitted Acquired Subsidiary Preferred Stock pursuant to the respective Permitted Acquisition and
(z) any acquisition shall be a Permitted Acquisition only if all requirements of Sections 8.13 and 9.02(vi) applicable to Permitted Acquisitions are met with respect thereto.

          "Permitted Basket Indebtedness" shall mean (x) unsecured Indebtedness incurred by any Borrower and/or any Guarantor and (y) Indebtedness of Foreign Subsidiaries, which Indebtedness as described in this clause (y) may, but shall not be required to be, secured by assets of (including capital stock owned by) any Foreign Subsidiary (excluding U.K. Subsidiaries) (other than capital stock owned by a Borrower or a Guarantor) and may be guaranteed (on an unsecured basis) by any Borrower or any Guarantor.

          "Permitted Business" shall mean the printing, marketing, advertising sales and advertising services businesses conducted by Holdings and its Subsidiaries on the Restatement Effective Date, and any printing, marketing, advertising sales and advertising services business and reasonable extensions thereof engaged in by Holdings and its Subsidiaries in the future (including data collection and related businesses).

          "Permitted CapEx Amount" shall have the meaning provided in Section 9.07(a).

          "Permitted Conversion" shall mean the conversion into Holdings Common Stock of Convertible Subordinated Debentures received by any holder of Convertible QUIPS in exchange for such holder's Convertible QUIPS in accordance with the terms of the Convertible Subordinated Debenture Indenture.
          "Permitted Debt" shall mean and include Permitted Secured Indebtedness, Permitted Refinancing Indebtedness and Permitted Subordinated Indebtedness.

          "Permitted Holders" shall mean and include (i) R. Theodore Ammon, his estate, spouse, heirs, ancestors, lineal descendants, legatees, legal representatives, or the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or grantors


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thereof (collectively, the "Ammon Permitted Holders") and (ii) any entity controlled directly or indirectly, by the Ammon Permitted Holders whether through the ownership of voting securities, by contract or otherwise.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Refinancing Indebtedness" shall mean any Indebtedness of BFPH and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund Existing Indebtedness or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal or
(ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Banks, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, and (d) all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed.

          "Permitted Secured Indebtedness" shall mean any Indebtedness for borrowed money incurred by BFPH, any Borrower or one or more Subsidiary Guarantors (which Indebtedness may be guaranteed by BFPH, any Borrower or one or more Subsidiary Guarantors, but not by any other Subsidiary of Holdings), so long as no Default or Event of Default is then in existence or would exist immediately after giving effect to the respective incurrence of such Indebtedness.

          "Permitted Subordinated Indebtedness" shall mean any general unsecured subordinated Indebtedness for borrowed money incurred by Holdings or BFPH in an aggregate principal amount not to exceed $100,000,000 at any time outstanding, all of the terms and conditions of which (including, without limitation, the maturity thereof, the interest rate applicable thereto, amortization, defaults, remedies, voting rights, subordination provisions, etc.), and the documentation therefor, shall be reasonably satisfactory to the Agents and the Required Banks (it being understood that, after the Agents have approved the relevant documentation with respect to any Permitted Subordinated Indebtedness, such documentation shall be distributed to the Banks and, if any Bank has not objected to the terms of the relevant documentation within 5 Business Days after its receipt thereof, such documentation shall be deemed satisfactory to such
Bank); PROVIDED, that in any event, unless the Required Banks otherwise expressly consent in writing prior to the incurrence thereof, (i) no such Indebtedness shall be secured by any asset of Holdings or any of its Subsidiaries and (ii) such Indebtedness shall have substantially the same (or, from the perspective of the Banks, more favorable) subordination provisions as are contained in the 8-7/8% Senior Subordinated Notes Indenture. The incurrence of Permitted Subordinated Indebtedness shall be deemed to be a representation


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and warranty by Holdings or BFPH that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

          "Permitted Transaction" shall mean (i) any Permitted Acquisition effected in accordance with the requirements of Sections 8.13 and 9.02, (ii) any acquisition effected pursuant to, and in accordance with the terms of, Section 9.02(vii) and (iii) Investments made pursuant to, and in accordance with the terms of, Section 9.05(vii).

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Pismo" shall have the meaning provided in the first paragraph of this Agreement.

          "Plan" shall mean (i) any single-employer plan, as defined in Section 4001(a)(15) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute to by), Holdings or a Subsidiary of Holdings or an ERISA Affiliate and that is subject to Title IV of ERISA, and
(ii) each such plan for the five year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan if, for purposes of this clause (ii), Holdings, any Subsidiary of Holdings or any ERISA Affiliate could currently incur any liability under such plan.

          "Pledge Agreements" shall mean each of the U.S. Pledge Agreement, the U.S. Charge Over Shares and Notes and the U.K. Charge Over Shares and Notes.

          "Pledged Securities" shall mean "Pledged Securities" as defined in the relevant Pledge Agreement.

          "Pounds Sterling" and "L" shall mean (i) freely transferable lawful money of the United Kingdom and (ii) in the event that the Pound Sterling is replaced by a European currency of the European Union (the "Euro"), Euros having a corresponding value, calculated in accordance with the relevant provisions of the treaty on the European Union.

          "Preferred Stock," as applied to the capital stock of any Person, means capital stock of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of capital stock of any other class of such Person.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the


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lowest or best rate actually charged to any customer.  BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "PRO FORMA Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (w) the assumption, incurrence or issuance of any Indebtedness or Preferred Stock (other than revolving Indebtedness, except to the extent same is incurred to finance the Original Transaction or the Transaction, to refinance other outstanding Indebtedness or Preferred Stock or to finance Permitted Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred or Preferred Stock issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent paid with Permitted Debt or Qualified Preferred Stock) or Preferred Stock after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, (y) the consummation of any Asset Sale after the first day of the relevant Calculation Period as if such Asset Sale had been consummated on the first day of the relevant Calculation Period and (z) the Permitted Acquisition, if any, then being consummated (it being understood that, if the respective Permitted Acquisition is a Two-Step Permitted Acquisition, pro forma effect shall only be given to that portion of the respective Permitted Acquisition which has actually been consummated, except as expressly required pursuant to Section 8.13 for purposes of showing the effects, on a PRO FORMA Basis, both before and after giving effect to the second step of the respective Two-Step Permitted Acquisition) as well as any other Permitted Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection therewith:

          (i) all Indebtedness and Preferred Stock (x) (other than revolving Indebtedness, except to the extent same is incurred to finance the Original Transaction or the Transaction, to refinance other outstanding Indebtedness or Preferred Stock, or to finance Permitted Acquisitions) assumed, incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or Preferred Stock or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent paid with Permitted Debt or Qualified Preferred Stock) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

          (ii) all Indebtedness or Preferred Stock assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest or dividends at (x) the rate applicable thereto, in the case of fixed rate indebtedness or Preferred Stock or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness or Preferred Stock


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

     (although interest or dividend expense with respect to any Indebtedness or Preferred Stock for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

          (iii) in making any determination of Consolidated EBITDA, PRO FORMA effect shall be given to the Original Transaction and the Transaction, any Permitted Acquisition (in the case of any Two-Step Permitted Acquisition, to the extent same has theretofore been consummated, except as otherwise expressly required in making calculations pursuant to Section 8.13) and any Asset Sale for the periods described above, taking into account, in the case of any Permitted Acquisition, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

          "Projections" shall have the meaning provided in Section 5.01(n).

          "Purchased Interest" shall have the meaning provided in the Receivables Pooling Agreement.

          "Qualified Preferred Stock" shall mean any Preferred Stock of Holdings, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of Holdings or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to the tenth anniversary of the date of issuance of such Preferred Stock.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December, occurring after the Restatement Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Receivables Amendment Conditions" means, with respect to any amendment or modification of any Receivables Document, the requirement that the following shall be true after giving effect to such amendment or modification:


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

          (A) the Receivables Maximum Funding Amount shall not be less than $100 million except to the extent that such amount is less than $100 million due to a shrinkage of receivables of BFPH's Subsidiaries which are sellers of Receivables Facility Assets pursuant to the Receivables Facility after the Original Effective Date;

          (B) the scheduled maturities of the Investor Certificates and the Purchased Interests shall not be earlier than the scheduled maturities of Investor Certificates issued under the Receivables Facility;

          (C) the weighted average of the PER ANNUM interest rates payable in respect of Investor Certificates and Purchased Interests would not exceed the PER ANNUM interest rates applicable to the Receivables Facility (as applicable after the first anniversary of the closing of the Receivables Facility and, if fixed rate financing is to be made available pursuant to the Receivables Facility, calculated on a swapped equivalent basis);

          (D) the Receivables Subsidiary would be required to apply all funds available to it (after giving effect to the allocation of funds to reserves required under the terms of the Receivables Documents and to the payment of interest, principal and other amounts owed under the Receivables Documents) to pay the purchase price for accounts receivables (including any deferred portion of the purchase price) or to make Dividends to Treasure Chest;

          (E) if any early amortization event that is not in the Receivables Facility shall be added to the Receivables Documents or any early amortization event that is in the Receivables Documents is made materially more restrictive, such additional early amortization event or change in an existing early amortization event shall not be adverse in any material respect to the interests of Holdings and its Subsidiaries, taken as a whole (as determined in good faith by Holdings); PROVIDED that the inclusion of an early amortization event from the Receivables Facility in the documentation for another series of Investor Certificates or Purchased Interests shall not be construed as the addition of an early amortization event for purposes hereof;

          (F) the degree of recourse to Holdings or its Subsidiaries (other than the Receivables Subsidiary) under or in respect of the Receivables Documents shall not be increased in any material respect (as determined in good faith by Holdings) and in no event shall Holdings or any of its Subsidiaries (other than the Receivables Subsidiary) have recourse liability (except pursuant to Standard Securitization Undertakings) for the payment of any Receivables Facility Assets or any Investor Certificates or Purchased Interests;

          (G) if additional covenants are included in the Receivables Documents or existing covenants in the Receivables Documents are made materially more restrictive, such additional covenants or changes to existing covenants shall not be adverse in any material respect to the interests of Holdings and its Subsidiaries taken as a whole (as determined in good faith by Holdings);

          (H) if additional representations and warranties are included in the Receivables Documents or existing representations and warranties are made materially more restrictive, such additional representations and warranties shall not be adverse in any material


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respect to the interest of Holdings and its Subsidiaries taken as a whole (as determined in good faith by Holdings); and

          (I) the provisions of the Receivables Facility shall not conflict with the relevant requirements of Sections 8.16, 9.02, 9.04 and 9.05;

PROVIDED that, notwithstanding anything to the contrary contained in the definition, any changes to the Receivables Documents which relate to Holdings' or any Subsidiary's servicing or origination or Receivables Facility Assets that are transferred to the Receivable Subsidiary pursuant to the Receivable Documents shall be permitted.

          "Receivables Documents" shall mean all documentation relating to any Receivables Facility, including, without limitation, the Receivables Pooling Agreement and the documentation delivered in connection therewith (including any documentation relating to a series of certificates or purchased interests issued and sold pursuant thereto).

          "Receivables Facility" shall mean the receivables facility in effect on the Original Effective Date, pursuant to which (x) BFPH's Subsidiaries from time to time sell or otherwise transfer accounts receivable and related assets to the Receivables Subsidiary and (y) the Receivables Subsidiary shall sell or otherwise transfer accounts receivable and related assets (or interests therein) to the Receivables Purchasers, as more fully set forth in the Receivables Documents; PROVIDED that the Receivables Facility may be replaced or supplemented, or successively replaced or supplemented, after the Original Effective Date so long as the Receivables Amendment Conditions are satisfied (in which event such replacement facility shall be deemed to be the Receivables Facility hereunder).

          "Receivables Facility Assets" shall mean all accounts receivable (whether now existing or arising in the future) of any of the Domestic Subsidiaries of BFPH (other than the Receivables Subsidiary) which are transferred to the Receivables Subsidiary pursuant to the Receivables Facility, and any assets directly related thereto, including, without limitation, (i) Transferred Assets (as defined in Section 2.1 of the Receivables Pooling Agreement as originally in effect), (ii) all collateral given by the respective account debtor or on its behalf (but not by Holdings or any of its Subsidiaries) securing such accounts receivable, (iii) all contracts and all guarantees (but not by Holdings or any of its Subsidiaries) or other obligations directly related to such accounts receivable, (iv) other related assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable (which may include amounts, which do not constitute proceeds of any account receivable included in the Receivables Facility, paid by an account receivable obligor which are credited to a bank account established under the Receivables Facility, so long as such amounts, upon identification by the servicer under the Receivables Facility as not constituting proceeds of an account receivable included in the Receivables Facility, may be released from any Lien granted under the Receivables Facility), and (v) proceeds of all of the foregoing.

          "Receivables Facility Financing Costs" shall mean, for any period, the total consolidated interest and fee expense of Holdings and its Subsidiaries which would have existed


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for such period pursuant to the Receivables Facility if same were structured as a secured lending arrangement rather than as a facility for the sale of Receivables Facility Assets; PROVIDED that such total consolidated interest and fee expense shall be net of consolidated interest and fee expense arising in respect of amounts on deposit in any principal funding or equalization account established pursuant to the Receivables Facility which, if same were structured as a secured lending arrangement rather than a facility for the sale of Receivables Facility Assets, would collateralize the Indebtedness issued thereunder.

          "Receivables Facility Threshold Amount" shall mean $150.0 million; PROVIDED that, (A) on each date upon which a mandatory commitment reduction is required pursuant to Section 3.03(b) of this Agreement as a result of the incurrence of Attributed Receivables Facility Indebtedness in excess of the Receivables Facility Threshold Amount as theretofore in effect, the Receivables Facility Threshold Amount shall be increased (on the date of, and after giving effect to, the respective mandatory commitment reduction) by the amount of the mandatory commitment reduction required on such date pursuant to Section 3.03(b) to the extent required as a result of the respective incurrence of Attributed Receivables Facility Indebtedness and (B) to the extent any Permitted Acquisition made after the Original Effective Date is financed with Attributed Receivables Facility Indebtedness actually incurred and extended with respect to the accounts receivables of the entity being acquired pursuant to the respective Permitted Acquisition, and so long as Holdings certifies to the Administrative Agent the amount of Attributed Receivables Facility Indebtedness being so incurred in connection with the respective Permitted Acquisition, the Receivables Facility Threshold Amount shall be increased by the amount of Attributed Receivables Facility Indebtedness being incurred as described in this clause (B) in connection with such Permitted Acquisition; PROVIDED FURTHER, that the maximum aggregate increases to the Receivables Facility Threshold Amount pursuant to clause (B) of the immediately preceding proviso from all Permitted Acquisitions effected after the Original Effective Date shall be $25 million.

          "Receivables Maximum Funding Amount" shall mean the sum of (x) with respect to outstanding Investors Certificates and Purchased Interests that have fixed principal amounts, such principal amounts plus (y) with respect to Investors Certificates or Purchased Interests that have variable principal amounts, the Receivables Stated Amounts thereof.

          "Receivables Pooling Agreement" shall mean the Big Flower Receivables Master Trust Pooling and Servicing Agreement, dated as of October 4, 1996, among BFP Receivables Corporation, BFPH and Manufacturers and Traders Trust Company, as Trustee, as amended or modified from time to time.

          "Receivables Purchasers" shall mean and include (i) Manufacturers and Traders Trust Company, as Trustee under the Receivables Pooling Agreement, and its successors in that capacity, (ii) the purchaser or purchasers of any interest in the Receivables Facility Assets under or in connection with any Receivables Facility and (iii) the respective successors and assigns of the foregoing Receivables Purchasers.


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

          "Receivables Sellers" at any time shall mean any U.S. Borrower and any Subsidiary Guarantor which is, at such time, a Person which is selling or transferring Receivables Facility Assets to the Receivables Subsidiary.

          "Receivables Stated Amount" means, with respect to an Investor Certificate or Purchased Interest, the maximum amount of the funding commitment with respect thereto.

          "Receivables Subsidiary" shall mean a Wholly-Owned Subsidiary of Treasure Chest which engages in no activities other than in connection with the financing of accounts receivable and which is designated (as provided below) as the Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Holdings or any other Subsidiary of Holdings (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates Holdings or any other Subsidiary of Holdings in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Holdings or any other Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither Holdings nor any of its Subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Receivables Documents (including with respect to fees payable in the ordinary course of business in connection with the servicing of accounts receivable and related assets)) on terms less favorable to Holdings or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of Holdings, and (c) to which neither Holdings nor any other Subsidiary of Holdings has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation shall be evidenced to the Administrative Agent by filing with the Administrative Agent an officer's certificate of Holdings certifying that, to the best of such officer's knowledge and belief after consultation with counsel, such designation complied with the foregoing conditions.

          "Refinancing" shall mean the Refinancing of the Existing U.K. Credit Facility on the Restatement Effective Date in accordance with the requirements of Section 5.01(g).

          "Refinancing Documents" shall mean all documents entered into in connection with the Refinancing pursuant to the requirements of Section 5.01(g).

          "Register" shall have the meaning provided in Section 13.16.

          "Registration Statement" shall mean the Registration Statement of BFPH on Form S-3 and Exhibits, as amended, Registration Number 333-27375.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.


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

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived by statute, under subsection .13, .14, .16, .18, .19 or
 .20 of PBGC Regulation Section 2615 or otherwise.

          "Reporting Company" shall mean a company required to file Form 10-K Reports and Form 10-Q Reports under the Exchange Act.

          "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Commitments as of any date of determination (or after the termination thereof, outstanding Individual Exposures) represent greater than 50% of the excess of the Total Commitment at such time over the Commitments of Defaulting Banks (or after the termination thereof, the sum of the then total Individual Exposures of all Non-Defaulting Banks at such time).

          "Required Investment Grade Rating" shall mean a rating of (i) BBB or better assigned by S&P or (ii) Baa2 or better assigned by Moody's.

          "Restatement Effective Date" shall have the meaning provided in
Section 13.10.

          "Restricted Subsidiaries" shall mean, (x) all of the Subsidiaries of Holdings and its Subsidiaries in existence on the Restatement Effective Date and
(y) any Subsidiary (other than an Unrestricted Subsidiary) that is created, established or acquired after the Restatement Effective Date.

          "Returns" shall have the meaning provided in Section 7.09.

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).


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          "Revolving Note" shall mean and include each U.S. Borrowers' Revolving
Note and each U.K. Borrowers'

          "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Bank at such time and the denominator of which is the Total Commitment at such time. Notwithstanding anything to the contrary contained above, if the RL Percentage of any Bank is to be determined after the Total Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "RGP" shall mean RGP Limited Partnership, a limited partnership organized and existing under the laws of the State of Nevada.

          "S&P" shall mean Standard & Poors Ratings Group.

          "Scheduled Existing Indebtedness" shall have the meaning provided in
Section 5.01(l).

          "SEC" shall have the meaning provided in Section 8.01(h).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Security Documents" shall mean the U.S. Security Documents and the U.K. Security Documents.
          "Sharing Event" shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 10.05, (ii) the declaration of the termination of the Total Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of any Borrower to pay any principal of, or interest on, Loans or any Letter of Credit Outstandings on the Final Maturity Date.

          "Shell Corporation" shall mean, subject to the provisions of Section 8.11(e), any corporation established to effect a Permitted Acquisition which has not yet occurred, so long as the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $100,000, it being understood that at the time of the consummation of the respective Permitted Acquisition or at such time as the assets of any corporation which was a Shell Corporation exceed $100,000, such corporation shall cease to be a Shell Corporation.

          "Solvent Entity" shall have the meaning provided in Section 7.05(c).


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          "Special Purpose Leasing Trusts" shall mean (i) Big Flower Leasing
Trust 1998-A, a special purpose Delaware business trust and a direct Wholly-Owned Subsidiary of the Special Unrestricted Leasing Subsidiary, (ii) Big Flower Leasing Trust 1998-B, a special purpose Delaware business trust and a direct Wholly-Owned Subsidiary of the Special Unrestricted Leasing Subsidiary and (iii) Big Flower Leasing Trust 1998-C, a special purpose Delaware business trust and a direct Wholly-Owned Subsidiary of the Special Unrestricted Leasing Subsidiary.

          "Special Unrestricted Leasing Subsidiary" shall mean Big Flower Leasing L.L.C., a Delaware limited liability company and a direct subsidiary of Treasure Chest, Webcraft and BF Digital and an indirect Wholly-Owned Subsidiary of BFPH.

          "Specified Default" shall mean any Default under Section 10.01 or 10.05.
          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Holdings or any Subsidiary thereof in connection with a Receivables Facility which are reasonably customary in an accounts receivable transaction (including, without limitation, all such representations, warranties, covenants and indemnities included in the Receivables Documents, as in effect on the Original Effective Date).

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall have the meaning provided in the definition of Applicable Margin.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), PROVIDED that, except as provided in the definition of U.K. L/C Stated Amount, the "Stated Amount" of each Letter of Credit denominated in Pounds Sterling shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in Pounds Sterling thereunder (determined without regard to whether any conditions to drawing could then be met).

          "Sterling Equivalent" shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.15 or 13.19 or Section 26 of any Subsidiaries Guaranty, on the date of determination).

          "Sterling Euro Rate" shall mean (i) the rate per annum that appears on page 3750 of the Dow Jones Telerate Screen (or any successor page) for Pounds Sterling deposits with maturities comparable to the Interest Period applicable to the Sterling Revolving Loans subject to the respective Borrowing as of 11:00 A.M. (London time) on the date of the proposed commencement of such Interest Period or (ii) if such a rate does not appear on page 3750 of the


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

Dow Jones Telerate Screen (or any successor page), the offered quotation to first-class banks in the London interbank Eurodollar market by BTCo for Pounds Sterling deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Sterling Revolving Loan of BTCo with maturities comparable to the Interest Period applicable to such Sterling Revolving Loan as of 11:00 A.M. (London time) on the date of the proposed commencement of such Interest Period; PROVIDED, that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Sterling Revolving Loans, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Sterling Revolving Loans, the Sterling Euro Rate determined pursuant to this definition shall instead be the rate determined by BTCo as the all-in-cost of funds for BTCo to fund such Sterling Revolving Loan with maturities comparable to the Interest Period applicable thereto.

          "Sterling Loan" shall mean each Sterling Revolving Loan and each Sterling Swingline Loan.

          "Sterling Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Sterling Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Sub-Commitments" shall mean, with respect to any Bank, the Non-U.K. Sub-Commitment, if any, of such Bank and the U.K. Sub-Commitment of such Bank (or its Affiliate which is acting as a U.K. Bank).

          "Subordinated Intercompany Note" shall mean a promissory note in the form of Exhibit L evidencing any loan or advance made by any U.K. Borrower to Holdings to the extent permitted by Section 9.05(v)(z).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 7.16 through 7.19, inclusive, and the definitions of Unrestricted Subsidiary and Wholly-Owned Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings or any of its other Subsidiaries for purposes of this Agreement. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of BFPH or Holdings, as the case may be.

          "Subsidiary Guarantor" shall mean and include (i) each Non-Borrower U.S. Subsidiary Guarantor, (ii) each Non-U.K. U.S. Borrower, (iii) on and after the date any Domestic U.K. Borrower becomes a party hereto pursuant to, and in accordance with the terms of, Section 6, such Domestic U.K. Borrower and (iv) on and after the execution and delivery of the Non-Borrower U.K. Subsidiaries Guaranty, each U.K. Subsidiary Guarantor.


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

          "Sub-Tranche" shall mean and include each of (i) the U.K. Sub-Commitments and the extensions of credit made from time to time pursuant thereto and (ii) the Non-U.K. Sub-Commitments and the extensions of credit made from time to time pursuant thereto.

          "SULS Loan Agreement" shall mean the demand promissory note, dated as of April 1, 1998, between Bankers Trust Company, various lenders from time to time party thereto and the Special Unrestricted Leasing Subsidiary, providing for loans in an aggregate principal amount not to exceed $17,500,000 at any time outstanding and any refinancing (or successive refinancing) thereof which does not increase the principal amount thereof from the amount outstanding at the time of such refinancing.

          "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Final Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Target" shall have the meaning provided such term in the definition of Two-Step Permitted Acquisition.

          "Tax Sharing Agreements" shall mean any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Test Period" shall mean each period of four consecutive fiscal quarters then last ended, in each case taken as one accounting period.

          "Tested Asset Sale" shall have the meaning provided in Section 9.02(xiv).

          "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

          "Total Non-U.K. Sub-Commitment" at any time shall mean the sum of the Non-U.K. Sub-Commitments of all the Banks; PROVIDED that at no time shall the Total Non-U.K. Sub-Commitment exceed the Total Commitment as then in effect.

          "Total U.K. Sub-Commitment" at any time shall mean the sum of the U.K. Sub-Commitments of all the U.K. Banks; PROVIDED that at no time shall the Total U.K. Sub-Commitment exceed the Total Commitment as then in effect.

          "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Commitment, less (y) the Aggregate Exposure at such time.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).


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

          "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being two separate Tranches (I.E., Revolving Loans and Swingline Loans).

          "Transaction" shall mean, collectively, (i) the consummation of the Refinancing, (ii) the amendment and restatement of the Original Credit Agreement (including the repayment of all amounts owing under the Original Credit Agreement), (iii) the entering into of the Credit Documents and the occurrence of the initial Credit Events hereunder on the Restatement Effective Date and
(iv) the payment of fees and expenses in connection and in accordance with the foregoing.

          "Treasure Chest" shall have the meaning provided in the first paragraph of this Agreement.

          "Treasure Chest of Nevada" shall mean Treasure Chest Advertising Company of Nevada, Inc., a corporation organized and existing under the laws of the State of Nevada.

          "Troypeak" shall have the meaning provided in the first paragraph of this Agreement.

          "Trust Agreement" shall mean the Amended and Restated Trust Agreement, dated as of October 14, 1997, among Holdings, The Bank of New York, as property trustee thereunder, The Bank of New York (Delaware), as Delaware trustee, and various administrative trustees thereunder, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Two-Step Permitted Acquisition" shall mean the acquisition by Holdings or any Wholly-Owned Subsidiary of Holdings of 100% of the capital stock of any Person (a "Target") not already a Subsidiary of Holdings by way of (x) a tender offer for the capital stock of such Target and (y) a subsequent merger of the Target with and into a Wholly-Owned Subsidiary of Holdings or a subsequent compulsory acquisition of all remaining outstanding shares of capital stock of the Target; PROVIDED that (i) any such Two-Step Permitted Acquisition shall be effected in accordance with clauses (A) and (B) of the proviso to the definition of Permitted Acquisition, (ii) the subsequent merger or compulsory share acquisition to be effected as part of such Two-Step Permitted Acquisition shall be consummated as soon as practicable after the consummation of the tender offer portion thereof but in any event within 135 days thereafter, (iii) upon the consummation of the tender offer portion of any such Two-Step Permitted Acquisition, Holdings or its respective Wholly-Owned Subsidiary shall have acquired sufficient shares of the outstanding capital stock of the respective Target to effect (without any vote by any other stockholders of Target) the subsequent merger (as a result of which the Target shall become a Wholly-Owned Subsidiary of Holdings) or compulsory share acquisition within 135 days after the consummation of said tender offer and (iv) prior to the consummation of the tender offer portion of any Two-Step Permitted Acquisition, Holdings or its respective Subsidiary shall have available to it sufficient Committed Financing to effect such Two-Step Permitted Acquisition (and to make all payments owing in connection with both steps thereof). Notwithstanding anything to the contrary contained above, Permitted Acquired Subsidiary Preferred Stock may be acquired pursuant to a Two-Step Permitted Acquisition (and remain outstanding thereafter) to the extent contemplated by clause (y) of the last sentence of the definition of Permitted Acquisition contained herein.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan, a Eurodollar Loan or a Sterling Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "U.K. Bank" means (i) each Person listed on Schedule I-B, and (ii) each additional Person that becomes a U.K. Bank party hereto in accordance with
Section 1.13 and/or 13.04. A U.K. Bank shall cease to be a "U.K. Bank" when it has assigned all of its U.K. Sub-Commitments in accordance with Section 1.13 and/or 13.04. For purposes of this Agreement, "Bank" includes each U.K. Bank unless the context otherwise requires.

          "U.K. Borrowers" shall mean and include BFL, Olwen, Troypeak, Pismo, Broadcast, BFDSL and each other Subsidiary of Holdings that (x) becomes a party to this Agreement after the Restatement Effective Date pursuant to Section 6 and
(y) is designated as a "U.K. Borrower" in the Election to Become a Borrower executed and delivered by such Subsidiary pursuant to Section 6.

          "U.K. Borrowers' Loan" shall mean each U.K. Borrowers' Revolving Loan and each U.K. Borrowers' Swingline Loan.

          "U.K. Borrowers' Revolving Loan" shall mean each Revolving Loan made to the U.K. Borrowers (or any of them), including after giving effect to any conversion thereof into a Dollar Revolving Loan pursuant to Section 1.15(a), and each Mandatory Borrowing made in respect of any U.K. Borrowers' Swingline Loan.

          "U.K. Borrowers' Revolving Note" shall have the meaning provided in
Section 1.05(a).


          "U.K. Borrowers' Swingline Loan" shall mean any Swingline Loan extended to the U.K. Borrowers (or any of them), pursuant to Section 1.01(b), including after giving effect to any conversion thereof into a Dollar Swingline Loan pursuant to Section 1.15(b).

          "U.K. Borrowers' Swingline Note" shall have the meaning provided in
Section 1.05(a).

          "U.K. Charge Over Shares and Notes" shall have the meaning provided in
Section 5.01(i).

          "U.K. Credit Party" shall mean and include each U.K. Borrowers and each U.K. Subsidiary Guarantor.


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

          "U.K. Guaranteed Obligations" shall mean (i) the principal and interest on each U.K. Borrowers' Revolving Note and the U.K. Borrowers' Swingline Note issued by each U.K. Borrower to each Bank, and each U.K. Borrowers' Loan (and Dollar Loans resulting from a conversion pursuant to Section 1.15) made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to U.K. Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the U.K. Borrowers (or any of them) to each Bank (including, without limitation, each U.K. Bank), the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the U.K. Borrowers and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the U.K. Borrowers (or any of them) or any of their respective Subsidiaries owing under any Interest Rate Protection Agreement entered into by the U.K. Borrowers (or any of them) or any of their respective Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participate in such Interest Rate Protection Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "U.K. L/C Stated Amount" of each U.K. Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (expressed in Pounds Sterling) (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder).

          "U.K. Letter of Credit" shall mean each Letter of Credit denominated in Pounds Sterling issued for the joint and several account of the U.K. Borrowers pursuant to Section 2.01.

          "U.K. Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding U.K. Letters of Credit at such time and (ii) the amount of all Unpaid Drawings with respect to U.K. Letters of Credit at such time.

          "U.K. Percentage" of any U.K. Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the U.K. Sub-Commitment of such U.K. Bank at such time and the denominator of which is the aggregate amount of U.K. Sub-Commitments of all U.K. Banks at such time, PROVIDED that if the U.K. Percentage of any U.K. Bank is to be determined after the Total Commitment has been terminated, then the U.K. Percentages of the U.K. Banks shall be determined immediately prior (and without giving effect) to such termination.

          "U.K. Security Documents" shall mean and include each U.K. Charge Over Shares and Notes and each U.K. Charge of Shares and Notes.


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

          "U.K. Sub-Commitment" shall mean, as to any U.K. Bank, (i) the amount set forth opposite such U.K. Bank's name in Schedule I-B directly below the column entitled "U.K. Sub-Commitment", as same may be (x) reduced from time to time pursuant to Section 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such U.K. Bank pursuant to Section 1.13 or 13.04(b). The U.K. Sub-Commitment of each U.K. Bank is a sub-limit of the Commitment of the respective U.K. Bank (or its respective Affiliate which is a Bank with the related Commitment) and not an additional commitment and, in no event, may exceed at any time the amount of the Commitment of such U.K. Bank (or its respective Affiliate which is a Bank with the related Commitment).

          "U.K. Subsidiary" shall mean each Subsidiary of Holdings organized under the laws of England or Wales.

          "U.K. Subsidiary Guarantor" shall mean each Wholly-Owned Subsidiary of Holdings that is a U.K. Subsidiary and that is or becomes a party to the Non-Borrower U.K. Subsidiaries Guaranty.

          "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year each exceeds the fair market value of the assets allocable thereto, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unrestricted Subsidiary" shall mean (i) the Special Purpose Leasing Trust, (ii) the Special Unrestricted Leasing Subsidiary and (iii) any Subsidiary of Holdings or BFPH that is acquired or created after the Restatement Effective Date and designated by Holdings or BFPH as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent, PROVIDED that Holdings or BFPH shall only be permitted to so designate a new Unrestricted Subsidiary after the Restatement Effective Date and so long as (i) no Default or Event of Default exists or would result therefrom and (ii) 100% of the capital stock of such newly-designated Unrestricted Subsidiary is owned by Holdings, BFPH or another Unrestricted Subsidiary and all of the provisions of Section 9.11 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary and such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Holdings, BFPH or any of their respective Subsidiaries) through Investments as permitted by, and in compliance with, Section 9.05(vii), with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments pursuant to Section 9.05(vii), PROVIDED that at the time of the initial Investment by Holdings or BFPH in such Subsidiary (x) Holdings or BFPH shall designate such entity as an Unrestricted Subsidiary in a written notice to the Administrative Agent and (y) such entity and Holdings and/or BFPH shall have entered into tax sharing and management services agreements on a basis which is satisfactory to the Administrative Agent. Additionally, neither Holdings nor BFPH may designate any Subsidiary created or acquired pursuant to a Permitted Acquisition as an Unrestricted Subsidiary.

          "Unutilized Commitment" with respect to any Bank, at any time, shall mean such Bank's Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank (including any Affiliate of any such Bank acting as a U.K. Bank) (for this purpose (x) at all times prior to the occurrence of a Sharing Event and the automatic conversion of Sterling Revolving Loans pursuant to Section 1.15, using the Dollar Equivalent of each Sterling Revolving Loan then outstanding and (y) at all times after the occurrence of any Sharing Event, giving effect to the conversions of Dollar obligations rquired by Section 1.15) and (ii) such Bank's L/C Participation Percentage of the Stated Amount of each Letter of Credit and any Unpaid Drawings relating thereto.

          "U.S. Bank" shall mean (i) each Person listed on Part A of Schedule I that has a Non-U.K. Sub-Commitment and (ii) each additional Person that becomes a U.S. Bank party hereto in accordance with Section 1.13 and/or 13.04. A U.S. Bank shall cease to be a "U.S. Bank" when it has assigned all of its Non-U.K. Sub-Commitment in accordance with Section 1.13 and/or 13.04. For purposes of this Agreement, "Bank" includes each U.S. Bank unless the context otherwise requires.

          "U.S. Borrowers" shall mean and include Treasure Chest, Webcraft, BF Digital and each other Subsidiary of Holdings that (x) becomes the party to this Agreement after the Restatement Effective Date pursuant to Section 6 and (y) is a Domestic Subsidiary.

          "U.S. Borrowers' Loan" shall mean each U.S. Borrowers' Revolving Loan and each U.S. Borrowers' Swingline Loan.

          "U.S. Borrowers' Revolving Loan" shall mean each Revolving Loan originally made to the U.S. Borrowers (or any of them) pursuant to Section 1.01(a), and each Mandatory Borrowing made in respect of any U.S. Borrowers' Swingline Loan.

          "U.S. Borrowers' Revolving Note" shall have the meaning provided in
Section 1.05(a).

          "U.S. Borrowers' Swingline Loan" shall mean each Swingline Loan extended to the U.S. Borrowers (or any of them) pursuant to Section 1.01(b).

          "U.S. Borrowers' Swingline Note" shall have the meaning provided in
Section 1.05(a).

          "U.S. Charge Over Shares and Notes" shall have the meaning provided in
Section 5.01(i).

          "U.S. Guaranteed Obligations" shall mean (i) the principal and interest on each U.S. Borrowers' Revolving Note and the U.S. Borrowers' Swingline Note issued to each Bank,


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and each U.S. Borrowers' Loan made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to U.S. Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the U.S. Borrowers (or any of them) to each Bank, the Agents and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the U.S. Borrowers and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of either Parent, the U.S. Borrowers (or any of them) or any of their respective Subsidiaries owing under any Interest Rate Protection Agreement entered into by the U.S. Borrowers (or any of them) or any of their respective Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participate in such Interest Rate Protection Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.
          "U.S. Letter of Credit" shall mean each Letter of Credit denominated in Dollars issued for the joint and several account of the U.S. Borrowers pursuant to Section 2.01.

          "U.S. Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding U.S. Letters of Credit at such time and (ii) the amount of all Unpaid Drawings with respect to U.S. Letters of Credit at such time.

          "U.S. Pledge and Security Agreement" shall have the meaning provided in Section 5.01(i).

          "U.S. Security Documents" shall mean the U.S. Pledge and Security Agreement and any other pledge agreement entered into pursuant to Section 8.15.


          "U.S. Subsidiary Guarantor" shall mean and include each Non-Borrower U.S. Subsidiary Guarantor and each Domestic U.K. Borrower.

          "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person.

          "Webcraft" shall have the meaning provided in the first paragraph of this Agreement.

          "Wholly-Owned Domestic Subsidiary" shall mean any Wholly-Owned Subsidiary which is not a Foreign Subsidiary.

          "Wholly-Owned Foreign Subsidiary" shall mean any Wholly-Owned Subsidiary which is not a Domestic Subsidiary.


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          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time; PROVIDED that (x) a Person which would constitute a Wholly-Owned Subsidiary but for the existence of Permitted Acquired Subsidiary Preferred Stock of such Person which remains outstanding shall be a Wholly-Owned Subsidiary and (y) other than in the definition of Wholly-Owned Unrestricted Subsidiary, no Unrestricted Subsidiary shall be considered a Wholly-Owned Subsidiary. Unless otherwise qualified, all references to a "Wholly-Owned Subsidiary" or to "Wholly-Owned Subsidiaries" in this Credit Agreement shall refer to a Wholly-Owned Subsidiary or Wholly-Owned Subsidiaries of BFPH or Holdings, as the case may be.

          "Wholly-Owned Unrestricted Subsidiary" shall mean any Wholly-Owned Subsidiary which is an Unrestricted Subsidiary.

          SECTION 12.  THE AGENTS.

          12.01 APPOINTMENT. The Banks hereby designate BTCo as Administrative Agent (for purposes of this Section 12, the term "Agent" shall include BTCo in its capacity as Administrative Agent hereunder and Collateral Agent pursuant to the Security Documents) and Credit Suisse First Boston as Documentation Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent and the Documentation Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent or Documentation Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each of the Agent and the Documentation Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02 NATURE OF DUTIES. The Agent and the Documentation Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. The Co-Agents, in their capacity as such, shall not have any duties or responsibilities pursuant to this Agreement or any of the Security Documents. None of the Agent, the Documentation Agent or the Co-Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent, the Documentation Agent and the Co-Agents shall be mechanical and administrative in nature; the Agent, the Documentation Agent and the Co-Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent, the Documentation Agent and


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the Co-Agents any obligations in respect of this Agreement or any other Credit
Document except as expressly set forth herein or therein.

          12.03 LACK OF RELIANCE ON THE AGENT, THE DOCUMENTATION AGENT AND THE CO-AGENTS. Independently and without reliance upon the Agent, the Documentation Agent and the Co-Agents, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit worthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agent, the Documentation Agent and the Co-Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. None of the Agent, the Documentation Agent, the Co-Agents or any of their respective affiliates nor any of their respective officers, directors, agents, or employees shall be responsible to any Bank or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of,
(i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of Holdings and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in
Section 5 or 6, or (vi) the existence or possible existence of any Default or Event of Default.

          12.04 CERTAIN RIGHTS OF THE AGENT, THE DOCUMENTATION AGENT AND THE CO-AGENTS. If the Agent, the Documentation Agent or the Co-Agents shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent, Documentation Agent or Co-Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks, and such Agent, Documentation Agent or Co-Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against such Agent, Documentation Agent or Co-Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          12.05 RELIANCE. The Agent, Documentation Agent and Co-Agents shall be entitled to rely, and shall be fully protected (and shall have no liability to any person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent, Documentation Agent or Co-Agent believed, in the absence of gross negligence or willful misconduct, to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and


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thereunder, upon advice of counsel selected by such Agent, Documentation Agent or Co-Agent (which may be counsel for the Credit Parties).

          12.06 INDEMNIFICATION. To the extent each of the Agent, the Documentation Agent or any Co-Agent is not reimbursed and indemnified by the Credit Agreement Parties, the Banks will reimburse and indemnify such Agent, Documentation Agent or Co-Agent, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there were no Defaulting Banks at such time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent, Documentation Agent or Co-Agent in performing its respective duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's, Documentation Agent's or Co-Agent's gross negligence or willful misconduct.

          12.07 THE AGENT, DOCUMENTATION AGENT AND THE CO-AGENTS IN THEIR INDIVIDUAL CAPACITIES. With respect to its obligation to make Loans or issue or participate in any Letter of Credit under this Agreement, each of the Agent, Documentation Agent and Co-Agents shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent, the Documentation Agent and the Co-Agents in their individual capacity. Each of the Agent, the Documentation Agent and the Co-Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08 HOLDERS. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 RESIGNATION BY THE AGENT, DOCUMENTATION AGENT AND THE CO-AGENTS. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 20 Business Days' prior written notice to the Banks and the Credit Agreement Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.


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

          (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Credit Agreement Parties.

          (c) If a successor Agent shall not have been so appointed within such 20 Business Day period, the Agent, with the consent of the Credit Agreement Parties (which consent will not be unreasonably withheld or delayed), shall then appoint a commercial bank or trust company as successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (e) The Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period.

          (f) Each Co-Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days' prior written notice to the Banks. Such resignation shall take effect at the end of such five Business Day period.

          SECTION 13.  MISCELLANEOUS.

          13.01 PAYMENT OF EXPENSES, ETC. The Credit Agreement Parties jointly and severally agree that they shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local counsel, if any, and all appraisal fees, trustee's fees, documentary and recording taxes, title insurance and recording, filing and other expenses) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with its syndication efforts with respect to this Agreement and of the Agents and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and, following and during the continuation of an Event of Default in connection with the enforcement of this Agreement and the other Credit Documents, for each of the Banks); (ii) pay and hold each of the Agents and each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save


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each of the Agents and each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agents and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual, alleged or threatened Release of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or arrangement for disposal of Hazardous Materials by Holdings, its Subsidiaries or their respective predecessors at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim relating to any Credit Party, any of its Subsidiaries, its operations or any Real Property owned or at any time operated by any Credit Party or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other reasonably necessary consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Agreement Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party or any of its Subsidiaries against and on account of the Obligations and liabilities of such Credit Party or such Subsidiary to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in


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

Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings, BFPH, Treasure Chest, Webcraft, BF Digital, BFL, Olwen, Troypeak, Pismo, Broadcast or BFDSL, at such Person's address specified opposite its signature below; if to any other Borrower, at such Person's address specified in its Election to Become a Borrower; if to the Documentation Agent or any Bank, at its address specified opposite its name on Schedule II below; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Credit Agreement Parties and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective two days after deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to any Credit Agreement Party and either of the Agents shall not be effective until received by such Credit Agreement Party and such Agent.

          13.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, no Credit Agreement Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Banks, except that (i) any U.S. Borrower may assign or transfer its rights, obligations and interests hereunder to another U.S. Borrower with the consent of the Required Banks (whereupon such assigning U.S. Borrower shall cease to be a Borrower hereunder and shall be relieved of its obligations hereunder), so long as concurrently with any such assignment such assigning U.S. Borrower (x) executes a counterpart of the Non-Borrower U.S. Subsidiaries Guaranty or (y) is sold in accordance with the requirements of Section 9.02, (ii) any U.K. Borrower may assign or transfer its rights, obligations and interests hereunder to another U.K. Borrower with the consent of the Majority U.K. Banks (whereupon such assigning U.K. Borrower shall cease to be a U.K. Borrower hereunder and shall be relieved of its obligations as such hereunder), so long as concurrently with any such assignment, such assigning U.K. Borrower is sold in accordance with the requirements of Section 9.02 and (iii) any U.S. Borrower may merge into or consolidate with any other U.S. Borrower and any U.K. Borrower may merge into or consolidate with any other U.K. Borrower, in each case in accordance with the requirements of Section 9.02(ix) and, PROVIDED FURTHER, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, PROVIDED FURTHER, that no Bank


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shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement (except in the circumstances permitted by the exception to the first proviso to this sentence) or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Obligations hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitment (or, if the Commitment has terminated, its outstanding Obligations) hereunder to one or more Eligible Transferees (treating (A) any fund that invests in bank loans and (B) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, PROVIDED that, (i) the assignment by any Bank of its U.K. Sub-Commitment (or any portion thereof) shall constitute the assignment of a like amount of such Bank's (or its respective Affiliate's) Commitment, (ii) any assignment of all or any portion of the Commitment of any Bank shall be required to be accompanied by the assignment of all or such portions of the U.K. Sub-Commitment and/or Non-U.K. Sub-Commitment of such Bank (or its respective Affiliate) as is equal, in the aggregate, to the amount of the Commitment being so assigned, (iii) any assignment of all or any portion of the Commitment and related outstanding Obligations (or, if the Commitment has terminated, any assignment of Obligations originally extended pursuant to the


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Commitments) shall be made on a basis such that the respective assignee participates in Revolving Loans, and in Letter of Credit Outstandings, in accordance with the Commitment (and Sub-Commitments described above) so assigned (or if the Commitment has terminated, on the same basis as participated in by the Banks with Commitments (and Sub-Commitments described above) prior to the termination thereof), (iv) at such time Schedules I-A and, if applicable, I-B shall be deemed modified to reflect the Commitment of such new Bank and of the existing Banks, (v) upon surrender of the old Notes, new Notes will be issued to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitment, (vi) the consent of the Administrative Agent and each Issuing Bank shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld), (vii) the consent of Holdings (so long as no Event of Default is then in existence) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed) and (viii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500; and, PROVIDED FURTHER, that such transfer or assignment shall not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the U.S. Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b)). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to Section 1.13 or this
Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes or occurrences of the types described in said Sections after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

          13.05 NO WAIVER REMEDIES CUMULATIVE. No failure or delay on the part of any Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Agreement Party or any other Credit Party and any Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or


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privilege hereunder or thereunder.  The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06 PAYMENTS PRO RATA. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its PRO RATA share of any such payment) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Except to the extent that this Agreement provides for payments to be allocated to the Banks with particular Obligations, prior to the occurrence of a Sharing Event, if any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Loans or the other Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.05, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the other Obligations owing to such other Bank, or interest thereon, such Benefitted Banks shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Loans and/or other Obligations owing to each such other Banks, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Banks), PROVIDED that (i) except as otherwise specifically provided herein, all computations of Available Basket Amount, Consolidated Cumulative 25% Net Income, the Applicable Margin and all computations determining compliance with Section 9 shall utilize accounting principles


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and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, herein called "GAAP"), (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a PRO FORMA Basis, (iii) for all purposes of this Agreement, all Attributed Receivables Facility Indebtedness shall be included as Indebtedness in the consolidated financial statements of Holdings and its Subsidiaries, and shall be considered Indebtedness of a Subsidiary of Holdings hereunder, regardless of any differing treatment pursuant to generally acceptable accounting principles, (iv) for purposes of determining compliance with any incurrence tests set forth in Sections 8 and/or 9 (excluding Sections 9.08 and 9.09), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the Dollar Equivalent of such amounts as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the Dollar Equivalent of such amounts as in effect on the date any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time), and (v) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of Holdings and its Restricted Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries.

          (b) All computations of Eurodollar interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable. All computations of Base Rate, Sterling Euro Rate and Overnight LIBOR Rate interest hereunder shall be made on the basis of a year of 365/366 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. IF FOR ANY REASON ANY CREDIT AGREEMENT PARTY SHALL CEASE TO BE LOCATED AT THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, EACH CREDIT AGREEMENT PARTY AGREES TO DESIGNATE


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A DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY TO ACT AS ITS AGENT TO RECEIVE,
ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY
BE SERVED IN ANY SUCH ACTION OR PROCEEDING ON THE TERMS SATISFACTORY TO THE ADMINISTRATIVE AGENT. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF THE AGENTS
UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

          (b) EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Credit Agreement Party and the Administrative Agent.

          13.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) Holdings, BFPH, Treasure Chest, Webcraft, BF Digital, BFL, Olwen, Troypeak, Pismo, Broadcast, BFDSL, the Agents, the Co-Agents, each Continuing Bank (which must constitute the Required Banks under, and as defined in, the Original Credit Agreement) and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions contained in Section 5 are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Restatement Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Section 5 have


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not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met or waived with the consent of the Required Banks, then the Restatement Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release any Credit Party from any liability for failure to satisfy one or more of the applicable conditions contained in
Section 5). The Administrative Agent will give Holdings and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

          13.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 AMENDMENT OR WAIVER; ETC. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except in the circumstances permitted by the exception to the first proviso to the first sentence of Section 13.04(a)) or
(vi) amend, waive or modify the approval rights of the Banks in respect of a nine or twelve-month Interest Period as provided in Section 1.09; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall (v) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (w) without the consent of the respective Issuing Bank or Issuing Banks, amend, modify or waive any provision of Section 2 with respect to Letters of Credit issued by it or alter its rights or obligations with respect to Letters of Credit issued by it, (x) without the consent of BTCo, amend, modify or waive any provision of Sections 1.01(b), (c) and (d) or alter its rights and obligations with respect


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to Swingline Loans (including, without limitation, the obligations of the other
Banks to fund Mandatory Borrowings), (y) without the consent of the respective Agent, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent and (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vii), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then Holdings shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either
(A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate the Commitment (and related U.K. Sub-Commitment, if any) of such non-consenting Bank (if such Bank's consent is required as a result of its Commitment) and repay outstanding Revolving Loans of such Bank which gave rise to the need to obtain such Bank's consent, in accordance with Sections 3.02(b) and/or 4.01(v), PROVIDED that, unless the Commitments (and related U.K. Sub-Commitments) terminated, and the Revolving Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments (and related U.K. Sub-Commitments) and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Bank, terminate its Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).
          13.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01, 13.06 and 13.16 shall survive the execution, delivery and termination of this Agreement, the Notes and any Letters of Credit, and the making and repayment of the Loans.

          13.14 DOMICILE OF LOANS AND COMMITMENTS. Each Bank may transfer and carry its Loans and Commitments at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans or Commitments pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).


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          13.15  CONFIDENTIALITY.  (a)  Subject to the provisions of clause (b)
of this Section 13.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of Holdings (other than to its Affiliates, employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Agreement Party to the Banks in writing as confidential, PROVIDED that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agents or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, PROVIDED, that such prospective transferee agrees to provisions substantially the same as to those contained in this Section.

          (b) Each Credit Party hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank.

          13.16 REGISTER. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments (and related U.K. Sub-Commitments, if any) from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Commitments (and related U.K. Sub-Commitments, if any) of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments (and related U.K. Sub-Commitments, if any) and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments (and related U.K. Sub-Commitments) and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Commitments (and related U.K. Sub-Commitments, if any) and the Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Concurrently with the delivery of such an Assignment


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and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Each Borrower jointly and severally agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16, PROVIDED that no Borrower shall have any obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense to the extent resulting from the gross negligence or wilful misconduct of the Administrative Agent.

          13.17 POWERS-OF ATTORNEY; ETC. (a) Holdings, BFPH and each U.S. Borrower is hereby authorized by, and on behalf of, each (other) U.S. Borrower to give Notices of Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the U.S. Borrowers (including without limitation notices as to the application of proceeds of such extensions of credit). Each U.S. Borrower hereby grants to Holdings, BFPH and each other U.S. Borrower an irrevocable power-of attorney, in such U.S. Borrower's name, to take the actions contemplated above in this Section 13.17(a). Furthermore, each U.S. Borrower agrees that the Agents and the Banks may at any time rely upon any notices, instructions or other information furnished by Holdings, BFPH, any U.S. Borrower, and shall not be required to have any writing in connection with the matters described above signed by any other U.S. Borrower.

          (b) Holdings, BFPH and each U.K. Borrower is hereby authorized by, and on behalf of, each (other) U.K. Borrower to give Notices of Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the U.K. Borrowers (including without limitation notices as to the application of proceeds of such extensions of credit). Each U.K. Borrower hereby grants to Holdings, BFPH and each other U.K. Borrower an irrevocable power-of attorney, in such U.K. Borrower's name, to take the actions contemplated above in this
Section 13.17(b). Furthermore, each U.K. Borrower agrees that the Agents and the Banks may at any time rely upon any notices, instructions or other information furnished by Holdings, BFPH or any U.K. Borrower, and shall not be required to have any writing in connection with the matters described above signed by any other U.K. Borrower.

          13.18 LIMITATION ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.11 of this Agreement, unless a Bank gives notice to Holdings or the respective Borrower that it is obligated to pay an amount under such Section within six months after the later of (x) the date the Bank incurs the respective loss, expense or liability or (y) the date such Bank has actual knowledge of its incurrence of the respective loss, expense or liability, then such Bank shall only be entitled to be compensated for such amount by the relevant Borrower pursuant to said Section 1.11, to the extent the loss, expense or liability is incurred or suffered on or after the date which occurs six months prior to such Bank giving notice to such Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.11. This


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Section 13.18 shall have no applicability to any Section of this Agreement other than said Section 1.11.

          13.19 JUDGMENT CURRENCY. (a) The Credit Parties' obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Sterling Equivalent or the Dollar Equivalent thereof, as the case may be, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Sterling Equivalent or the Dollar Equivalent or any other rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          13.20 ADDITIONS OF NEW BANKS; TERMINATION OF COMMITMENTS OF NON-CONTINUING BANKS, ETC. (a) On and as of the occurrence of the Restatement Effective Date in accordance with Section 13.10 hereof, each New Bank shall become a "Bank" under, and for all purposes of, this Agreement and the other Credit Documents.

          (b) The parties hereto acknowledge that each Original Bank has been offered the opportunity to participate in this Agreement, after the occurrence of the Restatement Effective Date, as a Continuing Bank thereunder, but that no Original Bank is obligated to be a Continuing Bank. By their execution and delivery hereof, Holdings, BFPH, the Borrowers and the Required Banks (determined immediately before the occurrence of the Restatement Effective Date) consent to the voluntary repayment by BFPH of all outstanding Original Loans and other Obligations


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owing to each Original Bank and to the voluntary termination by BFPH of the
Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of each Bank which has not elected to become a Continuing Bank (each such Bank, a "Non-Continuing Bank"), in each case to be effective on, and contemporaneously with the occurrence of, the Restatement Effective Date in accordance with the provisions of Section 13.20(c).

          (c) Notwithstanding anything to the contrary contained in the Original Credit Agreement or any Credit Document, Holdings, BFPH, the Borrowers and each of the Banks hereby agree that (i) all of the Original Loans outstanding on the Restatement Effective Date shall be repaid in full on the Restatement Effective Date, together with interest thereon and all accrued fees (and any other amounts) owing under the Original Credit Agreement and (ii) in the event that any Original Bank shall fail to execute a counterpart of this Agreement prior to the occurrence of the Restatement Effective Date, such Original Bank shall be deemed to be a Non-Continuing Bank and the Revolving Loan Commitment (under, and as defined in, the Original Credit Agreement) of such Original Bank shall be terminated, effective upon the occurrence of the Restatement Effective Date, and such Original Bank shall no longer constitute a "Bank" under this Agreement and the other Credit Documents, PROVIDED that all indemnities of the Credit Parties under the Original Credit Agreement and the other Credit Documents (as in effect prior to the Restatement Effective Date) for the benefit of such Original Bank shall continue to apply to such Original Bank, and shall be deemed incorporated herein by reference.

          SECTION 14.  PARENT GUARANTY.

          14.01 THE PARENT GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Parent from the proceeds of the Loans and the issuance of the Letters of Credit, each Parent hereby agrees with the Banks as follows: each Parent hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of each of the Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors becomes due and payable hereunder, each Parent unconditionally and jointly and severally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Parent Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in a reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event each Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Parent, notwithstanding any revocation of this Parent Guaranty or any other instrument evidencing any liability of the Borrowers, and each Parent shall be and remain liable to the


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aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02 BANKRUPTCY. Additionally, each Parent, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors whether or not due or payable by the Borrowers upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          14.03 NATURE OF LIABILITY. The liability of each Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrowers whether executed by such Parent, any other guarantor or by any other party, and the liability of each Parent hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrowers, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowers, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          14.04 INDEPENDENT OBLIGATION. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Parent Guaranty, and this Parent Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations. The obligations of each Parent hereunder are independent of the obligations of any Borrower, any other guarantor or any other Person, and a separate action or actions may be brought and prosecuted against each Parent whether or not action is brought against any Borrower, any other guarantor or any other Person and whether or not any Borrower, any other guarantor or any other Person be joined in any such action or actions. Each Parent waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowers or other circumstance which operates to toll any statute of limitations as to the Borrowers shall operate to toll the statute of limitations as to each Parent.

          14.05 AUTHORIZATION. Each Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations


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(including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Parent Guaranty made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrowers or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Parent from its liabilities under this Guaranty.

          14.06 RELIANCE. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07 SUBORDINATION. Any of the indebtedness of the Borrowers now or hereafter owing to any Parent is hereby subordinated to the Guaranteed Obligations of the Borrowers owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrowers to any Parent shall be collected, enforced and received by such Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account


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of the Guaranteed Obligations of the Borrowers to the Guaranteed Creditors, but
without affecting or impairing in any manner the liability of such Parent under the other provisions of this Parent Guaranty. Prior to the transfer by any Parent of any note or negotiable instrument evidencing any of the indebtedness of any Borrower to such Parent, such Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.
Without limiting the generality of the foregoing, each Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08 WAIVER. (a) Each Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Parent waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Parent hereunder except to the extent the Guaranteed Obligations have been paid. Each Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Parent against any Borrower or any other party or any security.

          (b) Each Parent waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Parent assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Parent assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Parent of information known to them regarding such circumstances or risks.

          (c) Until such time as the Guaranteed Obligations have been paid in full in cash or Cash Equivalents, each Parent hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509


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of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Borrower or any other guarantor which it may at any time otherwise have as a result of this Parent Guaranty.

          14.09  PAYMENT.  All payments made by any Parent pursuant to this
Section 14 shall be made in the respective Applicable Currency in which the Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.15, to any conversion occurring pursuant thereto). All payments made by any Parent pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 4.04.

          SECTION 15.  Non-U.K. U.S. Borrowers Guaranty.

          15.01 THE NON-U.K. U.S. BORROWERS GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Non-U.K. U.S. Borrower from the proceeds of the Loans and the issuance of the Letters of Credit, each Non-U.K. U.S. Borrower hereby agrees with the Banks as follows: each Non-U.K. U.S. Borrower hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the U.K. Guaranteed Obligations to the Guaranteed Creditors. If any or all of the U.K. Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, each Non-U.K. U.S. Borrower unconditionally and jointly and severally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the U.K. Guaranteed Obligations. This Non-U.K. U.S. Borrowers Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in a reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the U.K. Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the U.K. Borrowers), then and in such event each Non-U.K. U.S. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Non-U.K. U.S. Borrower, notwithstanding any revocation of this Non-U.K. U.S. Borrowers Guaranty or any other instrument evidencing any liability of the U.K. Borrowers, and each Non-U.K. U.S. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          15.02 BANKRUPTCY. Additionally, each Non-U.K. U.S. Borrower, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all of the U.K. Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the U.K. Borrowers upon the occurrence of any of the events specified in Section 10.05, and


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

unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          15.03 NATURE OF LIABILITY. The liability of each Non-U.K. U.S. Borrower hereunder is exclusive and independent of any security for or other guaranty of the U.K. Guaranteed Obligations whether executed by such Non-U.K. U.S. Borrower, any other guarantor or by any other party, and the liability of each Non-U.K. U.S. Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by the U.K. Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.K. Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the U.K. Borrowers, or (e) any payment made to the Guaranteed Creditors on the U.K. Guaranteed Obligations which any such Guaranteed Creditor repays to the U.K. Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Non-U.K. U.S. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          15.04 INDEPENDENT OBLIGATION. No invalidity, irregularity or unenforceability of all or any part of the U.K. Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Non-U.K. U.S. Borrowers Guaranty, and this Non-U.K. U.S. Borrowers Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the U.K. Guaranteed Obligations. The obligations of each Non-U.K. U.S. Borrower hereunder are independent of the obligations of any other guarantor, any other party or any U.K. Borrower, and a separate action or actions may be brought and prosecuted against each Non-U.K. U.S. Borrower whether or not action is brought against any other guarantor, any other party or the U.K. Borrowers and whether or not any other guarantor, any other party or the U.K. Borrowers be joined in any such action or actions. Each Non-U.K. U.S. Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the U.K. Borrowers or other circumstance which operates to toll any statute of limitations as to the U.K. Borrowers shall operate to toll the statute of limitations as to each Non-U.K. U.S. Borrower.

          15.05 AUTHORIZATION. Each Non-U.K. U.S. Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the U.K. Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Non-U.K. U.S. Borrowers Guaranty made shall apply to the U.K. Guaranteed Obligations as so changed, extended, renewed or altered;


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

          (b) take and hold security for the payment of the U.K. Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the U.K. Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any U.K. Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the U.K. Borrowers or other obligors;

          (e) settle or compromise any of the U.K. Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any U.K. Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the U.K. Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the U.K. Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Non-U.K. U.S. Borrower from its liabilities under this Non-U.K. U.S. Borrowers Guaranty.

          15.06 RELIANCE. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the U.K. Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any U.K. Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          15.07 SUBORDINATION. Any of the indebtedness of the U.K. Borrowers now or hereafter owing to any Non-U.K. U.S. Borrower is hereby subordinated to the U.K. Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the U.K. Borrowers to any Non-U.K. U.S. Borrower shall be collected, enforced and received by such Non-U.K. U.S. Borrower for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the U.K. Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Non-U.K. U.S. Borrower under the other provisions of this Non-U.K. U.S. Borrowers Guaranty.


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

Prior to the transfer by any Non-U.K. U.S. Borrower of any note or negotiable instrument evidencing any of the indebtedness of any U.K. Borrower to such Non-U.K. U.S. Borrower, such Non-U.K. U.S. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Non-U.K. U.S. Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Non-U.K. U.S. Borrowers Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all U.K. Guaranteed Obligations have been irrevocably paid in full in cash.

          15.08 WAIVER. (a) Each Non-U.K. U.S. Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any U.K. Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any U.K. Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Non-U.K. U.S. Borrower waives any defense based on or arising out of any defense of any U.K. Borrower, any other guarantor or any other party, other than payment in full of the U.K. Guaranteed Obligations, based on or arising out of the disability of any U.K. Borrower, any other guarantor or any other party, or the unenforceability of the U.K. Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the U.K. Borrowers other than payment in full of the U.K. Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any U.K. Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Non-U.K. U.S. Borrower hereunder except to the extent the U.K. Guaranteed Obligations have been paid. Each Non-U.K. U.S. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Non-U.K. U.S. Borrower against any U.K. Borrowers or any other party or any security.

          (b) Each Non-U.K. U.S. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional U.K. Guaranteed Obligations. Each Non-U.K. U.S. Borrower assumes all responsibility for being and keeping itself informed of the U.K. Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.K. Guaranteed Obligations and the nature, scope and extent of the risks which such Non-U.K. U.S. Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Non-U.K. U.S. Borrower of information known to them regarding such circumstances or risks.


          (c) Until such time as the U.K. Guaranteed Obligations have been paid in full in cash or Cash Equivalents, each Non-U.K. U.S. Borrower hereby waives all rights of


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

subrogation which it may at any time otherwise have as a result of this Non-U.K. U.S. Borrowers Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the U.K. Guaranteed Creditors against any U.K. Borrower or any other guarantor of the U.K. Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any U.K. Borrower or any other guarantor which it may at any time otherwise have as a result of this Non-U.K. U.S. Borrowers Guaranty.

          15.09 PAYMENT. All payments made by any Non-U.K. U.S. Borrower pursuant to this Section 15 shall be made in the respective Applicable Currency in which the U.K. Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.15, to any conversion occurring pursuant thereto). All payments made by any Non-U.K. U.S. Borrower pursuant to this Section 15 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 4.04.

          SECTION 16.  Domestic U.K. Borrowers Guaranty.

          16.01 THE DOMESTIC U.K. BORROWERS GUARANTY. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by each Domestic U.K. Borrower from the proceeds of the Loans and the issuance of the Letters of Credit, each Domestic U.K. Borrower hereby agrees with the Banks as follows: each Domestic U.K. Borrower hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the U.S. Guaranteed Obligations to the Guaranteed Creditors. If any or all of the U.S. Guaranteed Obligations to the Guaranteed Creditors becomes due and payable hereunder, each Domestic U.K. Borrower unconditionally and jointly and severally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the U.S. Guaranteed Obligations. This Domestic U.K. Borrowers Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in a reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the U.S. Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the U.S. Borrowers), then and in such event each Domestic U.K. Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Domestic U.K. Borrower, notwithstanding any revocation of this Domestic U.K. Borrowers Guaranty or any other instrument evidencing any liability of the U.S. Borrowers, and each Domestic U.K. Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          16.02 BANKRUPTCY. Additionally, each Domestic U.K. Borrower, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all of the U.S.


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

Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the U.S. Borrowers upon the occurrence of any of the events specified in
Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

          16.03 NATURE OF LIABILITY. The liability of each Domestic U.K. Borrower hereunder is exclusive and independent of any security for or other guaranty of the U.S. Guaranteed Obligations whether executed by such Domestic U.K. Borrower, any other guarantor or by any other party, and the liability of each Domestic U.K. Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by the U.S. Borrowers or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the U.S. Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the U.S. Borrowers, or (e) any payment made to the Guaranteed Creditors on the U.S. Guaranteed Obligations which any such Guaranteed Creditor repays to the U.S. Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Domestic U.K. Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          16.04 INDEPENDENT OBLIGATION. No invalidity, irregularity or unenforceability of all or any part of the U.S. Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Domestic U.K. Borrowers Guaranty, and this Domestic U.K. Borrowers Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the U.S. Guaranteed Obligations. The obligations of each Domestic U.K. Borrower hereunder are independent of the obligations of any other guarantor, any other party or any U.S. Borrower, and a separate action or actions may be brought and prosecuted against each U.S. Borrower whether or not action is brought against any other guarantor, any other party or the U.S. Borrowers and whether or not any other guarantor, any other party or the U.S. Borrowers be joined in any such action or actions. Each Domestic U.K. Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the U.S. Borrowers or other circumstance which operates to toll any statute of limitations as to the U.S. Borrowers shall operate to toll the statute of limitations as to each Domestic U.K. Borrower.

          16.05 AUTHORIZATION. Each Domestic U.K. Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the U.S. Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Domestic U.K.

Borrowers Guaranty made shall apply to the U.S. Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) take and hold security for the payment of the U.S. Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the U.S. Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against any U.S. Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the U.S. Borrowers or other obligors;

          (e) settle or compromise any of the U.S. Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any U.S. Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the U.S. Borrowers to the Guaranteed Creditors regardless of what liability or liabilities of the U.S. Borrowers remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

          (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of any Domestic U.K. Borrower from its liabilities under this Domestic U.K. Borrowers Guaranty.

          16.06 RELIANCE. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the U.S. Borrowers or the officers, directors, partners or agents acting or purporting to act on their behalf, and any U.S. Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          16.07 SUBORDINATION. Any of the indebtedness of the U.S. Borrowers now or hereafter owing to any Domestic U.K. Borrower is hereby subordinated to the U.S. Guaranteed Obligations owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the U.S. Borrowers to any Domestic U.K. Borrower shall be collected, enforced and received by such Domestic U.K. Borrower for the benefit of the Guaranteed Creditors and be paid over to the Administrative

Agent on behalf of the Guaranteed Creditors on account of the U.S. Guaranteed Obligations to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Domestic U.K. Borrower under the other provisions of this Domestic U.K. Borrowers Guaranty. Prior to the transfer by any Domestic U.K. Borrower of any note or negotiable instrument evidencing any of the indebtedness of any U.S. Borrower to such Domestic U.K. Borrower, such Domestic U.K. Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Domestic U.K. Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Domestic U.K. Borrowers Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all U.S. guaranteed Obligations have been irrevocably paid in full in cash.

          16.08 WAIVER. (a) Each Domestic U.K. Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any U.S. Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any U.S. Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Domestic U.K. Borrower waives any defense based on or arising out of any defense of any U.S. Borrower, any other guarantor or any other party, other than payment in full of the U.S. Guaranteed Obligations, based on or arising out of the disability of any U.S. Borrower, any other guarantor or any other party, or the unenforceability of the U.S. Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the U.S. Borrowers other than payment in full of the U.S. Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any U.S. Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Domestic U.K. Borrower hereunder except to the extent the U.S. Guaranteed Obligations have been paid. Each Domestic U.K. Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Domestic U.K. Borrower against any U.S. Borrowers or any other party or any security.

          (b) Each Domestic U.K. Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional U.S. Guaranteed Obligations. Each Domestic U.K. Borrower assumes all responsibility for being and keeping itself informed of the U.S. Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the U.S. Guaranteed Obligations and the nature, scope and extent of the risks which such Domestic U.K. Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Domestic U.K. Borrower of information known to them regarding such circumstances or risks.

          (c) Until such time as the U.S. Guaranteed Obligations have been paid in full in cash or Cash Equivalents, each Domestic U.K. Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Domestic U.K. Borrowers Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the U.S. Guaranteed Creditors against any U.S. Borrower or any other guarantor of the U.S. Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any U.S. Borrower or any other guarantor which it may at any time otherwise have as a result of this Domestic U.K.Borrowers Guaranty.

          16.09 PAYMENT. All payments made by any Domestic U.K. Borrower pursuant to this Section 16 shall be made in Dollars. All payments made by any Domestic U.K. Borrower pursuant to this Section 16 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Section 4.04.

          SECTION 17.  NATURE OF BORROWERS' OBLIGATIONS.

          17.01. NATURE OF OBLIGATIONS. Notwithstanding anything to the contrary contained elsewhere in this Agreement, it is understood and agreed by the various parties to this Agreement that (i) all Obligations to repay principal of, interest on, and all other amounts with respect to, outstanding U.S. Borrowers' Revolving Loans, U.S. Borrowers' Swingline Loans and U.S. Letter of Credit Outstandings (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related Commitments and/or Non-U.K. Sub-Commitments) shall constitute the joint and several obligations of all of the U.S. Borrowers and (ii) all Obligations to repay principal of, interest on, and all other amounts with respect to, any outstanding U.K. Borrowers' Revolving Loans, U.K. Borrowers' Swingline Loans and U.K. Letter of Credit Outstandings (including, without limitation, all fees, indemnities, taxes and other Obligations in connection therewith or in connection with the related U.K. Sub-Commitments) shall constitute the joint and several obligations of all of the U.K. Borrowers. In addition to the direct obligations of the respective Borrowers with respect to Obligations as described above, (x) all of the Obligations referred to in clause (i) above shall be shall be guaranteed pursuant to, and in accordance with the terms of, the Parent Guaranty, the Domestic U.K. Borrowers Guaranty and the Non-Borrower U.S. Subsidiaries Guaranty and (y) all of the Obligations referred to in clause (ii) above shall be shall be guaranteed pursuant to, and in accordance with the terms of, the Parent Guaranty, the Non-U.K. U.S. Borrowers Guaranty, the Non-Borrower U.S. Subsidiaries Guaranty and, after the execution and delivery thereof, the Non-Borrower U.K. Subsidiaries Guaranty. As used herein, the term "Co-Borrowers" means, with respect to any of the Obligations as described in clauses (i) and (ii) of the first sentence of this Section 17.01 (collectively, "Co-Borrower Obligations"), the respective Persons which are jointly and severally obligated as the respective Borrower of such Sub-Tranche. Each Borrower and each Co-Borrower acknowledges and agrees that it is receiving direct benefits as a result of the extensions of credit to them hereunder, and that the Banks may proceed against any or all the respective Co-Borrowers (or the respective Borrower) with respect to any Co-Borrower Obligations hereunder for the payment in full thereof.

          17.02. INDEPENDENT OBLIGATION. With respect to Co-Borrower Obligations, the obligations of each Co-Borrower with respect thereto are independent of the obligations of the other Co-Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against each Co-Borrower, whether or not the other Co-Borrower or any other guarantor is joined in any such action or actions. Each Co-Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Co-Borrower or other circumstance which operates to toll any statute of limitations as to such Co-Borrower shall, to the fullest extent permitted by law, operate to toll the statute of limitations as to each Co-Borrower.

          17.03. AUTHORIZATION. With respect to the Co-Borrower Obligations, each of the respective Co-Borrowers authorizes the Agents, the Collateral Agent and the Banks without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to: (a) exercise or refrain from exercising any rights against any other Co-Borrower or any guarantor or others or otherwise act or refrain from acting; (b) release or substitute any other Co-Borrower, endorsers, guarantors or other obligors; (c) settle or compromise any of the Obligations of any other Co-Borrower or any other Credit Party, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Co-Borrower to its creditors other than the Banks; (d) apply any sums paid by any other Co-Borrower or any other Person, howsoever realized to any liability or liabilities of such Co-Borrower or other Person regardless of what liability or liabilities of such Co-Borrower or other Person remain unpaid; and/or (e) consent to or waive any breach of, or act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise, by any other Co-Borrower or any other Person.

          17.04. RELIANCE. It is not necessary for any Agent or any other Bank to inquire into the capacity or powers of any Co-Borrower or any of its Subsidiaries or the officers, directors, partners or agent acting or purporting to act on its behalf, and any Obligations made or created in reliance upon the professed exercise of such powers shall constitute the obligations of the respective Borrower (or Co-Borrowers) hereunder.

          17.05. CONTRIBUTION; SUBROGATION. No Co-Borrower shall have any rights of contribution or subrogation with respect to any other Co-Borrower as a result of payments made by it hereunder, in each case unless and until all Obligations have been repaid in full.

          17.06. WAIVER. Each Co-Borrower waives any right to require any Agent, the Collateral Agent or the Banks to (i) proceed against any other Co-Borrower, any guarantor or any other party, (ii) proceed against or exhaust any security held from other Co-Borrower, any guarantor or any other party or
(iii) pursue any other remedy in any Agent's, the Collateral Agent's or the Banks' power whatsoever. Each Co-Borrower waives any defense based on or arising out of any defense of any other Co-Borrower, any guarantor or any other party other than payment in full in cash of the respective Obligations, including, without limitation, any defense based on or arising out of the disability of any other Co-Borrower, any guarantor or any other party, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Co-Borrower, in each case other than as a result of the payment in full in cash of the respective Obligations. The Agents, the Collateral Agent and the Banks may, at their election, foreclose on any security held by any Agent, the Collateral Agent or the Secured Creditors by one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy any Agent, the Collateral Agent and the Banks may have against any Co-Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Co-Borrower hereunder except to the extent the respective Obligations have been paid in full in cash. Each Co-Borrower waives, to the fullest extent permitted by law, any defense arising out of any such election by any Agent, the Collateral Agent and the Banks even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Co-Borrower against any other Co-Borrower or any other guarantor or party or any security.


                               *          *          *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

3 East 54th Street                      BIG FLOWER HOLDINGS, INC.,

17th Floor                                as a Guarantor
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
Attention:  Secretary                       Title:

3 East 54th Street                      BIG FLOWER PRESS HOLDINGS,
17th Floor                                INC., as a Guarantor
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
Attention:  Secretary                        Title:

3 East 54th Street                      TREASURE CHEST,
17th Floor                              ADVERTISING COMPANY, INC.,
New York, NY  10022                       as a Borrower and a Guarantor
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
Attention:  Secretary                        Title:

3 East 54th Street                      WEBCRAFT, INC.,
17th Floor                                as a Borrower and a Guarantor
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
Attention:  Secretary                        Title:

3 East 54th Street                      BIG FLOWER DIGITAL
17th Floor                              SERVICES, INC.,
New York, NY  10022                       as a Borrower and a Guarantor
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
Attention:  Secretary                        Title:

3 East 54th Street                      BIG FLOWER LIMITED,

17th Floor                                as a Borrower
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
Attention:  Secretary                        Title:

3 East 54th Street                      OLWEN DIRECT MAIL LIMITED,
17th Floor                               as a Borrower
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
 Attention:  Secretary                       Title:

3 East 54th Street                      TROYPEAK LIMITED,
17th Floor                               as a Borrower
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By________________________________
Attention:  Secretary                        Title:

3 East 54th Street                      PISMO LIMITED,
17th Floor                               as a Borrower
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By_______________________________
Attention:  Secretary                        Title:

3 East 54th Street                      BIG FLOWER DIGITAL SERVICES
17th Floor                               LIMITED, as a Borrower
New York, NY  10022
Tel: (212) 521-1621
Fax: (212) 521-1640                     By_______________________________
Attention:  Secretary                        Title:

3 East 54th Street                      BROADCAST SYSTEMS
17th Floor                              SOFTWARE LIMITED,
New York, NY  10022                       as a Borrower
Tel: (212) 521-1621
Fax: (212) 521-1640                     By_________________________________
Attention:  Secretary                        Title:

                                        BANKERS TRUST COMPANY,
                                          Individually and as
One Bankers Trust Plaza                   Administrative Agent
130 Liberty Street
New York, NY  10006
Tel: (212) 250-2500                     By_________________________________
Fax: (212) 250-7218                         Title:
Attention: Gregory Shefrin

                                        CREDIT SUISSE FIRST BOSTON,
                                           Individually

11 Madison Avenue
New York, NY  10010
Tel:  (212) 325-9157                    By_______________________________
Fax:  (212) 325-8309                        Title:
Attention:  Chris T. Horgan
                                        By_______________________________

                                            Title:

                                        CREDIT SUISSE FIRST BOSTON,

                                          as Documentation Agent


                                        By____________________________
                                          Title:

                                        By____________________________
                                          Title:

                                        ABN

                                        AMRO BANK N.V.,
                                          NEW YORK BRANCH


                                        By____________________________
                                          Title:


                                        By____________________________
                                          Title:


                                        BANK OF AMERICA NT & SA

                                        By____________________________
                                          Title:


                                        By____________________________
                                          Title:


                                        BANKBOSTON, N.A.

                                        By____________________________
                                          Title:


                                        BANK OF MONTREAL

                                        By____________________________
                                          Title:


                                        THE BANK OF NEW YORK

                                        By____________________________
                                          Title:


                                        BANQUE PARIBAS

                                        By____________________________
                                          Title:

                                        CORESTATES BANK, N.A.

                                        By____________________________
                                          Title:


                                        CAISSE NATIONALE DE CREDIT AGRICOLE

                                        By____________________________
                                          Title:


                                        CITY NATIONAL BANK

                                        By____________________________
                                          Title:


                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        By____________________________
                                          Title:


                                        DAI-ICHI KANGYO BANK, LIMITED

                                        By____________________________
                                          Title:


                                        DRESDNER BANK AG, NEW YORK
                                          AND GRAND CAYMAN BRANCHES

                                        By____________________________
                                          Title:

                                        By____________________________
                                          Title:


                                        THE FUJI BANK, LIMITED
                                          NEW YORK BRANCH

                                        By____________________________
                                          Title:


                                        GIROCREDIT BANK AG DER
                                          SPARKASSEN, GRAND
                                          CAYMAN ISLAND BRANCH

                                        By____________________________
                                          Title:

                                        By____________________________
                                          Title:


                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                        By____________________________
                                          Title:


                                        THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                                          NEW YORK BRANCH

                                        By____________________________
                                          Title:


                                        NATIONSBANK, N.A.

                                        By____________________________
                                          Title:

                                        SUMITOMO BANK OF CALIFORNIA

                                        By____________________________
                                          Title:


                                        THE TOKAI BANK, LIMITED

                                        By____________________________
                                          Title:


                                        UNION BANK OF CALIFORNIA, N.A.

                                        By____________________________
                                          Title:


                                        THE YASUDA TRUST & BANKING CO.,
                                          LTD.,NY BRANCH

                                        By____________________________
                                          Title:


                                        THE IMPERIAL BANK OF JAPAN,

                                        By____________________________
                                          Title:

                                        CREDIT AGRICOLE INDOSUEZ

                                        By____________________________
                                          Title:

                                        FIRST UNION NATIONAL BANK


                                        By____________________________
                                          Title: